      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 6, 1999

                                                      REGISTRATION NO. 333-70363
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           --------------------------

                               AMENDMENT NO. 3 TO


                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------

                              DECRANE HOLDINGS CO.
             (Exact name of registrant as specified in its charter)

           DELAWARE                          3728                  13-4019703
 (State or Other Jurisdiction    (Primary Standard Industrial   (I.R.S. Employer
              of                   Classification Code No.)      Identification
Incorporation or Organization)                                        No.)

                   C/O DLJ MERCHANT BANKING PARTNERS II, L.P.
                                277 PARK AVENUE
                            NEW YORK, NEW YORK 10172
                                 (212) 892-3000
              (Address, including Zip Code, and Telephone Number,
       Including Area Code, of Registrant's Principal Executive Offices)

                                 THOMPSON DEAN
                      Chairman of the Board and President
                              DECRANE HOLDINGS CO.
                                277 Park Avenue
                            New York, New York 10172
                                 (212) 892-3000

           (Name, Address, including Zip Code, and Telephone Number,
                   including Area Code, of Agent for Service)
                           --------------------------

                                   COPIES TO:
                           STEPHEN A. SILVERMAN, ESQ.
                            JAMES BRYCE CLARK, ESQ.
                             SPOLIN & SILVERMAN LLP
                       100 Wilshire Boulevard, Suite 940
                         Santa Monica, California 90401
                                 (310) 576-1221
                           --------------------------
        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
   FROM TIME TO TIME AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.
                           --------------------------
    If any of the securities being registered on this form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. /X/
    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                           --------------------------

                        CALCULATION OF REGISTRATION FEE


                                                             PROPOSED MAXIMUM    PROPOSED MAXIMUM       AMOUNT OF
                                           AMOUNT TO BE       OFFERING PRICE        AGGREGATE          REGISTRATION
 TITLE OF SECURITIES TO BE REGISTERED       REGISTERED         PER SHARE(1)     OFFERING PRICE(1)         FEE(1)
Warrants to purchase common stock.....   100,000 warrants         $23.00            $3,565,000          $1,023.15
Common Stock, par value $0.01.........         (2)


(1) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457; fee previously paid.


(2) 155,000 shares of common stock of DeCrane Holdings are issuable initially upon exercise of the warrants registered hereunder, at the exercise rate of
    1.55 shares per warrant. An indeterminate number of shares of common stock as may be issuable upon exercise of the warrants are registered hereunder, including such shares as may be issuable pursuant to the adjustments described herein under "Description of Warrants." Any additional common stock issuable upon such adjustments will be issued for no additional consideration.

                           --------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8 OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8, MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

PROSPECTUS                              SUBJECT TO COMPLETION, DATED MAY 6, 1999


THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

   [LOGO]
           DeCrane Holdings Co.

                    COMMON STOCK, PAR VALUE $0.01 PER SHARE
                       WARRANTS TO PURCHASE COMMON STOCK

    This prospectus relates to the resale of 100,000 warrants each to purchase
1.55 shares of common stock, par value $0.01 per share of DeCrane Holdings Co., and the shares issued upon the exercise of warrants, held by certain holders named herein or in an accompanying supplement to this prospectus. All of the offered securities are being sold by such persons or entities and we will not receive any proceeds received therefrom, other than upon exercise of warrants. The warrants were issued, and shares issued upon the exercise of warrants by persons other than exercising warrantholders have been or will be issued, pursuant to an exemption from the registration requirements of the Securities Act of 1933. The offered securities are being registered by us pursuant to registration rights granted in connection with the issuance in October, 1998 of the warrants, which were paired in units with the 12% Series A Senior Subordinated Notes of DeCrane Aircraft Holdings, Inc. when originally issued. The warrants may trade separately from the notes on and after the effective date of the registration statement of which this prospectus is a part.

    The offered securities may be offered by the holders from time to time in transactions in the over-the-counter market, in privately negotiated transactions, in underwritten offerings or by a combination of such methods of sale, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The warrantholders may effect such transactions by selling the warrants to or through broker-dealers and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the holders or the purchasers of the offered securities for whom such broker-dealers may act as agent or to whom they sell as principal or both. The foregoing compensation to a particular broker-dealer might be in excess of customary commissions. If required, the names of any such broker-dealers and the applicable compensation, if any, will be set forth in an accompanying supplement to this prospectus.

    Selling holders, and any broker-dealers or agents that participate with the holders in the distribution of the offered securities, may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any commissions received by them and any profit on the resale of the offered securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

    The information in this prospectus is not yet complete and may be amended. We have filed a registration statement regarding these securities with the Securities and Exchange Commission. You may not sell or accept offers to buy before the registration statement becomes effective. This prospectus is not an offer to sell, or the solicitation of an offer to buy. We will not participate in any sale of these securities in any state in which offer, solicitation or sale would be unlawful before registering or qualifying under the securities laws of that state.


    SEE "RISK FACTORS" BEGINNING ON PAGE 9 FOR A DISCUSSION OF RISK FACTORS THAT YOU SHOULD CONSIDER BEFORE INVESTING IN THE OFFERED SECURITIES.


                            ------------------------


    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                  The date of this prospectus is       , 1999

                                EXPLANATORY NOTE

    This prospectus relates to the resale of 100,000 warrants each to purchase
1.55 shares of common stock, par value $0.01 per share of DeCrane Holdings Co. by holders who are named in an accompanying supplement to this prospectus, and any stockholders of the shares received upon exercise of those warrants who may wish to sell their shares. This prospectus refers to the warrants and warrant shares, collectively, as offered securities. All of the warrants are being sold by such persons or entities and we will not receive any of the proceeds received therefrom, other than upon exercise of warrants. The warrants were issued, and shares issued upon the exercise of warrants by persons other than exercising warrantholders, have been or will be issued, pursuant to an exemption from the registration requirements of the Securities Act of 1933. The offered securities are being registered by us pursuant to registration rights granted in connection with the initial private placement of the warrants as part of the DLJ acquisition described herein.

    The offered securities may be offered by the warrantholders from time to time in transactions in the over-the-counter market, in privately negotiated transactions, in underwritten offerings or by a combination of such methods of sale, and may be offered at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The warrantholders may effect such transactions by selling the warrants to or through broker-dealers and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the warrantholders or the purchasers of the offered securities for whom such broker-dealers may act as agent or to whom they sell as principal or both. That compensation to a particular broker-dealer might be in excess of customary commissions. If required, the names of any such broker-dealers and the applicable compensation, if any, will be set forth in an accompanying supplement to this prospectus. See "Plan of Distribution."

    Any selling warrantholders and stockholders and any broker-dealers or agents that participate with those warrantholders and stockholders in the distribution of the offered securities may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any commissions received by them and any profit on the resale of the offered securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

    The information in this prospectus is not yet complete and may be amended. We have filed a registration statement regarding these securities with the Securities and Exchange Commission. You may not sell or accept offers to buy before the registration statement becomes effective. This prospectus is not an offer to sell, or the solicitation of an offer to buy. We will not participate in any sale of these securities in any state in which offer, solicitation or sale would be unlawful before registering or qualifying under the securities laws of that state.

                                    SUMMARY

    THE FOLLOWING SUMMARY CONTAINS BASIC INFORMATION ABOUT THIS OFFERING. IT LIKELY DOES NOT CONTAIN ALL THE INFORMATION THAT IS IMPORTANT TO YOU. TO FULLY UNDERSTAND THIS OFFERING, YOU SHOULD READ THE ENTIRE PROSPECTUS CAREFULLY, INCLUDING THE FINANCIAL STATEMENTS AND THEIR RELATED NOTES.


    THE SECURITIES REGISTERED BY THIS PROSPECTUS ARE EQUITY OBLIGATIONS ISSUED BY DECRANE HOLDINGS CO. DECRANE HOLDINGS CO. IS A HOLDING COMPANY AND DOES NOT HAVE ANY MATERIAL OPERATIONS OR ASSETS OTHER THAN ITS OWNERSHIP OF THE CAPITAL STOCK OF DECRANE AIRCRAFT HOLDINGS, INC. EXCEPT WHERE WE INDICATE OTHERWISE, THIS PROSPECTUS PRESENTS ALL INFORMATION ON A "PRO FORMA" BASIS, GIVING EFFECT TO ALL OF THE TRANSACTIONS REFERRED TO IN "UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL DATA," INCLUDING THE DLJ ACQUISITION OF DECRANE AIRCRAFT AND DECRANE AIRCRAFT'S ACQUISITIONS OF AVTECH CORPORATION, DETTMERS INDUSTRIES, INC., PATS, INC. AND PPI HOLDINGS, INC.


                                  OUR COMPANY

    We manufacture electronic components and other parts and systems, and provide systems integration services, for niche markets within the commercial, regional and high-end corporate aircraft industries. We believe that we are a leading provider of components within each niche market we serve. Since DeCrane Aircraft was founded in 1989, our strategy has been to combine complementary businesses with leading market positions. We generated revenues of $244.4 million, Adjusted EBITDA of $55.8 million and a loss before extraordinary item of $1.1 million for the twelve months ended December 31, 1998 on a pro forma basis. Adjusted EBITDA is defined in "Summary Pro Forma Consolidated Financial Data" herein.

    We seek to maximize our sales by emphasizing the complementary nature of our products and services. We manufacture:

    - electrical contacts,

    - connectors,

    - wire harness assemblies,

    - structural supports for connectors and harnesses,

    - auxiliary fuel tank systems, and auxiliary power systems for ground power;

    - dichroic liquid crystal displays,

    - cockpit audio and communications, lighting, and power and control devices for commercial aircraft, and

    - stereo systems, video monitors, passenger switches, cabin lighting, seating and climate controls for the high-end corporate aircraft market.

    Our systems integration services include design and engineering of aircraft electronic and other systems, certifications on behalf of the Federal Aviation Administration, the assembly of installation kits for various aircraft systems, and installation services. Smoke detection, fire suppression and in-flight entertainment systems for aircraft are among the systems for which we supply design, certification, assembly and/or installation services. We manufacture many of the components required to complete a systems integration project. We believe that our combination of strong component manufacturing and integration capabilities gives us a critical competitive advantage, which would be difficult for competitors to duplicate.

    By successfully combining and growing complementary businesses, we have achieved strong revenue growth. From 1994 to 1998, DeCrane Aircraft's revenues increased from $47.1 million to $150.5 million on a historical basis. That increase resulted in a compound annual growth rate of 33.7%. During the same period, DeCrane Aircraft's EBITDA increased from $5.2 million to $26.9 million on a historical basis, representing a combined annual growth rate of 50.8%, and its historical income before extraordinary items increased from a $1.8 million loss to $3.1 million in income. Since 1990, we have completed thirteen acquisitions, most recently Avtech Corporation and Dettmers Industries, Inc. in June 1998, PATS, Inc. in January 1999 and PPI Holdings, Inc. in April 1999.


                              RECENT DEVELOPMENTS


    Until August 1998, DeCrane Aircraft was a publicly-held company. In August 1998, holding companies organized by DLJ Merchant Banking Partners II, L.P. and affiliated funds and entities completed a successful tender offer for all shares of the common stock of DeCrane Aircraft. See "Recent Developments--The DLJ Acquisition." In January 1999, we acquired all of the stock of PATS, Inc., a manufacturer of auxiliary fuel tank systems and other products. See "Recent Developments-- PATS." In April 1999, we acquired all of the stock of PPI Holdings, Inc., a manufacturer of interior furniture components primarily for middle- and high-end corporate aircraft. See "Recent Developments--PPI."


                            ------------------------

    Our principal executive offices are located at 2361 Rosecrans Avenue, Suite 180, El Segundo, California 90245. Our telephone number is (310) 725-9123. Further information is available as noted under "Where You Can Get More Information" at the end of the "Business" section.

                                  COMMON STOCK


Common Stock....................  The holders of DeCrane Holdings common stock are entitled to one vote per share on all matters submitted for action by the
                                  shareholders. There is no provision for cumulative voting with respect to the election of directors. Holders of DeCrane Holdings common stock are entitled to share equally, share for share, if dividends are declared on common stock, whether payable in cash, property or securities of DeCrane Holdings. In the event of any voluntary or involuntary liquidation, dissolution or winding up of
                                  DeCrane Holdings, after payment has been made from the funds available therefore to the holders of preferred stock, if any, for the full amount to which they are entitled, the holders of common stock are entitled to share equally, share for share, in the assets available for distribution. See "Description of Capital Stock of
                                  DeCrane Holdings."

                                            THE WARRANTS

Warrants........................  100,000 warrants each of which will entitle the holder thereof to purchase 1.55 shares of DeCrane Holdings common stock. The total number of warrants represent 155,000 shares, which constitutes approximately 5% of the common stock of DeCrane Holdings on a fully diluted basis (assuming exercise of all outstanding warrants, including those held by affiliates of DLJ).

Exercise........................  Each warrant will entitle the holder thereof, to purchase 1.55 shares of common stock at an exercise price of $23.00 per share.
                                  The warrants are exercisable at any time prior to the expiration of the warrants, as set forth below. The exercise price and number of shares of common stock issuable upon exercise of the warrants will be subject to adjustment from time to time upon the occurrence of changes with respect to the common stock of DeCrane Holdings, including some types of distributions of shares of common stock, issuances of options or convertible securities, dividends and distributions and some changes in options and convertible
                                  securities of DeCrane Holdings. A warrant does not entitle the holder thereof to receive any dividends paid on shares of common stock.

Expiration......................  September 30, 2008.

Transfer Agent..................  The transfer agent and registrar for the offered securities is the
                                  Secretary of DeCrane Holdings. The transfer agent can be reached
                                  c/o DeCrane Aircraft Holdings, Inc., at (310) 725-9123.

Use of Proceeds.................  We will not receive any cash proceeds from sales of warrants or warrant shares. See "Use of Proceeds."

United States Tax Consequences..  You should review the information under "United States Tax
                                  Consequences" before you make an investment in the offered securities.

The Units.......................  The warrants were originally sold as "units," paired with the 12%
                                  Series A Senior Subordinated Notes of DeCrane Aircraft Holdings,
                                  Inc. The warrants may trade separately from the notes on and after the effective date of the registration statement of which this prospectus is a part.

                 SUMMARY PRO FORMA CONSOLIDATED FINANCIAL DATA

    The table below presents summary unaudited pro forma consolidated financial data for DeCrane Holdings. The summary unaudited pro forma financial data were derived from historical financial data and give pro forma effect to the transactions described in the unaudited pro forma consolidated financial statements included elsewhere in this prospectus. The pro forma financial data do not purport to represent what the actual results of operations or actual financial position would have been if such transactions had actually occurred on such dates or to project the future results of operations or financial position. The information in this table should be read in conjunction with "Recent Developments," "Unaudited Pro Forma Consolidated Financial Data," "Selected Consolidated Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the DeCrane Holdings consolidated financial statements and related notes included elsewhere in this prospectus.

                                                                                                     TWELVE MONTHS
                                                                                                         ENDED
                                                                                                     DECEMBER 31,
                                                                                                        1998(1)
                                                                                                     -------------
                                                                                                      (DOLLARS IN
                                                                                                      THOUSANDS)
PRO FORMA STATEMENT OF OPERATIONS DATA:
Revenues...........................................................................................   $   244,359
Gross profit (2)...................................................................................        78,952
Operating income...................................................................................        31,119
Provision for income taxes.........................................................................         3,089
Loss before extraordinary item.....................................................................        (1,142)
OTHER PRO FORMA FINANCIAL DATA:
Cash flows from operating activities...............................................................   $     5,486
Cash flows from investing activities...............................................................      (365,413)
Cash flows from financing activities...............................................................       361,280
EBITDA (3).........................................................................................        52,563
EBITDA margin (4)..................................................................................          21.5%
Adjusted EBITDA (5)................................................................................   $    55,756
Adjusted EBITDA margin (4).........................................................................          22.8%
Depreciation and amortization (6)..................................................................   $    16,996
Capital expenditures...............................................................................         6,693
Cash interest expense..............................................................................        27,120
Adjusted EBITDA to cash interest expense...........................................................           2.1x
Ratio of earnings to fixed charges (7).............................................................           1.1x
OTHER OPERATING DATA:
Bookings (8).......................................................................................   $   254,220
Backlog at end of period (9).......................................................................       130,931

                                                                                                         AS OF
                                                                                                     DECEMBER 31,
                                                                                                       1998 (1)
                                                                                                     -------------
                                                                                                      (DOLLARS IN
                                                                                                      THOUSANDS)
PRO FORMA BALANCE SHEET DATA:
Cash and cash equivalents..........................................................................   $     7,894
Working capital....................................................................................        63,565
Total assets.......................................................................................       448,569
Total debt (10)....................................................................................       275,515
Mandatorily redeemable preferred stock.............................................................        35,884
Stockholders' equity...............................................................................        73,985

    See accompanying notes to Summary Pro Forma Consolidated Financial Data.

NOTES TO SUMMARY PRO FORMA CONSOLIDATED FINANCIAL DATA


(1) Reflects the following as if each had occurred as of January 1, 1998: the Avtech, Dettmers, PATS and PPI acquisitions; the DLJ acquisition; and the initial offering.


(2) Net of $4.4 million of non-cash acquisition related charges to reflect cost of sales based on the fair value of inventory acquired in connection with the DLJ acquisition.

(3) EBITDA equals operating income plus depreciation, amortization and non-cash acquisition related charges described in Note 2 above. EBITDA is not a measure of performance or financial condition under generally accepted accounting principles. EBITDA is not intended to represent cash flow from operations and should not be considered as an alternative to income from operations or net income computed in accordance with generally accepted accounting principles, as an indicator of our operating performance, as an alternative to cash flow from operating activities or as a measure of liquidity. The funds depicted by EBITDA are not available for our discretionary use due to funding requirements for working capital, capital expenditures, debt service, income taxes and other commitments and contingencies. We believe that EBITDA is a standard measure of liquidity commonly reported and widely used by analysts, investors and other interested parties in the financial markets. However, not all companies calculate EBITDA using the same method and the EBITDA numbers set forth above may not be comparable to EBITDA reported by other companies.

(4) EBITDA margin is computed by dividing EBITDA by revenues. Adjusted EBITDA margin is computed by dividing Adjusted EBITDA by revenues.

(5) Adjusted EBITDA equals EBITDA plus the following nonrecurring charges:

                                                                                     TWELVE MONTHS
                                                                                         ENDED
                                                                                     DECEMBER 31,
                                                                                         1998
                                                                                     -------------
                                                                                      (DOLLARS IN
                                                                                      THOUSANDS)
EBITDA (See Note 3 above)..........................................................    $  52,563
Adjustment for nonrecurring charges:
  Workforce reductions.............................................................        2,430
  Engineering costs................................................................          350
  Reduction of corporate expenses..................................................          310
  Non-cash stock option compensation expense.......................................           73
  Expiration of employment contract for a former shareholder of a previously
    acquired company...............................................................           30
                                                                                     -------------
    Total adjustments..............................................................        3,193
                                                                                     -------------
Adjusted EBITDA....................................................................    $  55,756
                                                                                     -------------
                                                                                     -------------

(6) Reflects depreciation of plant and equipment and amortization of goodwill and other intangible assets. Excludes amortization of deferred financing costs and debt discounts, which is classified as a component of interest expense.

(7) For purposes of calculating the ratio of earnings to fixed charges, earnings represent net income before income taxes, minority interest in the income of majority-owned subsidiaries, extraordinary items and fixed charges. Fixed charges consist of:


    - interest, whether expensed or capitalized;



    - amortization of debt expense and discount relating to any indebtedness, whether expensed or capitalized; and



    - one-third of rental expense under operating leases which is considered to be a reasonable approximation of the interest portion of such expense.


(8) Bookings represent the total invoice value of purchase orders received during the period.

(9) Orders are generally subject to cancellation by the customer prior to shipment. The level of unfilled orders at any given date during the year will be materially affected by the timing of the Company's receipt of orders and the speed with which those orders are filled.

(10) Total debt is defined as long-term debt, including current portion, and short-term borrowings.

                 SUMMARY HISTORICAL CONSOLIDATED FINANCIAL DATA

    The table below presents summary historical consolidated financial data for DeCrane Holdings and its wholly-owned subsidiary, DeCrane Aircraft, for periods prior to the DLJ acquisition. The summary historical financial data for the four months ended December 31, 1998 were derived from the audited financial statements of DeCrane Holdings. The summary historical financial data for the years ended December 31, 1996 and 1997 and the eight months ended August 31, 1998 were derived from audited financial statements of DeCrane Aircraft (Predecessor). The information in this table should be read in conjunction with "Selected Consolidated Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the DeCrane Holdings consolidated financial statements and related notes included elsewhere in this prospectus.

                                                   (PREDECESSOR)
                              -------------------------------------------------------
                                                                             EIGHT
                                                                            MONTHS     FOUR MONTHS
                                       YEAR ENDED DECEMBER 31,               ENDED        ENDED
                              ------------------------------------------  AUGUST 31,    DECEMBER
                                1994       1995      1996(1)    1997(2)     1998(3)    31, 1998(3)
                              ---------  ---------  ---------  ---------  -----------  -----------
                                              (DOLLARS IN THOUSANDS)
STATEMENT OF OPERATIONS
  DATA:
Revenues....................  $  47,092  $  55,839  $  65,099  $ 108,903   $  90,077    $  60,356
Gross profit(4).............     10,685     12,376     15,707     28,656      29,976       17,617
Operating income............      1,760      1,835      4,251     11,995       9,278        4,195
Interest expense............      3,244      3,821      4,248      3,154       2,350        6,867
Provision for income taxes
  (benefit)(5)..............        613      1,078        712      3,344       2,892       (2,668)
Income (loss) before
  extraordinary item........     (2,429)    (3,446)      (817)     5,254       3,189         (339)
Extraordinary loss from debt
  refinancing(6)............       (264)        --         --     (2,078)         --       (2,229)
Net income (loss)...........     (2,693)    (3,446)      (817)     3,176       3,189       (2,568)

OTHER FINANCIAL DATA:
Cash flows from:
  Operating activities......  $  (2,322) $   1,457  $   2,958  $   4,641   $   3,014    $   1,008
  Investing activities......       (993)    (1,462)   (24,016)   (27,809)    (87,378)    (192,678)
  Financing activities......      3,028         41     21,051     22,957      89,871      189,268
EBITDA(7)...................      5,196      5,471      7,602     16,915      13,636       13,247
EBITDA margin(8)............       11.0%       9.8%      11.7%      15.5%       15.1%        21.9%
Depreciation and
  amortization(9)...........  $   3,436  $   3,636  $   3,351  $   4,920   $   4,358    $   4,604
Capital expenditures(10)....      1,016      1,203      5,821      3,842       1,745        1,813
Ratio of earnings to fixed
  charges(11)...............         --         --        1.0x       3.3x        3.0x          --

OTHER OPERATING DATA:
Bookings(12)................  $  47,896  $  50,785  $  81,914  $ 112,082   $  94,439    $  54,021
Backlog at end of
  period(13)................     24,493     19,761     44,433     49,005      84,184       75,388

                                                                                          AS OF
                                                                                        DECEMBER
                                                                                           31,
BALANCE SHEET DATA:                                                                     1998(14)
                                                                                       -----------
Cash and cash equivalents............................................................   $   3,518
Working capital......................................................................      46,227
Total assets.........................................................................     330,575
Total debt(15).......................................................................     186,765
Mandatorily redeemable preferred stock...............................................      35,884
Stockholders' equity.................................................................      61,879

   See accompanying notes to Summary Historical Consolidated Financial Data.

NOTES TO SUMMARY HISTORICAL CONSOLIDATED FINANCIAL DATA


(1) Includes the effect of: the acquisition of the remaining 25% minority interest in Cory Components beginning February 20, 1996, the date on which the transaction occurred; and the results of Aerospace Display Systems beginning September 18, 1996 and Elsinore Aerospace Services, Inc. and Elsinore Engineering, Inc. beginning December 5, 1996, the dates on which they were acquired.


(2) Includes the effect of the acquisition of Audio International beginning November 14, 1997, the date on which it was acquired.

(3) The results of operations of Avtech and Dettmers, which were acquired on June 26, 1998 and June 30, 1998, respectively, have been included in DeCrane Aircraft's results of operations for the periods subsequent to their acquisitions. The results of operations for the four months ended December 31, 1998 also reflect the DLJ acquisition.

(4) Net of $4.4 million of non-cash charges for the four months ended December 31, 1998 to reflect cost of sales based on the fair value of inventory acquired in connection with the DLJ acquisition.

(5) Prior to the acquisition of the remaining 25% minority interest in Cory Components in 1996, DeCrane Aircraft did not consolidate the earnings of Cory Components for tax purposes. As such, despite a consolidated pre-tax loss in each of the years, DeCrane Aircraft recorded a provision for income taxes up to the date of the acquisition in February 1996 which primarily relates to Cory Components.

(6) Represents:


    - the write-off, net of an income tax benefit, of deferred financing costs, unamortized original issue discounts, a prepayment penalty and other related expenses incurred as a result of the repayment of debt by the Company with the net proceeds from its initial public offering in April 1997; and



    - the write-offs, net of income tax benefit, of deferred financing costs as a result of the repayment of DeCrane Aircraft's existing indebtedness in connection with the DLJ acquisition and the refinancing of the bridge notes during the four months ended December 31, 1998.


(7) EBITDA equals operating income plus depreciation, amortization and non-cash acquisition related charges described in Note 4 above. EBITDA is not a measure of performance or financial condition under generally accepted accounting principles. EBITDA is not intended to represent cash flow from operations and should not be considered as an alternative to income from operations or net income computed in accordance with generally accepted accounting principles, as an indicator of our operating performance, as an alternative to cash flow from operating activities or as a measure of liquidity. The funds depicted by EBITDA are not available for our discretionary use due to funding requirements for working capital, capital expenditures, debt service, income taxes and other commitments and contingencies. We believe that EBITDA is a standard measure of liquidity commonly reported and widely used by analysts, investors and other interested parties in the financial markets. However, not all companies calculate EBITDA using the same method and the EBITDA numbers set forth above may not be comparable to EBITDA reported by other companies.

(8) EBITDA margin is computed by dividing EBITDA by revenues.

(9) Reflects depreciation and amortization of plant and equipment and goodwill and other intangible assets. Excludes amortization of deferred financing costs and debt discounts which is classified as a component of interest expense.

(10) Includes $4.4 million for the year ended December 31, 1996 related to the acquisition of a manufacturing facility.

(11) For purposes of calculating the ratio of earnings to fixed charges, earnings represent net income before income taxes, minority interest in the income of majority-owned subsidiaries, extraordinary items and fixed charges. Fixed charges consist of:


    - interest, whether expensed or capitalized;



    - amortization of debt expense and discount relating to any indebtedness, whether expensed or capitalized; and



    - one-third of rental expense under operating leases which is considered to be a reasonable approximation of the interest portion of such expense.


        There was a deficiency of earnings to fixed charges for the years ended December 31, 1994 and 1995 and the four months ended December 31, 1998 of $1.8 million, $2.3 million and $2.9 million, respectively.

(12) Bookings represent the total invoice value of purchase orders received during the period.

(13) Orders are generally subject to cancellation by the customer prior to shipment. The level of unfilled orders at any given date during the year will be materially affected by the timing of the receipt of orders and the speed with which those orders are filled.

(14) Reflects the DLJ acquisition.

(15) Total debt is defined as long-term debt, including current portion, and short-term borrowings.

                                  RISK FACTORS

    YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING INFORMATION AS PART OF YOUR EVALUATION OF OUR COMPANY AND ITS BUSINESS BEFORE MAKING AN INVESTMENT IN THE OFFERED SECURITIES.

               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

    Some of the statements in this prospectus discuss future expectations, beliefs or strategies, projections or other "forward-looking" information. These statements are subject to known and unknown risks. Many factors could cause actual company results, performance or achievements, or industry results, to be materially different from the projections expressed or implied by this prospectus. Some of those risks are specifically described below, but we are also vulnerable to a variety of elements that affect many businesses, such as:

    - fuel prices and general economic conditions that affect demand for aircraft and air travel, which in turn affect demand for our products and services;

    - changes in prevailing interest rates and the availability of financing to fund our plans for continued growth;

    - inflation, and other general changes in costs of goods and services;

    - liability and other claims asserted against us;

    - the ability to attract and retain qualified personnel;

    - labor disturbances; and

    - changes in operating strategy, or our acquisition and capital expenditure plans.

We cannot predict any of the foregoing with certainty, so our forward-looking statements are not necessarily accurate predictions. Also, we are not obligated to update any of these statements, to reflect actual results or report later developments. You should not rely on our forward-looking statements as if they were certainties.

SUBSTANTIAL LEVERAGE--OUR SUBSTANTIAL LEVELS OF DEBT COULD ADVERSELY AFFECT OUR
  FINANCIAL HEALTH AND PREVENT US FROM FULFILLING OUR OBLIGATIONS UNDER THE
  NOTES.

    We incurred significant debt as part of the DLJ acquisition transaction. As of December 31, 1998, on a pro forma basis, we would have had total consolidated indebtedness of approximately $275.5 million, and would have available $25.9 million of additional revolving borrowings under the DeCrane Aircraft bank credit facility. In order to borrow those funds, we will have to satisfy funding conditions of the kind usually imposed in similar agreements. The bank credit facility, and the indenture under which DeCrane Aircraft's senior subordinated notes are issued, each also permit us to incur significant amounts of additional debt, and to secure that debt with some of our assets.

    The amount of debt we carry could have important consequences:

    - It may limit the cash flow available for general corporate purposes, and acquisitions. Interest payments for 1998 would have been $27.1 million on a pro forma basis. The principal payments on long term debt scheduled to occur during 1999 will be $2.0 million, assuming that the PPI acquisition is completed.

    - It may limit our ability to obtain additional debt financing in the future for working capital, capital expenditures or acquisitions.

    - It may limit our flexibility in reacting to competitive and other changes in the industry and economic conditions generally.

    - It may expose us to increased interest expenses, when interest rates fluctuate, because some of our borrowing may be, and in recent years most of it has been, at variable "floating" rates.

    - Restrictions in our debt agreements may cause us not to respond to changes in our markets or exploit business opportunities. The indenture for DeCrane Aircraft's notes and its bank credit facility each impose various contractual restrictions on our operations and businesses. The bank credit facility contains additional restrictions, and requires that we satisfy several tests of financial condition. Our ability to do so can be affected by events beyond our control, and we cannot assure you that we will meet those tests. Our failure to do so could result in a default under the bank credit facility or the notes.

ADDITIONAL BORROWINGS--DESPITE CURRENT INDEBTEDNESS LEVELS, WE MAY STILL BE ABLE
  TO INCUR SUBSTANTIALLY MORE DEBT. THIS COULD INTENSIFY THE RISKS DESCRIBED ABOVE.

    DeCrane Aircraft and its subsidiaries may be able to incur substantial additional indebtedness in the future under the terms of its debt agreements. If new debt is added to our current debt levels, the related risks that we now face could intensify.


POTENTIAL INABILITY TO SERVICE DEBT--WE WILL REQUIRE A SIGNIFICANT AMOUNT OF
  CASH TO SERVICE DEBT. OUR ABILITY TO GENERATE CASH DEPENDS ON CASH FLOWS FROM OUR SUBSIDIARIES, AND MANY FACTORS BEYOND OUR CONTROL.


    We conduct all of our operations through subsidiaries. DeCrane Holdings has no material operations or assets other than the capital stock of DeCrane Aircraft. State law may also limit the amount of the dividends that our subsidiaries are permitted to pay to DeCrane Aircraft or that DeCrane Aircraft is permitted to pay to DeCrane Holdings.


    Our ability to satisfy our debt obligations, including these notes, and to fund planned capital expenditures will depend on our ability to generate cash in the future. This, to an extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control.


    We anticipate that our operating cash flow, together with borrowings under our bank credit facility, will be sufficient to meet our anticipated future operating and capital expenditures and debt payments as they become due for the next three years. However, if our cash flow is lower than we expect, we might be forced to reduce or delay acquisitions or capital expenditures, sell assets or reduce operating expenses, in order to make all required debt service payments. For example, a reduction in our operating expenses might reduce important efforts such as selling and marketing programs, management information system upgrades and new product development.


    On a pro forma basis, we would have had a $1.1 million loss before extraordinary item for the twelve months ended December 31, 1998. In the past, our acquisitions resulted in increased interest and amortization expenses. As a result DeCrane Aircraft incurred historical net losses in each year from our inception through 1996, despite positive operating income. The first historical net profit reported by DeCrane Aircraft occurred in 1997, in part because of the repayment of a significant part of its outstanding debt with the net proceeds of its initial public offering.


AIRCRAFT INDUSTRY RISKS--OUR AIRCRAFT INDUSTRY MARKETS ARE CYCLICAL AND AFFECTED
  BY MANY FACTORS BEYOND OUR CONTROL, INCLUDING MILITARY SPENDING TRENDS AND REGIONAL ECONOMIC INSTABILITY IN ASIA.

    A downturn in any of our principal markets could adversely affect our business.


    - The principal markets for manufacturers of commercial aircraft are the commercial and regional airline industries, which are cyclical and have been adversely affected by a number of factors, including increased fuel and labor costs and intense price competition. As a result of the increase and decrease in response to changes in customer demand caused by general economic conditions. If production by commercial aircraft manufacturers decreases, we may sell fewer products to them and suffer a decrease in our revenue. For example, new commercial aircraft deliveries declined from a peak of approximately 767 aircraft in 1991 to approximately 367 aircraft in 1995, according to AEROSPACE AND AIRTRANSPORT CURRENT ANALYSIS published by Standard and Poor's Industry Surveys, and the Boeing Company has also recently announced production line cutbacks for 1999 and 2000.


    - The principal markets for corporate aircraft manufacturers are corporations and wealthy individuals. The corporate aircraft market is also cyclical and has been adversely affected by a number of factors, including the general state of the U.S. economy, corporate profits, interest rates and commercial airline fares. A downturn in any of these factors could depress the demand for corporate aircraft.

    - The military aircraft industry is dependent upon the level of equipment expenditures by the armed forces of countries throughout the world, and especially those of the United States. In recent years, this industry has been adversely affected by a number of factors, including the reduction in military spending since the end of the Cold War. Further decreases in military spending could further depress demand for military aircraft.

    - The Asian markets are important for manufacturers of commercial aircraft and components for those aircraft. Boeing has a large backlog of aircraft sales to customers in Asia, and some deliveries have been deferred or cancelled. Boeing has characterized the economic situation in Asia as a risk to its deliveries over the next few years. It has previously announced scheduled production slowdowns in its 747 and 777 aircraft lines, among others, during 1999. Boeing continues to reassess its production rates based on Asian demand and expects to make downward revisions based on its customer requirements. That situation could, if it continues or worsens, result in additional significant cancellations or deferrals of deliveries for new aircraft.

CONCENTRATION OF KEY CUSTOMERS--WE RECEIVE A SIGNIFICANT SHARE OF OUR REVENUES
  FROM A SMALL GROUP OF KEY CUSTOMERS, AND ARE VULNERABLE TO CHANGES IN THEIR ECONOMIC CONDITION AND PURCHASING PLANS.


    A significant decline in business from any one of our key customers could have a material adverse effect on our business. Our two largest customers for the fiscal year ended December 31, 1998 were Boeing, including McDonnell Douglas, and Matsushita Avionics Systems. Boeing accounted for approximately 29.6% of our consolidated revenues for that year, and Matsushita for approximately 5.0%, on a pro forma basis but excluding the effects of the acquisition of PPI.



    If we completed our acquisition of PPI at the beginning of 1998, as is assumed by our pro forma financial statements, it would have resulted in 48.4% of our consolidated revenues concentrated among four principal customers for 1998 on a pro forma basis. Boeing would have been 25.1%, Cessna 11.4%, Raytheon 7.6%, and Matsushita 4.3% of those revenues.



    In addition to the percentage of revenues directly earned from Boeing, a significant part of our revenues from components are sold to Boeing indirectly, through sales to suppliers of Boeing. Most of our contracts with Boeing allow Boeing to stop purchasing or terminate the contract at any time. In addition, under some circumstances, those contracts may allow Boeing to enforce alternative economic terms, which would make the contracts less commercially favorable to us. During October 1997, Boeing announced that parts shortages adversely affected its production and delivery rates. Boeing shut down its 737 and 747 production lines for approximately one month and did not resume normal production rates until late November 1997. In late 1998, among other things, Boeing announced reductions in its previously scheduled production for the 747 and 777 programs in 1999 and 2000, as described in "-- Aircraft Industry Risks" above. Boeing might suffer further production schedule disruptions. Boeing recently announced internal studies indicating that about one-fourth of its product lines are not likely to be profitable as currently conducted. Boeing did not disclose which lines fail to return break-even or positive returns; however, it has previously acknowledged that some of its commercial airplane programs were not meeting expectations. Boeing plans to announce specific growth and profit information for its commercial aircraft product lines later in 1999.


    We generally sell components and services to Matsushita pursuant to purchase orders, rather than under long-term contracts. However, we do have a supply agreement for connectors through September 1999. On a pro forma basis, again excluding PPI, during the twelve months ended December 31, 1998 as compared to the same period in 1997, our revenues from Boeing increased $25.5 million while our revenues from Matsushita declined by $1.8 million.


REGULATION--MANY OF OUR OPERATIONS ARE CLOSELY REGULATED BY THE FAA. IF WE FAIL
  TO COMPLY WITH ITS MANY STANDARDS, OR THOSE STANDARDS CHANGE, WE COULD LOSE INSTALLATION OR CERTIFICATION CAPABILITIES WHICH ARE IMPORTANT TO OUR BUSINESS.


    The Federal Aviation Administration prescribes standards and licensing requirements for aircraft components, licenses private repair stations and issues Designated Alteration Station approvals, which give the holder the right to certify some aircraft design modifications on behalf of the FAA. Our ability to arrange for rapid government certification of the systems integration services we perform is important to our business. It depends on our continuing access to, or use of, these FAA certifications and approvals, and our employment of, or access to, FAA-certified individual engineering professionals. We cannot assure you that we will continue to have adequate access to those certifications, approvals and certified professionals. The FAA curtailed our subsidiary's use of a Designated Alteration Station certification for new projects for several months during 1997, until the facility was brought into compliance with the FAA's regulations governing FAA-certified repair stations as further described in "Business--Industry Regulation." The loss of a required license or certificate, or its unavailability, could adversely affect our operations. The FAA could also change its policies regarding the delegation of inspection and certification responsibilities to private companies, which could adversely affect our business.


GOLD AND COPPER PRICES--A SIGNIFICANT INCREASE IN THE PRICE OF GOLD OR COPPER
  COULD REDUCE OUR PROFIT.

    A significant portion of the cost of the materials used in our contacts is comprised of the cost of gold, and to a lesser extent, the cost of copper. Accordingly, a significant increase in the price of gold or copper could adversely affect our results of operations. We have not purchased commodities contracts for gold or copper and do not anticipate doing so.


ENVIRONMENTAL RISKS AND REGULATION--SOME OF OUR OPERATIONS AND FACILITIES
  GENERATE WASTE OR HAVE DONE SO IN THE PAST, WHICH MAY RESULT IN UNKNOWN FUTURE LIABILITIES FOR ENVIRONMENTAL REMEDIATION.



    Federal and state laws, particularly the federal Comprehensive Environmental Response, Compensation and Liability Act, impose strict, retroactive and joint and several liability upon persons responsible for releases or potential releases of hazardous substances. We have sent waste to treatment, storage or disposal facilities that have been designated as National Priority List sites under that statute or equivalent listings under state laws. We have received requests for information or allegations of potential responsibility from the Environmental Protection Agency regarding our use of some sites. Given the retroactive nature of federal environmental liability, it is possible that we will receive additional notices of potential liability relating to current or former activities. We may incur costs in the future for prior waste disposal by us or former owners of our subsidiaries or our facilities. Some of our operations are located on properties which are contaminated to varying degrees. Some of our manufacturing processes create wastewater which requires chemical treatment, and one of our facilities has been cited for failure to adequately treat that water. We may incur costs in the future to address existing or future contamination.

YEAR 2000--SOME OF THE ADMINISTRATIVE AND MANUFACTURING SYSTEMS ON WHICH WE RELY
  MAY NOT OPERATE CORRECTLY DUE TO THE DATE CHANGES OCCURRING ON OR AROUND JANUARY 1, 2000.



    Many existing computer programs use only two digits to identify a year in the date field. These programs, if not corrected, could fail or create erroneous results when dealing with dates later than December 31, 1999. This "Year 2000" issue is believed to affect virtually all companies and organizations, including DeCrane Aircraft. We are dependent in part on computer- and date-controlled systems for some internal functions, particularly inventory control, purchasing, customer billing and payroll. Similarly, suppliers of components and services on which we rely, and our customers, may have Year 2000 compliance risks which would affect their operations and their transactions with us. Other parties with whom we have commercial relationships rely heavily on computer-based technology.



    We have taken steps to identify and limit the risks to our operations and products, which are described under "Management's Discussion and Analysis of Financial Conditions and Results of Operations." However, Year 2000 issues present a number of risks that are beyond our reasonable control, such as the failure of utility companies to deliver electricity, the failure of telecommunications companies to provide voice and data services, the failure of financial institutions to process transactions and transfer funds, the failure of vendors to deliver materials or perform services required by us and the collateral effects on us of the effects of Year 2000 issues on the economy in general or on our customers in particular. Although we believe that our compliance efforts are designed to appropriately identify and address those Year 2000 issues that are subject to our reasonable control, we cannot assure you that our efforts will be fully effective, or that Year 2000 risks will not have a material adverse effect on our business, financial condition or results of operations. If the risks to our operating computer systems, machinery and vendors, or our customer base, is greater than we anticipate, the resulting losses might be difficult to resolve quickly, because a pattern of similar system failures in the business community would strain available resources for assistance or remediation.


CONTROL BY PRINCIPAL SHAREHOLDERS--WE ARE CONTROLLED BY PRINCIPAL SHAREHOLDERS
  WHO ARE AFFILIATED WITH OUR LENDERS AND MAY HAVE ECONOMIC INTERESTS WHICH DIFFER OR CONFLICT WITH YOURS.


    All of the outstanding shares of common stock of DeCrane Holdings are held by DLJ Merchant Banking Partners II, L.P. and affiliated funds and entities. Those DLJ affiliates own approximately 94% of the common stock of DeCrane Holdings, on a fully diluted basis assuming exercise of all outstanding warrants. As a result of their stock ownership, the DLJ affiliates control DeCrane Holdings and DeCrane Aircraft, and have the power to elect all of their directors, appoint new management, approve sales of all or substantially all of the assets of the companies, issue additional capital stock, establish stock purchase programs and declare dividends. The ownership by the DLJ affiliates could have a depressive effect on the common stock and the warrants.


    DLJ Capital Funding, Inc., which is an agent and lender under our bank credit facility, DLJ Bridge Finance, Inc., which purchased the original bridge notes refinanced by the old notes, and Donaldson, Lufkin & Jenrette Securities Corporation, which was the initial purchaser of the old notes, are also DLJ affiliates.

    The interests of those principal shareholders could conflict with your interests as a holder of common stock or warrants. Those shareholders may also have an interest in pursuing transactions that they believe enhance the value of their equity investment in DeCrane Aircraft or DeCrane Holdings, even though the transactions involve risks to your investment.

NO PRIOR PUBLIC MARKET--YOU CANNOT BE SURE THAT AN ACTIVE TRADING MARKET WILL
  DEVELOP FOR THE OFFERED SECURITIES.

    There is no existing trading market for the offered securities. We cannot assure you that any market for the warrants or the warrant shares will develop, or about your ability to sell the offered securities or the price at which you may be able to sell them. If such a market were to develop, the offered securities could trade at prices that may be higher or lower than their initial offering price. That trading price could depend on many factors, including our operating results and the market for similar securities.

DIVIDENDS--YOU CANNOT BE SURE THAT WE WILL PAY DIVIDENDS ON THE COMMON STOCK.

    DeCrane Holdings has not paid dividends to date on its common stock and does not anticipate paying any cash dividends on its common stock in the foreseeable future. DeCrane Holdings is a holding company that is dependent on distributions from its subsidiaries to meet its cash requirements. The terms of the bank credit facility and senior subordinated note indenture restrict the ability of DeCrane Aircraft to make distributions to DeCrane Holdings and, consequently, will restrict the ability of DeCrane Holdings to pay dividends on the common stock. Also, holders of the warrants will not have the right to receive any dividends so long as their warrants are unexercised.

                              RECENT DEVELOPMENTS

    THE DLJ ACQUISITION

    In August 1998, DeCrane Holdings and two other holding companies organized by DLJ Merchant Banking Partners II, L.P. and several affiliates, completed a successful tender offer for all shares of the common stock of DeCrane Aircraft for $23.00 per share, resulting in a net price of approximately $182.0 million. All outstanding options to purchase shares were purchased for the same price, net of their exercise price. At the completion of the tender offer, the two other holding companies merged with DeCrane Aircraft. All of the old outstanding shares and share options were cancelled, non-tendering shareholders were paid out, and as a result DeCrane Aircraft became a wholly-owned subsidiary of DeCrane Holdings.

    Prior to the tender offer, one of the merging holding companies entered into a $130.0 million syndicated bank credit facility, with a group of lenders led by DLJ Capital Funding, Inc. That syndicated facility is now our bank credit facility. For its principal terms, see "Description of Bank Credit Facility." The initial borrowings from that facility totalled $80.0 million of term loans and $5.4 million of revolving loans, and were used to fund the purchase of shares in the tender offer, as well as to refinance existing debt of DeCrane Aircraft. That same merging company also issued $100.0 million of senior subordinated increasing rate notes to DLJ Bridge Finance, Inc. before merging into DeCrane Aircraft, making the bridge notes the obligation of DeCrane Aircraft. The proceeds from those bridge notes were used to fund the tender offer purchases. The bridge notes were refinanced by the issuance of $100.0 million of 12% Series A Senior Subordinated Notes due 2008 by DeCrane Aircraft in October 1998 to the initial purchaser Donaldson, Lufkin & Jenrette Securities Corporation.

    DeCrane Holdings raised additional funds for the tender offer purchases, and expenses of the acquisition transactions, by selling all of the shares of its common stock for $65.0 million and all of the shares of its Senior Redeemable Exchangeable Preferred Stock due 2009 for $34.0 million. In connection with the latter, DeCrane Holdings also issued to DLJ Merchant Banking and its affiliates warrants to acquire an additional 5.0% of its common stock on a fully diluted basis.

    The following table sets forth the cash sources and uses of funds for the DLJ acquisition, including the initial offering of units including the warrants, completed in October 1998, and related fees and expenses (dollars in thousands):

SOURCES
Cash from income tax refund (1)................................................   $   4,368
Proceeds from the exercise of stock options....................................       4,314
Bank credit facility:
  Revolving credit facility....................................................       5,400
  Term facility................................................................      80,000
Units sold in the initial offering.............................................     100,000
DLJ equity investment..........................................................      99,000
Estimated additional borrowings to fund transaction fees and expenses..........       2,528
                                                                                 -----------
      Total Sources............................................................   $ 295,610
                                                                                 -----------
                                                                                 -----------
USES
Purchase price for the shares..................................................   $ 173,116
Purchase of shares from the exercise of stock options..........................      13,194
Repayment of prior senior credit facility......................................      93,000
Estimated transaction fees and expenses........................................      16,300
                                                                                 -----------
      Total Uses...............................................................   $ 295,610
                                                                                 -----------
                                                                                 -----------

------------------------

(1) As of June 30, 1998, DeCrane Aircraft had approximately $4.4 million of income taxes refundable. Since that time, we have received all of this amount and used the cash to reduce our indebtedness.

    PATS


    In January 1999, we acquired 100% of the stock of PATS, Inc. for a purchase price of approximately $41.5 million (including the assumption of debt), subject to adjustments for changes to its net working capital, and reserves for environmental and other indemnities made by the selling shareholders. PATS is a designer, manufacturer and installer of auxiliary fuel tanks which significantly extend the flight range of commercial and corporate aircraft. Among other things, PATS is the principal supplier of auxiliary fuel tank systems to the Boeing Business Jet program. See "Business--Products and Services--Auxiliary Fuel Systems." PATS is also a supplier of auxiliary power units which supply ground power to aircraft.


    PPI


    In April 1999, we acquired all of the stock of PPI Holdings, Inc. for a price of approximately $79.7 million in cash, which is to be adjusted upwards or downwards based on post-closing contingencies relating to financial matters. That purchase price includes $19.5 million which is to be paid over approximately two years after the closing, but is contingent upon the acquired business achieving specific financial performance criteria. PPI is a manufacturer of interior furniture components primarily for middle- and high-end corporate aircraft.

                                USE OF PROCEEDS


    We are registering the offered securities in order to satisfy our obligations under the Registration Rights Agreement entered into at the time of the initial offering of the units which included the warrants and the DeCrane Aircraft old notes. All of the securities offered hereby are being sold by the holders of the relevant warrants or warrant shares. DeCrane Holdings will not receive any of the proceeds from the sale of the offered securities, other than upon the exercise of warrants by exercising warrantholders. DeCrane Holdings will pay some expenses relating to the registration and sale of the offered securities.

                                 CAPITALIZATION

    The following table sets forth the consolidated cash and cash equivalents and total capitalization of DeCrane Holdings as of December 31, 1998 on a historical and pro forma basis. This table should be read in conjunction with the DeCrane Holdings consolidated financial statements and related notes, the "Unaudited Pro Forma Consolidated Financial Statements" and related notes and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in the prospectus.

                                                                                                   AS OF
                                                                                             DECEMBER 31, 1998
                                                                                         -------------------------
                                                                                           ACTUAL    PRO FORMA(1)
                                                                                         ----------  -------------
                                                                                          (DOLLARS IN THOUSANDS)
Cash and cash equivalents..............................................................  $    3,518   $     7,894
                                                                                         ----------  -------------
                                                                                         ----------  -------------
Total debt:
  Bank credit facility
    Term facility......................................................................  $   79,888   $   149,888
    Revolving credit facility..........................................................       5,800        24,100
  Senior Subordinated Notes due 2008...................................................     100,000       100,000
  Other debt...........................................................................       1,077         1,527
                                                                                         ----------  -------------
Total debt.............................................................................     186,765       275,515
Mandatorily redeemable preferred stock.................................................      35,884        35,884
Stockholders' equity...................................................................      61,879        73,985
                                                                                         ----------  -------------
Total capitalization...................................................................  $  284,528   $   385,384
                                                                                         ----------  -------------
                                                                                         ----------  -------------

------------------------


(1) Pro forma reflects the additional borrowings required to fund the PATS and PPI acquisitions.

                                DIVIDEND POLICY

    DeCrane Holdings has not paid dividends to date on our common stock and we do not anticipate paying any cash dividends on our common stock in the foreseeable future. DeCrane Holdings is a holding company that is dependent on distributions from its subsidiary to meet its cash requirements. The terms of DeCrane Aircraft's bank credit facility and the indenture for its senior subordinated notes restrict the ability of DeCrane Aircraft to make distributions to DeCrane Holdings and, consequently, will restrict our ability to pay dividends on our stock. Further, holders of our warrants will not have the right to receive any dividends in any case, so long as their warrants are unexercised.

            NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL DATA

 (1) As of December 31, 1998, reflects DeCrane Holdings' financial position subsequent to the DLJ acquisition and the initial offering. For the twelve months ended December 31, 1998, reflects DeCrane Holdings' historical results of operations for the four months ended December 31, 1998 and the historical results of operations for DeCrane Aircraft (Predecessor) for the eight months ended August 31, 1998.


 (2) Reflects DeCrane Aircraft's purchase of all of the outstanding stock of PATS in January 1999 and the purchase of all of the outstanding stock of PPI in April 1999. Sources and uses of funds for the acquisitions, had they occurred on December 31, 1998, are as follows (dollars in thousands):


                                                                           PPI
                                                                        HOLDINGS,
                                                         PATS, INC.       INC.         TOTAL
                                                         -----------  -------------  ----------
  SOURCES:
  Senior credit facility borrowings:
    Term B facility....................................   $  20,000     $  --        $   20,000
    Term C facility....................................      --            50,000        50,000
    Acquisition facility...............................      16,500        --            16,500
    Working capital facility...........................       1,000           800         1,800
  DLJ Merchant Banking and affiliates equity investment
    (a)................................................      --            12,500        12,500
  Customer prepayment..................................       5,000        --             5,000
                                                         -----------  -------------  ----------
      Total Sources....................................   $  42,500     $  63,300    $  105,800
                                                         -----------  -------------  ----------
                                                         -----------  -------------  ----------
  USES:
  Purchase of common stock.............................   $  31,212     $  53,250    $   84,462
  Debt repaid upon acquisition.........................       9,277         7,550        16,827
  Estimated acquisition fees and expenses..............       1,136         1,000         2,136
  Estimated financing fees and expenses................         875         1,500         2,375
                                                         -----------  -------------  ----------
      Total Uses.......................................   $  42,500     $  63,300    $  105,800
                                                         -----------  -------------  ----------
                                                         -----------  -------------  ----------

--------------------

    (a) Contributed to DeCrane Aircrafts' paid-in capital by DeCrane Holdings.

 (3) Reflects the financial position of PATS and PPI as of December 31, 1998.

 (4) Reflects the excess purchase price of the acquisitions over the fair value of net assets acquired. For purposes of the Pro Forma Consolidated Financial Data, we allocated the excess purchase price to goodwill which is being amortized on a straight-line basis over 30 years. Such allocation is preliminary and may change upon the completion of the final valuations of the net assets acquired.

 (5) Reflects $2.1 million of credit facility amendment fees and expenses capitalized as deferred financing costs net of a $0.2 million write off of PPI deferred financing costs related to debt to be repaid upon acquisition.

 (6) Reflects the $16.8 million repayment of PATS and PPI debt upon acquisition offset by $0.5 million of Term C facility borrowings classified as a current obligation.

 (7) Reflects a customer prepayment for product to be delivered by PATS through 2001 used by DeCrane Aircraft to finance the acquisition. The prepayment will be offset semiannually against future amounts receivable and has a 7.5% effective interest rate.

 (8) Reflects the income tax benefit of the write off of PPI deferred financing costs.

 (9) Reflects the long-term portion of senior credit facility borrowings for the acquisitions. The terms of the senior credit facility are described in the DeCrane Holdings historical consolidated financial statements and related notes included elsewhere in this prospectus.

(10) Reflects the $12.5 million equity investment net of $0.3 million of issuance costs, the elimination of the acquired companies stockholders'equity upon acquisition and the $0.1 million write off, net of income tax benefit, of PPI deferred financing costs.


(11) Reflects the results of operations for the companies acquired for the periods not included in the historical columns. The results of operations for the acquired companies are for the periods from January 1, 1998: to June 25, 1998 for Avtech; June 29, 1998 for Dettmers; and December 31, 1998 for PATS and PPI.


(12) Reflects the elimination of intercompany sales.

(13) Reflects the net change in cost of goods sales attributable to the following (dollars in thousands):

Decrease in depreciation expense (a).................................  $    (658)
Elimination of intercompany sales....................................       (133)
Work force reductions attributable to merging the companies
  acquired...........................................................        (60)
                                                                       ---------
Net increase (decrease) in cost of sales.............................  $    (851)
                                                                       ---------
                                                                       ---------

------------------------

    (a) To reflect a decrease in depreciation expense resulting from the fair value and remaining economic useful lives of depreciable assets acquired in connection with the DLJ acquisition.

(14) Reflects the net decrease in selling, general and administrative expenses attributable to the following (dollars in thousands):

Decrease in compensation expense (a)...............................  $  (1,775)
Decrease in investor relations expenses (b)........................       (221)
Other, net (c).....................................................        268
                                                                     ---------
Net decrease in selling, general and administrative expenses.......  $  (1,728)
                                                                     ---------
                                                                     ---------

------------------------


    (a) To reflect the resignation of some former employees and changes to employment agreements for remaining employees of the companies acquired.


    (b) To reflect the decrease in investor relations expenses associated with becoming a privately held company as a result of the DLJ acquisition.

    (c) To reflect an increase in depreciation expense resulting from the fair value and remaining economic useful lives of depreciable assets acquired in connection with the DLJ acquisition, net of cost savings attributable to employee benefit plans implemented at the companies acquired.


(15) Reflects a reduction for nonrecurring charges incurred by DeCrane Aircraft on behalf of its stockholders related to the DLJ acquisition, and by Avtech and PATS on behalf of their stockholders related to their respective acquisitions by DeCrane Aircraft.


(16) Reflects a reduction in expense attributable to employment contract termination expenses and nonrecurring bonuses awarded prior to, and in anticipation of, the acquisitions of Avtech and PATS by DeCrane Aircraft.

(17) Reflects a reduction in expense attributable to the termination of the Employee Stock Ownership Plans in conjunction with the acquisitions of Avtech and PATS.

(18) Reflects a net increase in amortization expense pertaining to the amortization of goodwill and other intangible assets related to the DLJ, PATS and PPI acquisitions on a straight-line basis as follows (dollars in thousands):

                                                                                                  AMORTIZATION
                                                                             AMOUNT      YEARS      EXPENSE
                                                                           ----------  ---------  ------------
  Elimination of Predecessor amortization
    DeCrane Aircraft.....................................................                          $   (1,347)
    PPI..................................................................                                (328)
  DLJ acquisition amortization:
    Goodwill.............................................................  $  166,674     30            3,704
    FAA certifications...................................................      30,391     15            1,351
    Engineering drawings.................................................       9,138     15              406
    Assembled workforce..................................................       6,588      7              627
    Tradenames, trademarks and patents...................................       3,908   5 to 12           269
  Goodwill amortization attributable to 1999 acquisitions (a)
    PATS.................................................................      27,376     30              913
    PPI..................................................................      44,130     30            1,471
                                                                                                  ------------
      Net increase in amortization.......................................                          $    7,066
                                                                                                  ------------
                                                                                                  ------------

------------------------
    (a) Amortization expense may change upon completion of the final valuations of the net assets acquired.

(19) Reflects the net increase in interest expense, including deferred financing cost amortization and commitment fees, as a result of the following (dollars in thousands):

                                                                                                     INTEREST
                                                                      RATE OR TERM         AMOUNT     EXPENSE
                                                                ------------------------  ---------  ---------
  Elimination of historical net interest expense (a):
    Pertaining to debt refinanced (b):
      Interest expense........................................                                       $  (3,575)
      Deferred financing cost amortization, commitment fees
        and expenses..........................................                                            (236)
    Interest income (c).......................................                                             207
    Successor net interest expense............................                                          (6,794)
  Pro forma interest expense (d):
    Interest expense:
      Revolving credit facility:
        Working capital facility..............................      LIBOR (e) +2.75%      $   8,912        692
        Acquisition facility..................................      LIBOR (e) +2.75%         16,500      1,282
      Term facility:
        Term A................................................      LIBOR (e) +2.75%         35,000      2,720
        Term B................................................      LIBOR (e) +3.00%         65,000      5,213
        Term C................................................      LIBOR (e) +3.25%         50,000      4,135
      Bridge notes............................................        Prime + (f)           100,000     10,625
      Customer prepayment interest............................           7.50%                5,000        375
    Deferred financing cost amortization:
      Revolving credit facility...............................        6 years (g)             1,277        213
      Term facility:
        Term A................................................        6 years (h)               894        200
        Term B................................................        7 years (h)             2,025        315
        Term C................................................        7 years (h)             1,200        176
      Bridge notes............................................       7.5 years (g)            3,180        424
    Commitment fees and expenses..............................                                             219
                                                                                                     ---------
      Net increase in interest expense........................                                       $  16,191
                                                                                                     ---------
                                                                                                     ---------

------------------------
    (a) Excludes interest expense pertaining capital lease obligations and other debt obligations not refinanced.

    (b) Includes DeCrane Aircraft Predecessor debt refinanced in conjunction with the DLJ acquisition, Dettmers debt not acquired and PATS and PPI debt refinanced in conjunction with their acquisitions by DeCrane Aircraft. See the notes to the DeCrane Holdings, PATS and PPI consolidated financial statements included elsewhere in this prospectus for a description of the debt refinanced.

    (c) Interest income earned from invested surplus cash balances prior to acquisition.

    (d) Pro forma for the DLJ, PATS and PPI acquisitions as if they had occurred on January 1, 1998.

    (e) Calculations based on LIBOR at 5.02%.

    (f) Calculations based on Prime at 8.5%, the rate in effect during the period the bridge notes were issued and outstanding, plus 2.125%.

    (g) Deferred financing costs are amortized on a straight-line basis over the term of the agreement.

    (h) Deferred financing costs are amortized using the effective interest method.

(20) Reflects adjustment for nonrecurring charges associated with a terminated debt offering in June 1998. Such offering was terminated upon initiation of the DLJ acquisition.

(21) Represents an increase in the provision for income taxes as a result of a change in pro forma taxable income, a provision for income taxes on the income of PPI which was taxed as an S Corporation prior to its acquisition, and elimination of the $2.6 million one time benefit caused by reversal of DeCrane Holdings' deferred tax valuation allowance. The effective tax rate differs from the U.S. federal statutory rate due to goodwill amortization related to acquisitions not deductible for income tax purposes.

(22) Reflects incremental expenses associated with regulatory compliance as a result of the initial offering.

(23) Reflects the net increase in interest expense, including deferred financing cost amortization and commitment fees, as a result of the initial offering as follows (dollars in thousands):

                                                                                                      INTEREST
                                                                        RATE OR TERM        AMOUNT     EXPENSE
                                                                    ---------------------  ---------  ---------
  Elimination of bridge notes interest expense:
    Interest expense..............................................       Prime + (a)       $ 100,000  $ (10,625)
    Deferred financing cost amortization..........................      7.5 years (b)          3,180       (424)
  Senior subordinated notes due 2008:
    Interest expense..............................................         12.00%            100,000     12,000
    Deferred financing cost amortization (c)......................      10 years (d)           5,810        581
  Revolving credit facility:
    Interest expense..............................................    LIBOR (e) + 2.75%        4,610        358
    Commitment fees and expenses..................................                                          (23)
                                                                                                      ---------
    Net increase in interest expense..............................                                    $   1,867
                                                                                                      ---------
                                                                                                      ---------

--------------------------

    (a) Calculations based on Prime at 8.50%, the rate in effect during the period the bridge notes were issued and outstanding, plus 2.125%.

    (b) Deferred financing costs are amortized on a straight-line basis over the term of the agreement.

    (c) Includes $1.2 million for the value ascribed to the warrants issued by DeCrane Holdings in conjunction with the sale of the units in the initial offering.

    (d) Deferred financing costs are amortized using the effective interest method.

    (e) Calculations based on LIBOR at 5.02%.

(24) Represents a decrease in the provision for income taxes as a result of a decrease in pro forma taxable income.

(25) In conjunction with the DLJ acquisition, deferred financing costs of $347,000, net of income tax benefit, were written off as an extraordinary charge as a result of the termination of DeCrane Aircraft's prior senior credit facility. In conjunction with the initial offering, deferred financing costs of $1.9 million, net of income tax benefit, were written off as an extraordinary charge as a result of the termination of the bridge notes. In conjunction with the PPI acquisition, deferred financing costs of $.1 million, net of income tax benefit, were written off as an extraordinary charge as a result of the repayment of PPI debt upon acquisition. These amounts have not been reflected in the unaudited pro forma consolidated statement of operations.


(26) Supplemental financial data, pro forma for the Acquisition and Offering adjustments, is as follows (dollars in thousands):

Cash flows from operating activities.............................  $   5,486
Cash flows from investing activities.............................   (365,413)
Cash flows from financing activities.............................    361,280
EBITDA (a).......................................................     52,563
Depreciation and amortization (b)................................     16,996
Capital expenditures.............................................      6,693
Cash interest expense............................................     27,120
Ratio of earnings to fixed charges (c)...........................       1.1x

------------------------

    (a) EBITDA equals operating income plus depreciation, amortization and non-cash acquisition related charges to reflect cost of sales based on the fair value of inventory acquired in connection with the DLJ acquisition. EBITDA is not a measure of performance or financial condition under generally accepted accounting principles. EBITDA is not intended to represent cash flow from operations and should not be considered as an alternative to income from operations or net income computed in accordance with generally accepted accounting principles, as an indicator of our operating performance, as an alternative to cash flow from operating activities or as a measure of liquidity. The funds depicted by EBITDA are not available for our discretionary use due to funding requirements for working capital, capital expenditures, debt service, income taxes and other commitments and contingencies. We believe that EBITDA is a standard measure of liquidity commonly reported and widely used by analysts, investors and other interested parties in the financial markets. However, not all companies calculate EBITDA using the same method and the EBITDA numbers set forth above may not be comparable to EBITDA reported by other companies.

    (b) Reflects depreciation and amortization of plant and equipment, goodwill and other intangible assets. Excludes amortization of deferred financing costs and debt discounts which is classified as a component of interest expense.

    (c) For purposes of calculating the earnings to fixed charges ratio, earnings represent net income before income taxes, minority interest in the income of majority-owned subsidiaries, extraordinary items and fixed charges. Fixed charges consist of:


       - interest, whether expensed or capitalized;



       - amortization of debt expense and discount relating to any indebtedness, whether expensed or capitalized; and



       - one-third of rental expense under operating leases which is considered to be a reasonable approximation of the interest portion of such expense.

                      SELECTED CONSOLIDATED FINANCIAL DATA

    The following table presents historical consolidated financial data of DeCrane Holdings as of and for the four months ended December 31, 1998 and DeCrane Aircraft (Predecessor) as of and for each of the four years in the period ended December 31, 1997 and the eight months ended August 31, 1998 derived from the audited financial statements. The information in this table should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the DeCrane Holdings consolidated financial statements and related notes included elsewhere in this prospectus.

                                                                                        (PREDECESSOR)
                                                                 -----------------------------------------------------------
                                                                                                               EIGHT MONTHS
                                                                           YEAR ENDED DECEMBER 31,                 ENDED
                                                                 --------------------------------------------   AUGUST 31,
                                                                   1994       1995       1996(1)     1997(2)      1998(3)
                                                                 ---------  ---------  -----------  ---------  -------------
                                                                                   (DOLLARS IN THOUSANDS)
STATEMENT OF OPERATIONS DATA:
Revenues.......................................................  $  47,092  $  55,839   $  65,099   $ 108,903    $  90,077
Cost of sales(5)...............................................     36,407     43,463      49,392      80,247       60,101
                                                                 ---------  ---------  -----------  ---------  -------------
Gross profit...................................................     10,685     12,376      15,707      28,656       29,976
Selling, general and administrative expenses...................      7,716      9,426      10,747      15,756       15,719
Nonrecurring charges(6)........................................         --         --          --          --        3,632
Amortization of intangible assets..............................      1,209      1,115         709         905        1,347
                                                                 ---------  ---------  -----------  ---------  -------------
Operating income...............................................      1,760      1,835       4,251      11,995        9,278
Interest expense...............................................      3,244      3,821       4,248       3,154        2,350
Terminated debt offering expenses..............................         --         --          --          --          600
Other expenses, net............................................        332        382         108         243          247
                                                                 ---------  ---------  -----------  ---------  -------------
Income (loss) before provision for income taxes and
  extraordinary item...........................................     (1,816)    (2,368)       (105)      8,598        6,081
Provision for income taxes (benefit)(7)........................        613      1,078         712       3,344        2,892
                                                                 ---------  ---------  -----------  ---------  -------------
Income (loss) before extraordinary item........................     (2,429)    (3,446)       (817)      5,254        3,189
Extraordinary loss from debt refinancing(8)....................       (264)        --          --      (2,078)          --
                                                                 ---------  ---------  -----------  ---------  -------------
Net income (loss)..............................................  $  (2,693) $  (3,446)  $    (817)  $   3,176    $   3,189
                                                                 ---------  ---------  -----------  ---------  -------------
                                                                 ---------  ---------  -----------  ---------  -------------

OTHER FINANCIAL DATA:
Cash flows from operating activities...........................  $  (2,322) $   1,457   $   2,958   $   4,641    $   3,014
Cash flows from investing activities...........................       (993)    (1,462)    (24,016)    (27,809)     (87,378)
Cash flows from financing activities...........................      3,028         41      21,051      22,957       89,871
EBITDA(9)......................................................      5,196      5,471       7,602      16,915       13,636
EBITDA margin(10)..............................................       11.0%       9.8%       11.7%       15.5%        15.1%
Depreciation and amortization(11)..............................  $   3,436  $   3,636   $   3,351   $   4,920    $   4,358
Capital expenditures(12).......................................      1,016      1,203       5,821       3,842        1,745
Ratio of earnings to fixed charges(13).........................         --         --        1.0x        3.3x         3.0x

OTHER OPERATING DATA:
Bookings(14)...................................................  $  47,896  $  50,785   $  81,914   $ 112,082    $  94,439
Backlog at end of period(15)...................................     24,493     19,761      44,433      49,005       84,184

                                                                  FOUR MONTHS
                                                                     ENDED
                                                                 DECEMBER 31,
                                                                    1998(4)
                                                                 -------------
STATEMENT OF OPERATIONS DATA:
Revenues.......................................................   $    60,356
Cost of sales(5)...............................................        42,739
                                                                 -------------
Gross profit...................................................        17,617
Selling, general and administrative expenses...................        10,274
Nonrecurring charges(6)........................................            --
Amortization of intangible assets..............................         3,148
                                                                 -------------
Operating income...............................................         4,195
Interest expense...............................................         6,867
Terminated debt offering expenses..............................            --
Other expenses, net............................................           335
                                                                 -------------
Income (loss) before provision for income taxes and
  extraordinary item...........................................        (3,007)
Provision for income taxes (benefit)(7)........................        (2,668)
                                                                 -------------
Income (loss) before extraordinary item........................          (339)
Extraordinary loss from debt refinancing(8)....................        (2,229)
                                                                 -------------
Net income (loss)..............................................   $    (2,568)
                                                                 -------------
                                                                 -------------
OTHER FINANCIAL DATA:
Cash flows from operating activities...........................   $     1,008
Cash flows from investing activities...........................      (192,678)
Cash flows from financing activities...........................       189,268
EBITDA(9)......................................................        13,247
EBITDA margin(10)..............................................          21.9%
Depreciation and amortization(11)..............................   $     4,604
Capital expenditures(12).......................................         1,813
Ratio of earnings to fixed charges(13).........................            --
OTHER OPERATING DATA:
Bookings(14)...................................................   $    54,021
Backlog at end of period(15)...................................        75,388

                                                                                     AS OF DECEMBER 31,
                                                                ------------------------------------------------------------
                                                                                (PREDECESSOR)
                                                                ----------------------------------------------
                                                                  1994       1995      1996(1)      1997(2)       1998(16)
                                                                ---------  ---------  ---------  -------------  ------------
                                                                                   (DOLLARS IN THOUSANDS)
BALANCE SHEET DATA:
Cash and cash equivalents.....................................  $     236  $     305  $     320    $     206     $    3,518
Working capital...............................................     11,459     12,583     10,486       24,772         46,227
Total assets..................................................     37,685     36,329     69,266       99,137        330,575
Total debt(17)................................................     23,874     24,672     42,250       38,838        186,765
Mandatorily redeemable preferred stock and common stock
  warrants....................................................      2,329      1,633      6,879           --         35,884
Stockholders' equity (deficit)................................        766     (1,697)     1,236       39,527         61,879

         See accompanying notes to Selected Consolidated Financial Data

NOTES TO SELECTED CONSOLIDATED FINANCIAL DATA


 (1) Includes the effect of: the acquisition of the remaining 25% minority interest in Cory Components beginning February 20, 1996, the date on which the transaction occurred; and the results of Aerospace Display Systems beginning September 18, 1996, and Elsinore Aerospace Services, Inc. and Elsinore Engineering, Inc. beginning December 5, 1996, the dates on which they were acquired.


 (2) Includes the effect of the acquisition of Audio International beginning November 14, 1997, the date on which it was acquired.

 (3) Includes the results of operations of Avtech and Dettmers beginning June 26, 1998 and June 30, 1998, respectively, the dates on which they were acquired.

 (4) Reflects the results of operations subsequent to the DLJ acquisition.

 (5) Includes $4.4 million of non-cash charges for the four months ended December 31, 1998 to reflect cost of sales based on the fair value of inventory acquired in connection with the DLJ acquisition.

 (6) Represents non-capitalizable transaction costs associated with the DLJ acquisition.

 (7) Prior to the acquisition of the remaining 25% minority interest in Cory Components in 1996, DeCrane Aircraft did not consolidate the earnings of Cory Components for tax purposes. As such, despite a consolidated pre-tax loss in each of the years, DeCrane Aircraft recorded a provision for income taxes from 1993 up to the date of the acquisition in 1996 which primarily relates to Cory Components. For the four months ended December 31, 1998, includes a $2.6 million benefit from the reduction of the deferred tax valuation allowance.

 (8) Represents:


    - the write-offs of unamortized deferred financing costs, unamortized original issue discounts and a prepayment penalty incurred as a result of the refinancing by DeCrane Aircraft of a substantial portion of its debt in November 1994;



    - the write-offs, net of an income tax benefit, of deferred financing costs, unamortized original issue discounts, a prepayment penalty and other related expenses incurred as a result of the repayment of debt by DeCrane Aircraft with the net proceeds from its initial public offering in April 1997; and



    - the write-offs, net of an income tax benefit, of deferred financing costs as a result of the repayment of DeCrane Aircraft's existing indebtedness in connection with the DLJ acquisition and the refinancing of the bridge notes during the four months ended December 31, 1998.


 (9) EBITDA equals operating income plus depreciation, amortization and non-cash acquisition related charges described in Note 5 above. EBITDA is not a measure of performance or financial condition under generally accepted accounting principles. EBITDA is not intended to represent cash flow from operations and should not be considered as an alternative to income from operations or net income computed in accordance with generally accepted accounting principles, as an indicator of our operating performance, as an alternative to cash flow from operating activities or as a measure of liquidity. The funds depicted by EBITDA are not available for our discretionary use due to funding requirements for working capital, capital expenditures, debt service, income taxes and other commitments and contingencies. We believe that EBITDA is a standard measure of liquidity commonly reported and widely used by analysts, investors and other interested parties in the financial markets. However, not all companies calculate EBITDA using the same method and the EBITDA numbers set forth above may not be comparable to EBITDA reported by other companies.

(10) EBITDA margin is computed by dividing EBITDA by revenues.

(11) Reflects depreciation and amortization of plant and equipment and goodwill and other intangible assets. Excludes amortization of deferred financing costs and debt discounts which are classified as a component of interest expense.

(12) Includes $4.4 million for the year ended December 31, 1996 related to the acquisition of a manufacturing facility.

(13) For purposes of calculating the earnings to fixed charges ratio, earnings represent net income before income taxes, minority interests in the income of majority-owned subsidiaries, cumulative effect of an accounting change, extraordinary items and fixed charges. Fixed charges consist of:


    - interest, whether expensed or capitalized;



    - amortization of debt expense and discount or premium relating to any indebtedness, whether expensed or capitalized; and



    - one-third of rental expenses under operating leases which is considered to be a reasonable approximation of the interest portion of such expense.


    There was a deficiency of earnings to cover fixed charges for the years ended December 31, 1994 and 1995 and the four months ended December 31, 1998 of $1.8 million, $2.3 million and $2.9 million, respectively.

(14) Bookings represent the total invoice value of purchase orders received during the period.

(15) Orders are generally subject to cancellation by the customer prior to shipment. The level of unfilled orders at any given date during the year will be materially affected by the timing of DeCrane Aircraft's receipt of orders and the speed with which those orders are filled.

(16) Reflects the financial position of Avtech and Dettmers and the DLJ acquisition.

(17) Total debt is defined as long-term debt, including current portion, and short-term borrowings.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS


    THE FOLLOWING DISCUSSIONS SHOULD BE READ IN CONJUNCTION WITH THE CONSOLIDATED FINANCIAL STATEMENTS OF DECRANE HOLDINGS AND RELATED NOTES INCLUDED ELSEWHERE IN THIS PROSPECTUS.



    DeCrane Holdings is a holding company and does not have any material operations or assets other than its ownership of all of the capital stock of DeCrane Aircraft as described in "--The DLJ Acquisition and Financing" below.


OVERVIEW


    Our results of operations have been affected by our history of acquisitions. Since our formation in 1989, we have completed thirteen acquisitions of businesses or assets, most recently PATS in January 1999 and PPI in April 1999. As a result, our historical financial statements do not reflect the results of all of our current businesses. Additionally, our capital structure was significantly altered by the tender offer for our stock successfully conducted by an affiliate of DLJ Merchant Banking Partners II, L.P. in August 1998.


THE DLJ ACQUISITION AND FINANCING


    In August 1998, DeCrane Holdings and its two subsidiaries, an acquisition subsidiary and a financing subsidiary, completed a successful $186.3 million cash tender offer for all of the shares of DeCrane Aircraft. DeCrane Holdings was organized by DLJ Merchant Banking II, L.P. and several of its affiliates. The funds for the tender offer, and the refinancing of DeCrane Aircraft's existing debt, were obtained from the sale of equity by DeCrane Holdings and the issuance of debt by its finance subsidiary. DeCrane Holdings received an initial capital contribution of approximately $99.0 million from the sale of its preferred and common stock and warrants to DLJ Merchant Banking. DeCrane Holdings used these funds to capitalize its finance subsidiary. The finance subsidiary then entered into a $130.0 million syndicated bank credit facility with a group of lenders led by DLJ Capital Funding, Inc. and issued $100.0 million of senior subordinated increasing rate bridge notes to DLJ Bridge Finance Inc. The finance subsidiary capitalized the acquisition subsidiary with the funds necessary to complete the tender offer.



    Upon completion of the tender offer, the acquisition and finance subsidiaries were merged into DeCrane Aircraft and DeCrane Aircraft's existing debt was repaid. As a result of the mergers, DeCrane Aircraft became a wholly-owned subsidiary of DeCrane Holdings and the bank credit facility and bridge notes became obligations of DeCrane Aircraft. In October 1998, DeCrane Aircraft refinanced the bridge notes with the proceeds from the sale of the old notes issued under the indenture described in this prospectus.



    The gross purchase price for DeCrane Aircraft's shares and options was $186.3 million. Assets acquired and liabilities assumed have been recorded at their estimated fair values based on an independent appraisal. The purchase price was allocated to the assets acquired based on the estimated fair values of $4.4 million for inventory, $2.6 million for fixed assets, and $50.0 million for identifiable intangible assets. The excess of the purchase price over the fair value of the net assets acquired totalling $70.0 million was allocated to goodwill. The increase in inventory value was expensed as the inventory was sold during the four months ended December 31, 1998. The intangible assets, other than goodwill, are being amortized on a straight-line basis over periods between five and fifteen years. Goodwill is being amortized on a straight-line basis over a period of thirty years.



    The term loan facility under DeCrane Aircraft's bank credit facility consists of a $35.0 million amortizing Term A loan maturing in six years and a $65.0 million amortizing Term B loan maturing in seven years. The Term B loan was increased from $45.0 to $65.0 million at the time of the PATS acquisition. Scheduled aggregate amortization is $1.1 million in 1999. The bank credit facility also includes a $25.0 million working capital revolving credit facility and a $25.0 million acquisition revolving credit facility, of which $5.4 million was borrowed upon completion of the DLJ acquisition. Both revolving credit facilities will terminate after six years.



    Borrowings under our bank credit facility generally bear interest based on a margin over, at DeCrane Aircraft's option, either the base rate or the Euro-Dollar rate. The applicable margin for the revolving credit facilities and Term A loan is 1.50% for base rate borrowings and 2.75% for Euro-Dollar borrowings for the first six months after the January 1999 PATS acquisition amendment was adopted; the Term B loan has a margin of 1.75% for base rate borrowings and 3.00% for Euro-Dollar borrowings. After the first six months, the applicable margin will vary based upon DeCrane Aircraft's ratio of total debt to EBITDA, as defined. DeCrane Aircraft's obligations under the bank credit facility are:



    - guaranteed by DeCrane Holdings and all existing and future wholly-owned domestic subsidiaries of DeCrane Aircraft;



    - secured by substantially all of the assets of DeCrane Aircraft and the subsidiary guarantors, including a pledge of the capital stock of all existing and future subsidiaries of DeCrane Aircraft, provided that no more than 65% of the voting stock of any foreign subsidiary shall be pledged; and



    - secured by a pledge by DeCrane Holdings of the stock of DeCrane Aircraft.


    The bank credit facility contains customary covenants and events of default.


    The $100.0 million DeCrane Aircraft senior subordinated notes, including the old notes and the new notes to be exchanged for old notes in an exchange offer for which a separate registration statement has been filed, will mature in 2008 and are guaranteed by DeCrane Aircraft's wholly-owned domestic subsidiaries. Interest on the notes is payable semiannually in cash. The notes contain customary covenants and events of default, including covenants that limit DeCrane Aircraft's ability to incur debt, pay dividends and acquire or make equity investments in other companies.



    In connection with the DLJ acquisition, DeCrane Holdings raised approximately $99.0 million through its sale of common stock, preferred stock and warrants. The proceeds of those sales were contributed to the paid-in capital of DeCrane Aircraft. The DeCrane Holdings preferred stock provides for cumulative dividends that do not require payment in cash through 2003, but will be payable in cash thereafter and will be mandatorily redeemable in 2009. The DeCrane Holdings preferred stock is exchangeable into debentures that will contain customary covenants and events of default, including covenants that limit the ability of DeCrane Holdings and its subsidiaries to incur debt, pay dividends and acquire or make equity investments in other companies.



INDUSTRY OUTLOOK AND TRENDS



    We sell to the commercial, regional, corporate and military aircraft markets. Within these markets, our customers include original manufacturers of aircraft and related electronic equipment, aircraft repair and modification centers, and airlines. We believe there are favorable trends in the markets we serve that will result in continuing strong demand for our products and services.



    The 1998 CURRENT MARKET OUTLOOK released by the Boeing Company in early 1998 projected that:



    - worldwide revenue passenger kilometers will increase at a compounded annual growth rate of 5.0% over the next ten years;



    - the world jetliner fleet will grow from 12,300 aircraft at the end of 1997 to nearly 17,700 aircraft in 2007 and to 26,200 aircraft by 2017; and

    - over the next 20 years, the industry will require 17,650 new aircraft, both to support the projected world fleet expansion and to replace capacity lost as older aircraft are removed from commercial airline service.



    We believe these projected increases over the prolonged time frame indicated above will result in strong demand for our products and services in the commercial, regional and corporate aircraft markets that we serve. However, the shorter-term outlook includes Boeing's recent announcements concerning production line cutbacks, which will result in a projected decline in commercial aircraft deliveries in late 1999 and 2000.


RESULTS OF OPERATIONS


    The following table sets forth the items in the consolidated statements of operations for DeCrane Holdings as percentages of its revenues for the periods indicated. The percentages for the years ended December 31, 1996 and 1997 reflect the historical results of operations of DeCrane Aircraft prior to the DLJ acquisition. The percentages for the year ended December 31, 1998 reflect the combined historical results of operations of DeCrane Aircraft for the eight months ended August 31, 1998 prior to the DLJ acquisition and DeCrane Holdings for the four months ended December 31, 1998 subsequent to the DLJ acquisition.


                                                                                          YEAR ENDED DECEMBER 31,
                                                                                      -------------------------------
                                                                                        1996       1997       1998
                                                                                      ---------  ---------  ---------
Revenues............................................................................      100.0%     100.0%     100.0%
Cost of sales.......................................................................       75.9       73.7       68.4
                                                                                      ---------  ---------  ---------
Gross profit........................................................................       24.1       26.3       31.6
Selling, general and administrative expenses........................................       16.5       14.5       19.7
Amortization of intangible assets...................................................        1.1        0.8        3.0
                                                                                      ---------  ---------  ---------
Operating income....................................................................        6.5       11.0        8.9
Interest expense....................................................................        6.5        2.9        6.1
Other expense, net..................................................................        0.2        0.2        0.8
                                                                                      ---------  ---------  ---------
Income (loss) before provision for income taxes,
  and extraordinary item............................................................       (0.2)       7.9        2.0
Provision for income taxes..........................................................       (1.1)      (3.1)      (0.1)
                                                                                      ---------  ---------  ---------
Income (loss) before extraordinary item.............................................       (1.3)       4.8        1.9
Extraordinary loss from debt refinancing............................................         --       (1.9)      (1.5)
                                                                                      ---------  ---------  ---------
Net income (loss)...................................................................       (1.3)%       2.9%       0.4%
                                                                                      ---------  ---------  ---------
                                                                                      ---------  ---------  ---------

YEAR ENDED DECEMBER 31, 1998 COMPARED TO YEAR ENDED DECEMBER 31, 1997


    REVENUES. Revenues increased $41.6 million, or 38.2%, to $150.5 million for the year ended December 31, 1998 from $108.9 million for the year ended December 31, 1997. Revenues increased primarily due to the inclusion of:



    - $20.2 million of revenues from Audio International, which was acquired on November 14, 1997;



    - $25.2 million of revenues from Avtech, which was acquired on June 26, 1998; and



    - $3.3 million of revenues from Dettmers, which was acquired on June 30, 1998.


    These revenue increases were somewhat offset by continued softness in the electrical contact markets, where we experienced a sales decline of approximately $8.6 million for the year ended December 31, 1998 compared with the same period last year.

    GROSS PROFIT. Gross profit increased $18.9 million, or 65.9%, to $47.6 million for the year ended December 31, 1998 from $28.7 million for the year ended December 31, 1997. Gross profit as a percent of revenues increased to 31.6% for the year ended December 31, 1998 from 26.3% for the year ended December 31, 1997. Factors contributing to the gross profit increase were:



    - $12.4 million from an overall increase in sales volume, primarily a result of the November 1997 Audio International and June 1998 Avtech and Dettmers acquisitions;



    - $10.3 million due to the higher overall gross margins of the acquired companies; and



    - $1.8 million due to overall margin improvements at existing companies.



The increase was offset by:



    - a $1.2 million decrease due to a decline in electrical contact revenues;
      and



    - a $4.4 million charge for the portion of the DLJ acquisition purchase price allocated to inventory and expensed as the inventory was sold during the four months ended December 31, 1998.



    SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses increased $13.8 million, or 87.3%, to $29.6 million for the year ended December 31, 1998 from $15.8 million for the year ended December 31, 1997. SG&A expenses as a percent of revenues increased to 19.7% for the year ended December 31, 1998 from 14.5% for the year ended December 31, 1997. SG&A expenses increased primarily as a result of:



    - the inclusion of $9.2 million of expenses pertaining to Audio International, Avtech and Dettmers which were acquired during 1997 and 1998;



    - $3.6 of non-capitalizable costs associated with the DLJ acquisition; and



    - a $1.9 million increase in research and development costs related to new product introductions at Audio International and Dettmers.



    OPERATING INCOME. Operating income increased $1.5 million to $13.5 million for the year ended December 31, 1998 from $12.0 million for the year ended December 31, 1997. Operating income as a percent of revenues decreased to 8.9% for the year ended December 31, 1998 from 11.0% for the year ended December 31, 1997. An overall $13.1 million increase in operating income, including $12.0 million from the acquisitions of Audio International, Avtech and Dettmers, was offset by:



    - the $4.4 million charge for the portion of the DLJ purchase price allocated to inventory;



    - $3.6 million of higher amortization expense associated with acquisitions, including the DLJ acquisition; and



    - the $3.6 million charge for non-capitalizable costs associated with the DLJ acquisition.


    INTEREST EXPENSE. Interest expense increased $6.0 million, or 187.5%, to $9.2 million for the year ended December 31, 1998 from $3.2 million for the year ended December 31, 1997. This increase resulted primarily from the higher debt levels associated with the DLJ acquisition.

    PROVISION FOR INCOME TAXES. During the year ended December 31, 1998, we decreased our provision for income taxes by $3.2 million to $0.2 million from $3.4 million for the year ended December 31, 1997, as a result of lower income before taxes and the reduction of our deferred tax asset valuation allowance by $2.6 million. This decrease was significantly offset by an increase in non-deductible expenses, particularly the amortization of intangible assets, during the same period. We have approximately $17.4 million and $0.6 million in loss carry forwards available at December 31, 1998 for federal and state income tax purposes.

    EXTRAORDINARY LOSS FROM DEBT REFINANCING. During the year ended December 31, 1998, we incurred a $2.2 million extraordinary charge, net of an estimated $1.5 million income tax benefit, as a result of the refinancing of the bridge notes with a units offering consisting of notes and warrants. During the year ended December 31, 1997, we incurred a $2.1 million extraordinary charge, net of an estimated $1.4 million income tax benefit, as a result of a debt refinancing with the proceeds from our initial public offering.

    NET INCOME (LOSS). Net income decreased $2.6 million to $0.6 million for the year ended December 31, 1998 compared to $3.2 million for the same period in 1997 primarily due to the higher amortization, interest and other expenses associated with the DLJ acquisition.


    BOOKINGS AND BACKLOG. Bookings increased $36.4 million, or 32.5%, to $148.5 million for the year ended December 31, 1998 compared to $112.1 million for the same period in 1997. The increase in bookings for 1998 includes:



    - $21.0 million attributable to Audio International;



    - $15.4 million attributable to Avtech; and



    - $2.9 million attributable to Dettmers.


    As of December 31, 1998, we had a sales order backlog of $75.4 million compared to $49.0 million as of December 31, 1997.

YEAR ENDED DECEMBER 31, 1997 COMPARED TO YEAR ENDED DECEMBER 31, 1996


    REVENUES. Revenues increased $43.8 million, or 67.3%, to $108.9 million for 1997 from $65.1 million for 1996. Revenues increased primarily due to:



    - the inclusion of $10.7 million of revenues from Aerospace Display Systems;



    - growth in our private labeling programs of $6.4 million;



    - growth in contact sales of $6.3 million driven by new aircraft production rate increases;



    - an increase in sales of harness assemblies for in-flight entertainment systems of $5.1 million;



    - an increase in sales of specialty connectors for cabin management and in-flight entertainment systems principally on Boeing's 777 aircraft of $4.9 million;



    - an increase of sales to Interactive Flight Technologies, Inc. of $3.3 million relating to a major systems integration program for Swiss Air Transport Co. Ltd.;



    - the inclusion of $3.0 million of revenue from Elsinore;



    - new systems integration programs for navigational systems of $1.5 million;



    - the inclusion of $1.3 million of revenue from Audio International;



    - a new systems integration program for United Parcel Service, Inc. of $0.9 million; and



    - the overall growth in the commercial aircraft market.


    Partially offsetting this increase was a decline in sales to AT&T Wireless Services, Inc. of $3.8 million, reflecting the completion in late 1995 and early 1996 of a major systems integration program.

    GROSS PROFIT. Gross profit increased $12.9 million, or 82.4%, to $28.7 million for 1997 from $15.7 million for 1996. Gross profit as a percentage of revenues increased to 26.3% for 1997 from 24.1% for 1996. This increase in gross profit was attributable to:



    - a $10.6 million increase as a result of increased sales volume, $3.8 million of which was attributable to the Aerospace Display Systems, Elsinore and Audio International acquisitions; and



    - a $2.3 million increase attributable to a favorable shift in revenues to higher margin products, cost reductions and sustained price increases.



    SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. SG&A expenses increased $5.0 million, or 46.6%, to $15.8 million for 1997 from $10.7 million for 1996. SG&A expenses as a percentage of revenues decreased to 14.5% for 1997 from 16.5% for 1996. SG&A expenses increased primarily due to:



    - $2.3 million of incremental expenses resulting from the acquisition of Aerospace Display Systems, the AMP facility and Elsinore, all of which occurred in late 1996;



    - $0.8 million for additional staff to pursue higher sales to aircraft manufacturers and to develop capabilities for in-flight entertainment, navigation and satellite communication and safety systems integration services; and



    - $0.6 million of incremental expenses resulting from the acquisition of Audio International, which occurred in 1997.


    OPERATING INCOME. Operating income increased $7.7 million, or 182.2%, to $12.0 million for 1997 from $4.3 million for 1996. Operating income as a percentage of revenues increased to 11.0% for 1997 from 6.5% for 1996. The increase in operating income resulted from the factors described above.

    INTEREST EXPENSE. Interest expense decreased $1.1 million, or 25.8%, to $3.2 million for 1997 from $4.2 million for 1996. The decrease resulted from the completion of the initial public offering on April 16, 1997 and the repayment of a substantial portion of debt with the net proceeds.

    PROVISION FOR INCOME TAXES. During 1997, we reduced our deferred tax asset valuation allowance by $0.5 million to reflect the book benefit of federal and state net operating loss carry forwards not previously recognized. We have approximately $2.5 million of net operating loss carry forwards available at December 31, 1997 for federal income tax purposes.

    EXTRAORDINARY LOSS FROM DEBT REFINANCING. During 1997, we incurred a $2.1 million extraordinary charge, net of an estimated $1.4 million income tax benefit, as a result of refinancing debt with the net proceeds from the initial public offering.

    NET INCOME (LOSS). Net income increased $4.0 million to $3.2 million for 1997 from a net loss of $0.8 million for 1996. The increase is a result of the factors described above.

LIQUIDITY AND CAPITAL RESOURCES

    We have required cash primarily to fund acquisitions and, to a lesser extent, to fund capital expenditures and for working capital. Our principal sources of liquidity have been cash flow from operations and third party borrowings. Cash increased $3.3 million during 1998.


    For the year ended December 31, 1998, we generated cash from operating activities of $4.0 million. Our accounts receivable consist of trade receivables and unbilled receivables, which are recognized pursuant to the percentage of completion method of accounting for long-term contracts. Accounts receivable increased $6.6 million for the year ended December 31, 1998 from higher overall sales. Unbilled receivables comprised $3.5 million of this increase. Inventories decreased $2.2 million for the year ended December 31, 1998, due to improved inventory management at several subsidiaries as well as the sale of some contact product lines and the disposal of obsolete inventory items. Accounts payable decreased $2.9 million for the year ended December 31, 1998 as a result of payment of various assumed transaction expenses in the acquisitions of 1998 and an agreement with a new gold supplier for significantly lower prices in exchange for shorter payment terms. Accrued expenses, however, increased $5.9 million for the year ended December 31, 1998, primarily as a result of a $2.8 million increase in accrued interest.



    Net cash used in investing activities was $280.1 million during the year ended December 31, 1998. Of this amount, $190.9 million was used for the DeCrane Aircraft acquisition, $83.6 million was used for the Avtech acquisition and $2.2 million for the Dettmers acquisition. The total purchase price for the Dettmers acquisition also included additional contingent consideration with a maximum of $2.0 million payable between 1999 and 2002. We spent $3.6 million on capital expenditures during the year ended December 31, 1998, which was lower than the $4.5 million originally anticipated because the actual cash outlays for our information systems upgrade program were delayed until 1999. The bank credit facility contains restrictions on our ability to make capital expenditures; however, we believe the permitted capital expenditures will be sufficient to complete our investment program and maintain our facilities.



    Net cash provided by financing activities was $279.2 million for the year ended December 31, 1998. In connection with the DLJ acquisition, we entered into a new bank credit facility that initially provided for term loan borrowings in the aggregate principal amount of $80.0 million, now increased to $99.9 million, and revolving loan borrowings up to an aggregate principal amount of $50.0 million, including $25.0 million for working capital purposes which expires in 2004. In 1998, prior to the DLJ acquisition, we also completed a common stock offering and used the $34.8 million net proceeds to reduce the amount outstanding under our credit facility, and borrowed $85.8 million under our then-existing senior credit facility to finance the Avtech and Dettmers acquisitions.



    The DLJ acquisition created substantial debt for us, resulting in significant debt service obligations. Although we cannot be certain, we anticipate that operating cash flow, together with borrowings under the bank credit facility, will be sufficient to meet our future short- and long-term operating expenses, working capital, capital expenditures and debt service obligations for the next three years. However, our ability to pay principal or interest, to refinance our debt and to satisfy our other debt obligations will depend on our future operating performance. We will be affected by economic, financial, competitive, legislative, regulatory, business and other factors beyond our control. In addition, we are continually considering acquisitions that complement or expand our existing businesses or that may enable us to expand into new markets. Future acquisitions may require additional debt, equity financing or both. We may not be able to obtain any additional financing on acceptable terms.


RECENTLY ISSUED ACCOUNTING PRONOUNCEMENT

    In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 133 requires companies to record derivatives on the balance sheet as assets or liabilities, measured at fair value. It also requires that gains or losses resulting from changes in the values of those derivatives be accounted for depending on the use of the derivative and whether it qualifies for hedge accounting. Adoption of SFAS No. 133 is required for the fiscal year beginning January 1, 2000. Management believes the adoption of SFAS No. 133 will not have a material impact on our consolidated financial position or results of operations.

SWISS FRANC FORWARD EXCHANGE CONTRACTS


    Some of the contact blanks we use in the production of our contacts are manufactured at our Swiss facility and shipped to our El Segundo, California facility for plating and assembly. In 1996, 1997 and 1998, solely in an effort to mitigate the effects of currency fluctuations between the U.S. Dollar and the Swiss Franc, we entered into forward exchange contracts at fixed rates. We plan to continue efforts to mitigate this risk in the future. We do not engage in any currency exchange transactions for trading or speculative purposes. Realized and unrealized gains and losses on foreign exchange contracts are recognized currently in the consolidated statements of operations.

COMPLIANCE OF KEY SYSTEMS WITH YEAR 2000 PERFORMANCE STANDARDS


    We are dependent in part on computer- and date-controlled systems for some internal functions, particularly inventory control, purchasing, customer billing and payroll. Similarly, suppliers of components and services on which we rely, and our customers, may have Year 2000 compliance risks which would affect their operations and their transactions with us. Other parties with whom we have commercial relationships, including raw materials suppliers and service providers, such as banking and financial services, data processing services, telecommunications services and utilities, are highly reliant on computer-based technology.



    The costs we have incurred to remediate and test our systems, and evaluate and address the risks of our key customers and vendors, have been immaterial to date and we presently expect to incur less than $1.0 million of costs in the aggregate. All of our Year 2000 compliance costs have been or are expected to be funded from our operating cash flow. We believe the number of products manufactured by us whose functioning is dependent upon computer-controlled systems is not significant. We are not aware of any material customer- or vendor-related Year 2000 issues. Our review of third-party compliance risks from our key vendors and customers is not yet complete. We intend to complete our review of data from all of those vendors and customers who respond during the second quarter of 1999. However, even assuming that all of the non-responding parties suffer interruptions to their operations due to Year 2000 systems failures, our management does not anticipate any resulting failures in our systems, products or supply chain that would disrupt our operations to a material degree. Our manufacturing operations and our products generally are not based upon date-controlled machinery; our business operations and systems are not so time-sensitive that brief interruptions, or a shift to backup paper records, should cause significant losses.



    Our Year 2000 compliance efforts are directed primarily towards ensuring that we will be able to continue to perform three critical functions:



    - make and sell our products,



    - order and receive raw material and supplies, and



    - pay our employees and vendors.



    However, the novelty and complexity of the issues presented, and our dependence on the technical skills of employees and independent contractors and on the representations and preparedness of third parties, could cause our efforts to be less than fully effective. Moreover, Year 2000 issues present a number of risks that are beyond our control, such as the failure of utility companies to deliver electricity, the failure of telecommunications companies to provide voice and data services, the failure of financial institutions to process transactions and transfer funds, the failure of vendors to deliver materials or perform services required by us and the collateral effects on us of the effects of Year 2000 issues on the economy in general or on our customers in particular. Additionally, in view of the mixed results achieved by software vendors in correcting these problems, we cannot assure you that new systems we obtain to replace noncompliant systems will themselves prove to be fully compliant. Although we believe that our compliance efforts are designed to appropriately identify and address those Year 2000 issues that are subject to our reasonable control, we cannot assure you that our efforts will be fully effective, or that Year 2000 issues will not have a material adverse effect on our business, financial condition or results of operations. In the worst case, a protracted failure of general business systems among our customers or vendors, or in our own plant, could cause production delays or cancelled orders which would significantly reduce our revenue for the duration of such a situation. We have not developed a contingency plan which assumes significant and protracted Year 2000-related failures of major vendors, customers or systems, and do not plan to do so.


COMMON EUROPEAN CURRENCY


    The Treaty on European Economic and Monetary Union provides for the introduction of a single European currency, the Euro, in substitution for the national currencies of the member states of the European Union that adopt the Euro. In May 1998, the European Council determined the 11 member states that met the requirement for the Monetary Union and the currency exchange rates among the currencies for the member states joining the Monetary Union. The transitory period for the Monetary Union started on January 1, 1999. According to the European Council Resolution of July 7, 1997, the transition will be made in three steps, beginning with a transition period from January 1, 1999 to December 31, 2001, in which currency accounts may be opened and financial statements may be drawn in Euros, and local currencies and Euros will coexist. From January 1, 2002 to June 30, 2002, local currencies will be exchanged for Euros. On July 1, 2002, local currencies are scheduled to disappear. We could incur substantial transitional costs as we redesign our software systems to reflect the adoption of the new currency. In addition, we do not know whether the adoption of the Euro will affect the enforceability of, or the denomination of payment obligations under, our commercial agreements in currencies to be replaced by the Euro.

                                    BUSINESS


    We manufacture aviation electronic components called "avionics" and related components, and provide systems integration services, for niche markets within the commercial, regional, corporate and military aircraft industries. We believe that we are a leading provider of components within each niche market we serve. Since DeCrane Aircraft was founded in 1989, our strategy has been to combine complementary businesses with leading positions in cabin and flight deck systems. We generated revenues of $244.4 million, Adjusted EBITDA of $55.8 million and a loss before extraordinary item of $1.1 million for the twelve months ended December 31, 1998 on a pro forma basis.


    We seek to maximize our sales by emphasizing the complementary nature of our products and services. We manufacture:

    - electrical contacts;


    - connectors, which often include our contacts;



    - wire harness assemblies, which often include our connectors;



    - structural supports for avionic connectors and harnesses, often packaged with other products of ours and sold as "installation kits";



    - auxiliary fuel tank systems and auxiliary power systems;



    - dichroic liquid crystal display devices, commonly called "LCDs," which are often used with flight deck avionics;


    - cockpit audio and communications, lighting, and power and control devices for commercial aircraft; and

    - stereo systems, video monitors, passenger switches, cabin lighting, seating and climate controls for the high-end corporate aircraft market.


    Our systems integration services include design and engineering of avionics systems, supplemental type certifications on behalf of the Federal Aviation Administration, the assembly of installation kits for various aircraft systems and installation services. Smoke detection, fire suppression and in-flight entertainment systems for jet aircraft are among the systems for which we supply design, certification, assembly and/or installation services. We manufacture many of the components required to complete a systems integration project. We believe that our combination of these component manufacturing and integration capabilities gives us a critical competitive advantage which would be difficult for competitors to duplicate.



    By successfully combining and growing complementary businesses, we have achieved strong revenue growth. From 1994 to 1998, DeCrane Aircraft's revenues increased from $47.1 million to $150.5 million on a historical basis. That increase resulted in a compound annual growth rate of 33.7%. During the same period, DeCrane Aircraft's EBITDA increased from $5.2 million to $26.9 million on a historical basis, representing a combined annual growth rate of 50.8%, and our historical income before extraordinary items increased from a $1.8 million loss to $3.1 million in income. We have achieved this growth primarily by:


    - obtaining new customers and additional business from existing customers;

    - selectively acquiring complementary avionics businesses, generally with high margins;


    - taking advantage of favorable trends in the aerospace industry;


    - initiating cost reduction programs and productivity improvements; and

    - increasing the revenues of acquired businesses, by refocusing or diversifying their strategies and products.


Since 1990, DeCrane Aircraft has completed thirteen acquisitions, most recently PATS, Inc. in January 1999 and PPI Holdings, Inc. in April 1999.

INDUSTRY OVERVIEW AND TRENDS


    We sell to the commercial, regional, corporate and military aircraft markets. Within these markets, our customers include original manufacturers of aircraft and related electronic equipment, aircraft repair and modification centers and airlines.



    The Boeing Company and Airbus Industrie are the primary manufacturers of commercial aircraft designed to carry 100 or more passengers. The leading manufacturers of regional and corporate aircraft include Bombardier, Dassault and Gulfstream and will soon include the Boeing Business Jet and the Airbus A319 corporate jet. The major systems installed on new aircraft, such as flight deck avionics systems, are produced by a limited number of manufacturers, including AlliedSignal, Rockwell Collins, Honeywell and Sextant Avionique. The integration of new systems into existing aircraft, called the "retrofit" market, and the manufacture and sale of replacement products for existing aircraft, called the "aftermarket," are served by a highly fragmented group of companies, including many of the foregoing manufacturers and a number of smaller, specialized companies like our operating subsidiaries. We market our commercial aircraft products directly to the aircraft manufacturers as well as to the manufacturers of major aircraft sub-systems. In some cases, we sell our products to competing manufacturers--so some of our competitors ultimately may also sell some of our products. The aviation industry has been consolidating at an increasing pace in recent years, and we expect that consolidation will continue for the foreseeable future.


    We believe that there are many barriers to entry which limit access to the aircraft industry, including:


    - the reluctance of aircraft manufacturers to include new companies as additional approved vendors on their engineering drawings, a favored status often called "print position";


    - the general FAA certification requirements necessary to perform aircraft modifications or maintenance;

    - the required compliance with FAA aircraft manufacturing and aircraft modification design and installation standards;

    - the required compliance with military specifications for some products sold to military and commercial markets;


    - the required compliance with qualification and approval standards imposed by aircraft and electronic systems manufacturers; and



    - the initial capital investment and tooling requirements necessary for the manufacture of some aircraft components and systems.



    We believe the following trends are affecting the industry:



    INCREASED DEMAND FOR NEW COMMERCIAL AIRCRAFT. The 1998 CURRENT MARKET OUTLOOK released by Boeing in early 1998 projected that the world jetliner fleet will grow from 12,300 aircraft at the end of 1997 to nearly 17,700 aircraft in 2007 and to 26,200 aircraft by 2017. The report also estimated that, over the next 20 years, the industry will require 17,650 new aircraft, both to support the projected world fleet expansion and to replace capacity lost as aircraft are removed from commercial airline service. We believe that every commercial aircraft model currently produced by Boeing and Airbus contains components manufactured by us. Boeing has, however, recently announced production cutbacks in several of its lines for 1999 and 2000. Boeing continues to re-evaluate its production schedules in response to instability in its Asian markets and to assess the profitability of its various product lines. These events are described in greater detail in "Risk Factors--Instability of Asian Market" and "Risk Factors--Dependence on Key Customers."



    INCREASED DEMAND FOR NEW REGIONAL AIRCRAFT. We believe that the total commercial regional aircraft fleet will grow over the next ten years. Boeing's 1998 CURRENT MARKET OUTLOOK projected that worldwide revenue passenger kilometers will increase at a compound annual growth rate of 5.0% over that period. We believe that this increase will drive demand for regional aircraft production as well, due to:


    - the introduction of new regional aircraft with state-of-the-art cockpits and the same safety equipment as larger commercial aircraft;

    - continued integration of the services of regional carriers with major carriers;

    - newer longer-range turboprop and jet aircraft that allow regional carriers to consider new point-to-point routes, which would permit passengers to bypass hubs; and

    - upgraded airport facilities for regional passengers.

    INCREASED DEMAND FOR NEW CORPORATE AIRCRAFT. We believe that the following factors will drive increased demand for new corporate aircraft:

    - the introduction of new, larger and more efficient aircraft;

    - the growing popularity of fractional aircraft ownership;

    - the minimal availability of used aircraft;

    - the need for long range flights to expanding international markets; and

    - the increased demand for more expedient travel.

    INCREASED DEMAND FOR CABIN AND FLIGHT DECK SYSTEMS. In recent years, demand for cabin systems has increased. These systems include in-flight passenger telecommunications systems and in-flight entertainment systems, such as video, video-on-demand and other interactive systems. We believe that demand for avionics systems on the flight deck, as well as in the passenger cabin, is increasing, as a result of:

    - a desire by airlines for additional revenue-producing services;

    - longer flights combined with a demand by airline passengers for more sophisticated forms of in-flight services; and

    - the advent of new technologies and FAA mandates related to aircraft safety and navigation.


    INDUSTRY CONSOLIDATION-REDUCTION IN NUMBER OF APPROVED SUPPLIERS AND VENDORS. To reduce purchasing costs and have greater control over quality, manufacturers and aircraft operators have been reducing the number of vendors and suppliers from whom they purchase. Suppliers and vendors must now possess the size and production and distribution capabilities required to provide a broader range of products and services to airlines and manufacturers.



    NEW SAFETY REQUIREMENTS. New technologies and FAA mandates are driving a proliferation of new safety systems for airplanes. The world's airlines and aircraft and electronic systems manufacturers have cooperated with regulatory agencies in the development of industry standards, regulations and system requirements for future air navigation systems. We expect that this initiative will drive a complete modernization of both airborne and ground-based air traffic management systems. As navigation technology becomes more accurate, new navigation systems such as global positioning systems may become federally required. Other new technologies which have already been mandated include traffic collision avoidance systems, cargo hold fire detection and suppression systems, and windshear detection systems. In anticipation of new FAA recommendations and mandates, many airlines have already begun to install enhanced ground proximity warning systems, predictive windshear detection systems and enhanced digital flight data recorders. Each of these systems presents aircraft avionics retrofit opportunities for us.


    DOWNSIZING AND OUTSOURCING. Airlines have come under increasing pressure to reduce the operating and capital costs associated with providing services. In response, airlines have increased purchases of some components from third parties and have outsourced some repair, overhaul and retrofit functions. Similarly, aircraft and electronic system manufacturers increasingly are reducing their level of vertical integration by outsourcing more manufacturing, repair and retrofit functions to third parties. We believe that these trends are creating increased demand for low-cost, high-quality component manufacturers and systems integrators.


ACQUISITION HISTORY


    DeCrane Aircraft was formed in 1989 to capitalize on emerging trends in the aircraft market through acquisitions. Since its formation, DeCrane Aircraft has completed thirteen acquisitions, summarized as follows:



   YEAR OF                                                                 PRINCIPAL PRODUCTS AND SERVICES
 COMPLETION                ACQUIRED ENTITY OR ASSET                        AT THE TIME OF THE TRANSACTION
-------------  -------------------------------------------------  -------------------------------------------------
       1990    Hollingsead International                          Avionics support structures
       1991    Tri-Star Electronics International                 Contacts and connectors
       1991    Tri-Star Europe, S.A.                              Contact blanks
       1991    Tri-Star Technologies                              Wire marking equipment
       1991    Cory Components                                    Connectors & harness assemblies
       1996    Aerospace Display Systems                          Dichroic liquid crystal displays
       1996    Elsinore Engineering                               Engineering services
       1996    AMP manufacturing facility                         Contact blanks
       1997    Audio International                                Cabin management & entertainment products
       1998    Avtech Corporation                                 Cockpit audio, lighting, power & control
       1998    Dettmers Industries                                Corporate aircraft seats
       1999    PATS                                               Auxiliary fuel & power systems
       1999    PPI                                                Aircraft furniture components


COMPETITIVE STRENGTHS

    We believe that we are well-positioned to take advantage of the foregoing trends and expected growth, as a result of the following competitive strengths:


    LEADING POSITIONS IN NICHE MARKETS. We have established strong sales positions in several specialized niches within the commercial aircraft industry. We believe that we are:



    - the largest supplier of bulk contacts to commercial aircraft manufacturers;



    - the largest supplier of dichroic liquid crystal display devices for use by commercial aircraft manufacturers;


    - the largest provider of aircraft entertainment and cabin management products and systems for the high-end corporate aircraft market;

    - a major supplier of wire harness assemblies for use in in-flight entertainment systems; and

    - a leading supplier of cockpit audio controls.

    We have used our strong market positions to compete more effectively as well as to capitalize on industry consolidation trends.


    DIVERSIFIED REVENUE BASE. We sell to the commercial, regional, corporate and military aircraft markets. Within these markets, our customers include manufacturers of aircraft and related electronic equipment, aircraft repair and modification centers, and airlines. Each of these markets typically experience different production cycles. We believe that our involvement in multiple markets, reduces our exposure to cyclical product demand in the aircraft industry. Additionally, as a primary supplier of products and services to manufacturers of cabin and flight deck systems, we believe we have opportunities for growth that are independent of the original aircraft market. Such systems typically are installed on a retrofit basis by purchasers and operators of existing aircraft rather than by aircraft manufacturers.


    COMPLEMENTARY AND STRATEGICALLY INTEGRATED BUSINESS LINES. Since DeCrane Aircraft was formed in 1989, we have completed twelve acquisitions of businesses and assets. We have successfully executed our strategy of acquiring complementary businesses in the cabin and flight deck markets. Our acquisitions complement each other, and create a core of avionics products and services which increases our cross-selling opportunities. For example, our acquisitions of Dettmers, a corporate aircraft seat manufacturer, and Audio, which makes custom aircraft entertainment and cabin management products, will enable us to offer a more integrated set of products and services to the high-end corporate aircraft market.


    STRONG CUSTOMER RELATIONSHIPS. We seek to establish and maintain long-term relationships with leaders in our primary markets. For example, we have entered into requirements contracts to supply bulk contacts and specific connectors to Boeing, which is the largest commercial aircraft manufacturer. Through these and other similar agreements, we believe that we are:


    - the supplier of a substantial majority of the bulk contacts for all aircraft currently manufactured by Boeing;


    - the sole source supplier of some connectors for in-flight entertainment systems installed by Boeing on its 777 aircraft;



    - a significant supplier of cockpit audio control systems to Boeing; and


    - the primary supplier of auxiliary fuel systems to the Boeing Business Jet program.

We are also a preferred supplier of wire harness assemblies to Matsushita for its in-flight entertainment systems.

    LOW-COST, HIGH-QUALITY OPERATIONS. We believe that we have established low-cost operations through cost reduction programs, technological development and, where appropriate, the use of vertical integration. Our low-cost operations are demonstrated, for example, by the growth of programs under which we supply contacts to many of our competitors.


    We use sophisticated processes to ensure that our products meet or exceed industry and customer quality requirements. Many customers formally have recognized the effectiveness of our quality programs by issuing quality approval letters, awarding quality compliance certificates and authorizing our inspection personnel to act as their authorized quality certification representatives. For example, four of our facilities have received a quality award from Boeing, and nine of our facilities are currently certified according to the International Standards Organization specifications ISO-9001 or ISO-9002.


    REGULATORY CERTIFICATIONS. We employ FAA-certified airframe and power-plant mechanics who are authorized to perform specified aircraft modification functions. This level of expertise enables us to respond rapidly and effectively to our customers' technical requirements. As of February 1, 1999, our subsidiaries:


    - include one of only 31 currently active Designated Alteration Stations worldwide which are authorized by the FAA to provide approval and certification of the design of specific aircraft modifications on behalf of the FAA;


    - hold numerous Parts Manufacturer Approval authorizations from the FAA, permitting them to manufacture and sell various parts in many different types of aircraft; and


    - hold nine FAA domestic repair station certificates, authorizing them to perform specific aircraft modifications.

GROWTH STRATEGY


    Our principal strategy is to establish and expand leading positions in high-margin, niche markets within the commercial, regional, corporate and military aircraft markets. We focus on the manufacture of avionics components and the integration of avionics systems. We also seek to maintain a balance of revenues among the equipment manufacturer market, the retrofit market and the aftermarket. We believe that such a strategy will position us to grow by:



    CAPITALIZING ON GROWTH IN AIRCRAFT PRODUCTION AND INCREASED DEMAND FOR CABIN AND FLIGHT DECK SYSTEMS. Our strong market positions, and alignment with many of the leading participants in the industry, should permit us to take advantage of the projected increases in the production of aircraft discussed above. For example, in-flight entertainment systems have become more sophisticated in recent years with the inclusion of such products as video-on-demand and in-seat video tape players. Increasingly, airlines view sophisticated in-flight entertainment systems as a required service on airlines' long-haul flights, particularly in first class. Such systems are also increasingly being installed in business and coach class and on planes serving shorter routes. We believe that the trend toward jets instead of turboprops in the corporate and regional markets will further increase our dollar content per aircraft, as well as the demand for our products and services in that market. We believe that this increased demand creates a significant retrofit and aftermarket opportunity for cabin avionics systems, as well as the components and systems integration services necessary to such systems. We work closely with manufacturers and modification centers to meet their delivery and scheduling requirements, and, in some cases, to provide total, turnkey solutions to adding avionics systems new aircraft.



    EXPANDING SYSTEMS INTEGRATION SERVICES. Our systems integration services began in the in-flight passenger telecommunications market. Beginning in 1995, we expanded our systems integration expertise and sales efforts to include navigation and satellite communication, safety, and in-flight entertainment systems. We believe that we are one of the few companies having in-house capabilities in each of the four elements of systems integration: design, certification, kitting and system installation.


    EMPHASIZING INTEGRATED PRODUCT SYSTEMS AND COMPLEMENTARY SERVICES. Over the past several years, we increasingly have combined our manufactured components to create higher value-added products. This activity has created additional opportunities to cross-sell and vertically integrate our products. For example, our contact business provides components to our connector business, which supplies components to our wire harness business. Our harness assemblies often are packaged with its avionics support structures to form the foundation as the installation kits which we then sell to our systems integration customers. We believe that these complementary products and services provide opportunities to increase our sales to existing customers and compete more effectively for new customers.


    COMPLETING ADDITIONAL STRATEGIC ACQUISITIONS. We operate in a fragmented market, which we estimated to include over 100 companies with revenues of less than $100 million in 1997. We target for acquisition aircraft component manufacturers and systems integration providers that are complementary to our existing businesses, and have a leading market share in their own niches. We seek to leverage our existing strengths, and add new expertise, through acquisitions that offer strategic value and cross-selling opportunities. We regard economies of scale, product line extensions, new customer relationships, increased manufacturing capacity and opportunities for increased cost reductions as particularly important in our analysis of a potential acquisition's strategic value. We are continually engaged in discussions with potential acquisition candidates. However, acquisitions involve many uncertainties, and our attempts to identify appropriate acquisitions, and finance and complete any particular acquisition, may not be successful.

PRODUCTS AND SERVICES


    We believe that our products are used in each of the commercial aircraft models currently produced by Boeing and Airbus, the two largest commercial aircraft OEMs. Our seven principal classes of products and services are:



                                                                  SHARE OF 1998
                                                                   SALES ON A
           CLASS                                                 PRO FORMA BASIS
           ---------------------------------------------------  -----------------
        -  entertainment and cabin management products                    26%

        -  cockpit audio, communications, lighting and power
           and control devices                                            19%

        -  electrical contacts                                            14%

        -  auxiliary fuel systems and auxiliary power units               14%

        -  connectors and harness assemblies                              13%

        -  integration of cabin and flight deck systems                    7%

        -  liquid crystal display devices                                  6%


    No other product or service accounted for more than 5% of our pro forma revenues in 1998.


    ENTERTAINMENT AND CABIN MANAGEMENT. We are a leading supplier of aircraft entertainment and cabin management products and systems to the high-end corporate aircraft market. We supply switching and control modules, audio and video components, stereo systems, video monitors, amplifiers, chimes and paging devices, headphone systems, passenger switches, and cabin lighting and climate controls. We also offer systems integration services for cabin management electronics to corporate aircraft manufacturers and major modification centers.



    COCKPIT AUDIO, COMMUNICATION, LIGHTING AND POWER AND CONTROL DEVICES. We are a leading manufacturer of cockpit audio, lighting and power and control devices used in commercial, regional and corporate aircraft. We believe we are the primary supplier of cockpit audio control systems to Boeing, and a leading supplier of power conversion and fluorescent lamp ballast devices and dimmers to corporate aircraft OEMs. We also manufacture a variety of other commercial aircraft safety system components, including warning tone generators, temperature and de-icing monitoring systems, steep approach monitors and low voltage power supplies for traffic collision avoidance systems.



    ELECTRICAL CONTACTS. Contacts conduct electronic signals or electricity and are installed at the terminus of a wire or an electronic or electrical device. We supply precision-machined contacts for use in connectors found in virtually every electronic and electrical system on a commercial aircraft. We sell contacts directly to aircraft and related electronics manufacturers and, through our private labeling programs, to several major connector manufacturers who sell connectors to the same markets under their brand name. We believe that we are the supplier of a substantial majority of the bulk contact requirements for all aircraft currently manufactured by Boeing, and the largest supplier of bulk contacts to the commercial aircraft manufacturers.



    AUXILIARY FUEL SYSTEMS AND AUXILIARY POWER UNITS. Through our newest subsidiary, PATS, we manufacture and install auxiliary fuel tanks for commercial and corporate aircraft. Our unique design and tank construction have made us a leader in the auxiliary fuel tank market. We have a contract with Boeing's Business Jet program to supply 120 aircraft with multiple auxiliary fuel tanks. In connection with our acquisition of PATS, Boeing agreed to make modifications to the contract and to pre-pay $5.0 million against future deliveries of the systems. We believe that the auxiliary fuel tanks will permit the Boeing Business Jet 737-700 to compete with long-range aircraft such as the Gulfstream G-V and

Bombardier's Global Express. We also manufacture auxiliary power units which provide ground power to aircraft.


    CONNECTORS AND HARNESS ASSEMBLIES. Electronic and electrical connectors link wires and devices in avionics systems, and permit their assembly, installation, repair and removal. Our connectors are specially manufactured to meet the critical performance requirements demanded by manufacturers and required in the harsh environment of an operating aircraft. We produce connectors that are used in aircraft galleys, flight decks and control panels in the passenger cabin. We are the sole-source supplier of several specific connectors for in-flight entertainment systems installed by Boeing on its 777 aircraft.



    We also produce wire harness assemblies for use in cabin avionics systems, from wire, connectors, contacts and hardware. We typically sell our harness assemblies to manufacturers of aircraft electronic systems. In addition, we incorporate and sell our harness assemblies as part of our systems integration services. We are a primary supplier of harness assemblies to Matsushita, one of the largest manufacturers of in-flight entertainment systems.



    INTEGRATION OF CABIN AND FLIGHT DECK SYSTEMS. We have designed, patented and produced a wide range of avionics support structures. These structures are used to support and environmentally cool avionics equipment, including navigation, communication and flight control equipment. Our avionics support structures are sold under the Box-Mount-TM- name, which we believe is highly respected in the marketplace. We sell these support structures to aircraft and related electronics manufacturers, airlines and major modification centers. In addition, these products are essential components of the installation kits used in our systems integration operations. We also perform all of the functions, including design, engineering, certification, manufacturing & installation, necessary to retrofit an aircraft with a new or upgraded avionics system.



    DICHROIC LIQUID CRYSTAL DISPLAY DEVICES. We believe we are a leading manufacturer of dichroic liquid crystal displays, also known as "LCDs," and modules used in commercial and military aircraft and the largest supplier to the commercial aircraft industry. Modules are liquid crystal displays packaged with a backlight source and some on-board electronic components. We believe we are a primary supplier of these devices to aircraft and avionics OEMs and the U.S. military. Our products are used in a variety of flight deck applications, such as flight control systems, fuel quantity indicators, airborne communications and safety systems. Dichroic liquid crystal display products are widely used in the aircraft industry because they are easily adapted to custom design, and they possess high performance characteristics, which include high readability in sunlight and darkness, readability from extreme viewing angles, and the ability to withstand wide temperature fluctuations. We also manufacture electronic clocks which use our liquid crystal display devices. We believe that we are the only clock manufacturer which has designed a line of clocks capable of serving all types of aircraft.

INDUSTRY REGULATION


    The aviation industry is highly regulated in the U.S. by the Federal Aviation Administration, and in other countries by similar agencies to ensure that aviation products and services meet stringent safety and performance standards. We and our customers are subject to these regulations. In addition, many customers impose their own compliance and quality requirements on their suppliers. The FAA prescribes standards and licensing requirements for aircraft components, issues Designated Alteration Station authorizations, and licenses private repair stations. Our subsidiaries hold various FAA approvals, which may only be used by the subsidiary obtaining such approval.



    The FAA can authorize or deny authorization of many of the services and products we provide. Any such denial would preclude our ability to provide the pertinent service or product. If we failed to comply with applicable FAA standards or regulations, the FAA could exercise a wide range of remedies, including a warning letter, a letter of correction, a civil penalty action, and emergency or non-emergency suspension or revocation of a certificate or approval.



    In July of 1997, the FAA notified us that our FAA-approved repair station which holds Designated Alteration Station authorization did not fully comply with some of the requirements for some of the FAA ratings that it held. The FAA granted us until September 10, 1997 to bring the facility into full compliance, and curtailed several operations of the repair station, including prohibiting initiation of new projects under that authorization, until it achieved full compliance. On August 28, 1997 the FAA inspected the repair station and determined that it was in full compliance with all FAA requirements applicable to Class III and Class IV Airframe ratings. The FAA issued a revised Air Agency Certificate including those ratings, and removed the operating restrictions, as of September 5, 1997.



    The FAA also has the power to issue cease and desist orders and orders of compliance and to initiate court action for injunctive relief. If the FAA were to suspend or revoke our certificates or approvals on a nonemergency basis, we would be permitted to continue making the products and delivering the goods pending any available appeals, but would be required to stop if the FAA eventually prevailed on appeal. If the FAA did so on an emergency basis, we would be obliged to stop immediately the manufacturing of products and delivering of services that require such certificate or approval. If the FAA were to determine that noncompliance with its standards creates a safety hazard, it also could order that the pertinent component or aircraft immediately cease to be operated until the condition is corrected. This could require that customers ground aircraft or remove affected components from aircraft currently in service, both of which are expensive actions.



    Each type of aircraft operated by airlines in the United States must possess an FAA type certificate, generally held by the aircraft manufacturer, indicating that the type design meets applicable airworthiness standards. When someone else develops a major modification to an aircraft already type-certificated, that person must obtain an FAA-issued Supplemental Type Certificate for the modification. Historically, we have obtained several hundred of these Supplemental Type Certificates, most of which we obtained on behalf of our customers as part of our systems integration services. Some of these certificates we obtain are or will eventually be transferred to our customers. As of February 1, 1999, we own and/or manage slightly over 200 Supplemental Type Certificates. Many are multi-aircraft certificates which apply to all of the aircraft of a single type. We foresee the need to obtain additional Supplemental Type Certificates so that we can expand the services we provide and the customers we serve.



    Supplemental Type Certificates can be issued for proposed aircraft modifications directly by the FAA, or on behalf of the FAA by one of the 31 holders of currently active Designated Alteration Station authorizations as of February 1, 1999. The FAA designates what types of Supplemental Type Certificates can be issued by each Designated Alteration Station. Our subsidiary Hollingsead, as one of the 31, can directly issue many of the Supplemental Type Certificates we and our customers require for our systems integration operations. In many cases, this has increased the speed with which we can obtain such certificates and help bring our customers' systems to market.



    After obtaining a Supplemental Type Certificate, a manufacturer must apply for a Parts Manufacturer Approval from the FAA, or a supplement to an existing Parts Manufacturer Approval, which permits the holder to manufacture and sell installation kits according to the approved design and data package. We have eight Parts Manufacturer Approvals and multiple supplements to each of those approvals. In general, each initial Parts Manufacturer Approval is an approval of a manufacturing or modification facility's production quality control system. Each Parts Manufacturer Approval supplement authorizes the manufacture of a particular part in accordance with the requirements of the corresponding Supplemental Type Certificate. We routinely apply for and receive such Parts Manufacturer Approval supplements. In order to perform the actual installations of a modification, we are also required to have FAA approval. This authority is contained either in our Parts Manufacturer Approvals and related supplements, or in our repair station certificates. In order for a company to perform most kinds of repair, engineering, installation or other services on aircraft, its facility must be designated as an FAA-authorized repair station. As of February 1, 1999, we had nine authorized repair stations.



    In addition to its approval of design, production, and installation, the FAA certifies personnel. Several of our engineering personnel have been certified by the FAA to perform specific tasks related to the design, production, and performance of aircraft modifications. Such certified personnel include mechanics and repairmen. The FAA also delegates some of its oversight responsibilities, such as testing and inspection responsibilities, to FAA-certified Designated Engineering Representatives. We employ or contract for several of such designated representatives who evaluate engineering design data packages, ensure compliance with applicable FAA regulations, oversee product testing to ensure airworthiness, and work with the FAA to obtain approvals of those data packages.



    U. S. military specification standards are frequently used by both military and commercial customers in the aircraft industry to define and control characteristics of a product. Through the use of a government Qualified Parts List and Qualified Vendor's List, a customer may be assured that a product or service has met all of the requirements set forth in the military specification. Parts listed with a Qualified Parts List allow others to reliably design parts to interface with such parts as a result of the military specification standards used. We believe that we hold more Qualified Parts Lists for our contact product line than any other manufacturer.


SALES AND MARKETING


    Product line managers and our product engineering staff provide technical sales support for our direct sales personnel and agents. We may also assign responsibility for marketing, sales and/or services for key customers to one of our senior executives. We have nine authorized distributors who purchase, stock and resell several of our product lines.


    Our systems integration services are sold by sales managers on our staff who are assigned to geographic territories. Because of the significant amount of technical engineering work required in the sales process, our sales managers are generally assisted by a support team of program management, installation and engineering personnel. Each support team specializes in safety systems, in-flight entertainment, or navigation systems. These support teams continue to manage the project throughout the entire integration process.

CUSTOMERS


    We estimate that in 1998, we sold our products and services to about 1,300 customers. Our primary customers include manufacturers of aircraft and related electronics, airlines, aircraft component manufacturers and distributors, and aircraft repair and modification companies. Boeing accounted for approximately 29.6% and Matsushita for approximately 5.0% of our 1998 consolidated pro forma revenues BEFORE taking into account the PPI acquisition. See "Business--Customers" for the expected changes to those numbers resulting from the acquisition. In addition, a significant portion of our sales of components also are sold to Boeing indirectly through our sales to suppliers of Boeing.


    Historically, our systems integration operations have been affected by the timing and magnitude of program awards, at times resulting in quarterly and yearly fluctuations in revenue and earnings. We believe that we have reduced our exposure to such fluctuations by developing capabilities in multiple specialties such as safety systems, in-flight entertainment systems and navigation systems. We have secured orders for integration services in each of these targeted areas. The timing and magnitude of program awards for systems integration services may make other customers significant sources of nonrecurring income in a single year. However, we believe that we will continue to be able to significantly offset such year-to-year fluctuations with new contracts.


    Most of our sales to Boeing are pursuant to contracts which may be terminated by Boeing at any time, and include various terms favorable to the buyer. For example, one provides that we must extend to Boeing any reductions in prices or lead times that we provide to other customers; and that we must match other suppliers' price reductions of more than five percent, or else delete the affected products from the contract. Another contract relieves Boeing from any obligation to order products covered by the contract if Boeing's customers request an alternate supplier, or our product is not technologically competitive in Boeing's judgment, or Boeing changes the design of an aircraft so that our products are no longer needed, or Boeing reasonably determines that we cannot meet its requirements in the amounts and within the schedules it requires. Our contracts with Boeing also generally grant Boeing an irrevocable non-exclusive worldwide license to use our designs tooling and other intellectual property rights related to products sold to Boeing, if we default, or suffer a bankruptcy filing, or transfer our manufacturing rights to a third party.


    We generally sell components and services to Matsushita pursuant to purchase orders. However, we do have one supply agreement with Matsushita for connectors, through September 1999.

MANUFACTURING AND QUALITY CONTROL

    Many of our product lines use process-specific equipment and procedures that have been custom-designed or fabricated to provide high-quality products at relatively low cost. Some of our key product lines are vertically integrated, which we believe improves our product performance, customer service and competitive pricing.

    We have conducted programs to reduce costs including overhead expenses. In some cases these programs have involved the use of proprietary equipment or processes which have enabled us to reduce costs without reducing quality levels.


    Several of our key customers have developed their own design, product performance, manufacturing process and quality system standards and require their suppliers to comply with such standards. As a result, we have developed and conducted comprehensive quality policies and procedures which meet or exceed our customers' requirements. Many of our customers have recognized formally the effectiveness of our quality programs by issuing quality approval letters and awarding quality compliance certificates. In addition, some of our customers have authorized our inspection personnel also to act as their authorized quality representatives. That authorization enables us to ship directly into the inventory stockrooms of these customers, eliminating the need for inspection at the receiving end.


    We use sophisticated equipment and procedures to ensure the quality of our products and to comply with mil-specs and FAA certification requirements. We perform a variety of testing procedures, including environmental testing under different temperature, humidity and altitude levels, shock and vibration testing and X-ray fluorescent measurement. These procedures, together with other customer approved techniques for document, process and quality control, are used throughout our manufacturing facilities.

RAW MATERIALS AND COMPONENT PARTS

    The components we manufacture require the use of various raw materials including gold, aluminum, copper, rhodium, plating chemicals and plastics. The availability and prices of these materials may fluctuate. Their price is a significant component in, and part of, the sales price of many of our products. Although some of our contracts have prices tied to raw materials prices, we cannot always recover increases in raw materials prices in our product sale prices. We also purchase a variety of manufactured component parts from various suppliers. Raw materials and component parts are generally available from multiple suppliers at competitive prices. However, any delay in our ability to obtain necessary raw materials and component parts may affect our ability to meet customer production needs.

INTELLECTUAL PROPERTY AND PROPRIETARY INFORMATION

    We have various trade secrets, proprietary information, trademarks, trade names, patents, copyrights and other intellectual property rights which we believe are important to our business in the aggregate, but not individually.

COMPETITION


    We compete with a number of established companies that have significantly greater financial, technological, manufacturing and marketing resources than ours. We believe that our ability to compete depends on high product performance, short lead-time and timely delivery, competitive price and superior customer service and support.


    The niche markets within the aircraft industry that we serve are relatively fragmented, with several competitors for each of the products and services we provide. Due to the global nature of the aircraft industry, competition in these categories comes from both U.S. and foreign companies. However, we know of no single competitor that offers the same range of products and services as those we provide.

    Our principal competitors in contacts and connectors are large and diversified corporations which produce a broad range of products. In other areas we generally face a group of smaller companies and enterprises.


                 CLASS OF PRODUCT                                   PRINCIPAL COMPETITORS
---------------------------------------------------  ---------------------------------------------------
 - cockpit audio,                                    - Becker Avionics, Inc.
   communications, lighting and power                - Crane ELDEC Corp.
   and control devices                               - Diehl GmbH & Co.
                                                     - Gables Engineering Inc.
                                                     - Page Aerospace, Inc.

 - electrical contacts                               - Amphenol Corporation
                                                     - Deutsch Engineered Connecting Devices, a division
                                                       of Deutsch Co.
                                                     - ITT Cannon, a division of ITT Industries, Inc.

 - auxiliary fuel systems and auxiliary power units  - Marshall Engineering

 - connectors                                        - AMP, Inc.
                                                     - ITT Cannon
                                                     - Radiall S.A.

 - entertainment and cabin management products       - Aerospace Lighting Corporation
                                                     - Baker Electronics
                                                     - DPI Labs
                                                     - Grimes Aerospace Company
                                                     - Nellcor Puritan Bennett Inc.
                                                     - Pacific Systems Corporation

 - integration of cabin and flight deck avionics     - Electronic Cable Specialists
   systems                                           - Engineering departments of airlines
                                                     - Numerous independent airframe maintenance and
                                                       modification companies

 - dichroic LCD devices                              - Cristalloid, Inc.


BACKLOG


    As of December 31, 1998, we had an aggregate sales order backlog of $130.9 million compared to $125.5 million as of December 31, 1997, all on a pro forma basis. Orders are generally filled within twelve months; however, our orders are generally subject to cancellation by the customer prior to shipment. The level of unfilled orders at any given date will be materially affected by when we receive orders and how fast we fill them. Period-to-period comparisons of backlog figures may not be meaningful. For that reason, our backlogs do not necessarily accurately predict actual shipments or sales for any future period.


EMPLOYEES


    As of December 31, 1998, we had 1,451 employees, of whom 206 were in engineering, 68 were in sales, 1,040 were in manufacturing operations and 137 were in finance and administration. The foregoing numbers include 44 temporary employees. None of our employees are subject to a collective bargaining agreement, and we have not experienced any material business interruption as a result of labor disputes since DeCrane Aircraft was formed. We believe that we have a good relationship with our employees.

FACILITIES

    We lease most of our principal facilities, as described in the following table.


                                                                                              APPROX.      LEASE
LOCATION                                                        DESCRIPTION                   SQ. FT.   EXPIRATION
----------------------------------------------  -------------------------------------------  ---------  -----------
Wichita, KS...................................            Manufacturing facility               107,000        2007
Georgetown, DE................................            Manufacturing facility                85,000        2041
El Segundo, CA................................    Manufacturing and engineering facility        81,300        2005
Columbia, MD..................................      Manufacturing facility and offices          65,923        2007
Garden Grove, CA..............................    Manufacturing and engineering facility        58,300        2004
Stuart, FL....................................      Manufacturing facility and offices          29,700        2008
Lugano, Switzerland...........................            Manufacturing facility                28,000        2003
Hatfield, PA..................................    Manufacturing and engineering facility        27,500        2002
Lugano, Switzerland...........................            Manufacturing facility                21,000        2001
Irvine, CA....................................            Manufacturing facility                16,400        1999
Seattle, WA...................................               Storage facility                   10,000        2001
Wiltshire, United Kingdom.....................            Manufacturing facility                 5,700        2013
Hutchinson, KS................................            Manufacturing facility                 5,300        1999
El Segundo, CA................................               Executive offices                   5,000        2004
Santa Barbara, CA.............................             Engineering facility                  3,500        2000
Seattle, WA...................................             Engineering facility                  3,200        1999
Santa Ana, CA.................................             Engineering facility                  1,300        1999



    We also have a leased manufacturing facility of approximately 52,000 square feet in Santa Fe Springs, CA, which expires in 2000, and that we have leased in part to several subtenants. Additionally, we own a manufacturing and engineering facility comprised of six buildings having an aggregate of 87,382 square feet in Seattle, Washington, and additional leased rental office and vacant space nearby, comprising another 34,229 square feet, and an 18,000 square foot manufacturing and engineering facility in North Little Rock, Arkansas. We believe that our properties are in good condition and are adequate to support our operations for the foreseeable future.


ENVIRONMENTAL MATTERS


    Our facilities and operations are subject to various federal, state, local, and foreign environmental requirements, including those relating to discharges to air, water, and land, the handling and disposal of solid and hazardous waste, and the cleanup of properties affected by hazardous substances. In addition, some environmental laws, such as the federal Comprehensive Environmental Response, Compensation and Liability Act, as amended, similar state laws, impose strict liability upon persons responsible for releases or potential releases of hazardous substances. That liability generally is retroactive, and may be separately asserted federal environmental as "joint and several" liability against multiple parties who have some relationship to a site or a source of waste. We have sent waste to treatment, storage, or disposal facilities that have been designated as National Priority List sites under that statute or equivalent listings under state laws. We have received requests for information or allegations of potential responsibility from the Environmental Protection Agency regarding our use of several of those sites. In addition, some of our operations are located on properties which are contaminated to varying degrees.



    We have not incurred, nor do we expect to incur, liabilities in any significant amount as a result of the foregoing matters, because in these cases other entities have been held primarily responsible, the levels of contamination are sufficiently low so as not to require remediation, or we are indemnified against such costs. In most cases, we do not believe that we have any material liability for past waste disposal. However, in a few cases, we do not have sufficient information to assess our potential liability, if any. It is possible, given the retroactive nature of federal environmental liability, that we will from time to time receive additional notices of potential liability relating to current or former activities. Some of our manufacturing processes create wastewater which requires chemical treatment, and one of our facilities has been cited for failure to adequately treat that water. The costs associated with remedying that failure have been immaterial. See "--Legal Proceedings." We have been and are in substantial compliance with environmental requirements. We believe that we have no liabilities under environmental requirements, except for liabilities which would we do not expect would likely have a material adverse effect on our business, results of operations or financial condition. However, some risk of environmental liability is inherent in the nature of our business, and we might in the future incur material costs to meet current or more stringent compliance, cleanup, or other obligations pursuant to environmental requirements as described in "Risk Factors--Environmental Risks and Regulations."


LEGAL PROCEEDINGS


    One of our manufacturing facilities has received several notices of violation related to its wastewater discharge permit, most recently in June 1998. We have taken various corrective measures. However, we continue to experience difficulty in meeting the wastewater flow limitations contained in its discharge permit and we are evaluating additional measures, including seeking modification to our permit. We have installed new treatment equipment. The cost for such installation, plus the anticipated cost of any additional installations and/or outsourcing of the plating processes that create the discharge, is not expected to be material. We do not believe that the notices will result in any material sanctions.



    As part of its investigation of the crash off the Canadian coast on September 2, 1998 of Swissair Flight 111, the Canadian Transportation Safety Board notified us that they recovered burned wire which was attached to the in-flight entertainment system installed on some of Swissair's aircraft by one of our subsidiaries. Attorneys for families of persons who died aboard the flight requested that we put our insurance carrier on notice of a potential claim by those families, and we did so. The Transportation Safety Board has advised us that it has no evidence that the system we installed malfunctioned or failed during the flight. We are fully cooperating with the investigation.



    On July 21, 1998, plaintiffs seeking to represent a purported class of our stockholders filed in Delaware Chancery Court an action entitled TAAM Associates, Inc. v. DeCrane, et al. against DeCrane Aircraft, our directors, DLJ, Inc. and one of its affiliates. The complaint alleged, among other things, that our directors had breached their fiduciary duties by entering into the merger with the DLJ affiliate described in "Recent Developments--The DLJ Acquisition" without engaging in an auction or "active market check" and, therefore, agreed to terms that were unfair and inadequate from the standpoint of our stockholders. On July 24, 1998, the plaintiffs amended the complaint to add allegations that the Schedule 14D-9 we filed with the SEC as part of the tender offer and merger transaction contained various material misstatements or omissions; that the termination fees to the affiliate of DLJ were unreasonable; and that the directors who approved the DLJ acquisition had conflicts of interest. The complaint sought among other things an injunction barring the transaction, or damages plus attorneys' fees and litigation expenses. Without admitting any wrongdoing in the action, in order to avoid the burden and expense of further litigation, the defendants reached an agreement in principle with the plaintiffs which contemplates settlement of the action. The foregoing defendants and the plaintiffs entered into a memorandum of understanding under which the parties, subject to selected facts being confirmed through discovery which has not been completed, would enter into a settlement agreement subject to approval by the Court of Chancery. That memorandum of understanding required that we make several additional disclosures by filing an amendment to our Schedule 14D-9, which we did, and provided for a complete release and settlement of all claims arising out of the facts set forth in the complaint. The memorandum also contemplates that plaintiffs' counsel will apply to the Court of Chancery for an award of attorney's fees and litigation expenses in an amount not exceeding $375,000, which application the defendants agreed not to oppose.


    In August 1998, DeCrane Aircraft and R. Jack DeCrane, its chief executive officer, were served in an action filed in state court in California by Robert
A. Rankin, claiming that he was due additional compensation in the form of stock options, and claiming fraud, negligent misrepresentation and breach of contract in connection therewith, fraudulent misrepresentation in violation of provisions of the California Labor Code for which doubled damages are sought, promissory estoppel, and wrongful discharge in violation of public policy as a result of his allegations of improprieties in connection with the DLJ acquisition transactions. The action seeks not less than $1.5 million plus punitive damages and costs. Discovery has not been completed. We intend to vigorously defend against the claim. Mr. Rankin's employment with DeCrane Aircraft was terminated.



    We are party to other litigation incident to the normal course of business. We do not believe that the outcome of any of such other matters in which we are currently involved will have a material adverse effect on our financial condition or results of operations.



                       WHERE YOU CAN GET MORE INFORMATION



    Each registered holder of the warrants or warrant shares will receive a copy of this prospectus and any related amendments or supplements. Any registered holder may request from us any information it wishes in order to verify the information in this prospectus. Apart from this prospectus and any responses we make to those requests, no-one is authorized to give information about the offered securities on our behalf.



    We have filed with the Securities and Exchange Commission a registration statement on the SEC's Form S-1, to register the offered securities. This prospectus is a part of that registration statement. However, the registration statement has additional information which is not included here, in accordance with SEC rules. Our descriptions and statements about any contract or other document in this Prospectus are summaries. We are required to attach copies of most important contracts and documents as exhibits to the registration statement.



    We intend to become a reporting company as a result of the registration of the offered securities, and file annual, quarterly and current reports, proxy statements and other information with the SEC. Our fiscal year ends on December
31. You may read and copy any reports, statements or other information we file at the SEC's reference room in Washington D.C. Please call the SEC at (202) 942-8090 for further information on the operation of the reference rooms. You can also request companies of these documents, upon payment of a duplicating fee, by writing to the SEC, or review our SEC filings on the SEC's EDGAR web site, which can be found at http\\www.sec.gov. You may also write or call us at our corporate headquarters located at 2361 Rosecrans Avenue, Suite 180, El Segundo, California 90245. Our telephone number is (310) 725-9123.

                                   MANAGEMENT

    The following table sets forth certain information concerning each person who is currently a director or executive officer of DeCrane Holdings. Each director also serves as a director of DeCrane Aircraft.

NAME                                           AGE                                POSITION
------------------------------------------     ---     ---------------------------------------------------------------
Thompson Dean.............................         40  Chairman of the Board of Directors and President of DeCrane
                                                       Holdings
R. Jack DeCrane...........................         52  Director of DeCrane Holdings, and Chief Executive Officer of
                                                       DeCrane Aircraft
Charles H. Becker.........................         52  President and Chief Operating Officer of DeCrane Aircraft
Richard J. Kaplan.........................         56  Senior Vice President, Chief Financial Officer, Secretary and
                                                       Treasurer of DeCrane Aircraft
John F. Fort, III.........................         57  Director
Dr. Robert J. Hermann.....................         65  Director
Dr. Paul G. Kaminski......................         56  Director
Susan C. Schnabel.........................         37  Director
Timothy J. White..........................         37  Director and Secretary of DeCrane Holdings

    R. JACK DECRANE is the founder of DeCrane Aircraft. Mr. DeCrane served as President since it was founded in December 1989, until April 1993 when he was elected to the newly-created office of Chief Executive Officer of DeCrane Aircraft. Prior to founding our company, Mr. DeCrane held various positions at the aerospace division of B.F. Goodrich. Mr. DeCrane was a Group Vice President at the aerospace division of B.F. Goodrich with management responsibility for three business units from 1986 to 1989. He became a director of DeCrane Holdings in 1998.

    CHARLES H. BECKER has been President and Chief Operating Officer of DeCrane Aircraft since April 1998. Mr. Becker previously served as Group Vice President of Components of DeCrane Aircraft from December 1996 to April 1998, and President of Tri-Star from December 1994 to April 1998. Prior to joining us, Mr. Becker was President of the Interconnect Systems Division of Microdot, Inc., a manufacturer of electrical contacts and connectors for aerospace applications, from 1984 to 1994.

    RICHARD J. KAPLAN has been the Senior Vice President, Chief Financial Officer, Secretary and Treasurer for DeCrane Aircraft since April 1999. From April 1998 to March 1999, he served as Executive Vice President and Chief Operating Officer of Developers Diversified Realty Corporation. From 1977 to 1998, he was a partner with Price Waterhouse LLP, having joined the firm in 1964.

    THOMPSON DEAN has been the Managing Partner of DLJ Merchant Banking, Inc. since November 1996. Previously, Mr. Dean was a Managing Director of DLJ Merchant Banking, Inc. and its predecessor. Mr. Dean serves as a director of Commvault Inc., Von Hoffman Press, Inc., Manufacturer's Services Limited, Phase Metrics, Inc., AKI Holding Corp. and Insilco Holding Corporation. He became a director of DeCrane Holdings in 1998.

    JOHN F. FORT, III served as Chairman of the Board of Directors of Tyco International, Inc. from 1982 to December 1992, and as Chief Executive Officer from 1982 to June 1992. Mr. Fort serves as a director of Tyco International, Inc., Dover Corporation and Roper Industries. He became a director of DeCrane Holdings in 1998.

    DR. ROBERT J. HERMANN is a Senior Partner of Global Technology Partners. Dr. Hermann most recently served as Senior Vice President for Science and Technology at United Technologies Corporation and served in various other capacities at United Technologies Corporation since 1982. Prior to joining United Technologies Corporation, Dr. Hermann spent 20 years with the National

Security Agency. In 1977 he was appointed Principal Deputy Assistant Secretary of Defense for Communications, Command, Control and Intelligence, and in 1979 was named Assistant Secretary of the Air Force for Research, Development and Logistics and Director of the National Reconnaissance Office. He became a director in 1998.

    DR. PAUL G. KAMINSKI is a Senior Partner of Global Technology Partners. Dr. Kaminski currently serves as Chief Executive Officer of Technovation, Inc., a consulting firm focusing on business strategy and advanced technology. Dr. Kaminski served as U.S. Undersecretary of Defense for Acquisition and Technology from October 1994 to 1997. Prior to that time, he served as Chairman and Chief Executive Officer of Technology Strategies and Alliances. Dr. Kaminski is a former Chairman of the Defense Science Board and is currently a member of the Senate Select Committee on Intelligence-Technical Advisory Group, the NRO Advisory Council and the National Academy of Engineering. Dr. Kaminski is a director of General Dynamics Corporation, Dyncorp, Eagle-Picher Technologies and several privately held information technology companies. He became a director of DeCrane Aircraft in 1998.

    SUSAN C. SCHNABEL has been a Managing Director of DLJ Merchant Banking, Inc. since January 1998. In 1997, she served as Chief Financial Officer of PETsMART, a high growth specialty retailer of pet products and supplies. From 1990 to 1996, Ms. Schnabel was with Donaldson, Lufkin & Jenrette Securities Corporation, where she became a Managing Director in 1996. Ms. Schnabel serves as a director of Dick's Clothing and Sporting Goods, Environmental Systems Products and Wavetek Corporation. She became a director of DeCrane Aircraft in 1998.

    TIMOTHY J. WHITE has been a Vice President of DLJ Merchant Banking, Inc. since June 1998. From October 1994 to May 1998, Mr. White was an Associate and Vice President at Donaldson, Lufkin & Jenrette Securities Corporation. From May 1994 to October 1994, Mr. White was an Associate Counsel in the Office of the Independent Counsel, United States Department of Justice. Prior to that time, Mr. White was an attorney with Davis Polk & Wardwell. He became a director of DeCrane Aircraft in 1998.

SUMMARY COMPENSATION TABLE

    The following table describes all annual compensation awarded to, earned by or paid to our Chief Executive Officer and the four-most highly compensated executive officers other than the Chief Executive Officer for the years ended December 31, 1998, 1997 and 1996.

                                  ANNUAL COMPENSATION                            LONG TERM COMPENSATION
                      --------------------------------------------  ------------------------------------------------
                                                          OTHER                  SECURITIES
                                                         ANNUAL     RESTRICTED   UNDERLYING               ALL OTHER
                                                       COMPENSATION    STOCK      OPTIONS/      LTIP     COMPENSATION
                        YEAR      SALARY      BONUS        (1)        AWARDS       SAR(2)      PAYOUT        (3)
                      ---------  ---------  ---------  -----------  -----------  -----------  ---------  -----------
R. Jack DeCrane.....       1998  $ 281,761  $1,044,000  $  30,151                    50,000                  --
Chief Executive            1997    244,744    220,000      --                        50,000               $  29,411
Officer                    1996    206,600    146,000       7,813                    34,028                  --
and Director(4)

Charles H. Becker...       1998  $ 206,948  $ 160,000   $  14,678                    --                      --
President and Chief        1997    174,492    102,000       6,168                    15,000               $  18,000
Operating Officer(5)       1996    148,750     65,000       9,103                    19,850                  30,586

R.G. MacDonald(6)...       1998  $ 212,744  $ 107,000   $  20,260                    --                      --
                           1997    184,859    102,000      10,536                     4,000                  --
                           1996    177,437     82,000      13,200                    --                      --

John R. Hinson .....       1998  $ 136,155  $ 126,000   $   3,872                    --                      --
Chief Financial            1997    108,400     33,500       2,112                    --                      --
Officer and                1996     88,273     28,500       2,083                    --                      --
  Secretary

Robert A.                  1998  $ 131,115  $      --   $   9,856                    --                      --
  Rankin(8).........       1997    149,309    103,000       7,158                    15,000                  --
                           1996    139,375     65,000      12,838                    19,850                  --

------------------------

(1) Amounts paid by us for premiums on health, life and long-term disability insurance and automobile leases provided by us for the benefit of the named executive officer.

(2) Number of shares of common stock issuable upon exercise of options granted during the last fiscal year.

(3) Relocation costs.

(4) Mr. DeCrane also served as Chairman of the Board of Directors through August 1998.

(5) Mr. Becker served as Group Vice President of Components, and President of Tri-Star, through April 1998. Mr. Becker became President and Chief Operating Officer in April 1998.

(6) Mr. MacDonald served as President through December 1996 and Vice Chairman of the Board of Directors through August 1998.

(7) Mr. Hinson served as Chief Financial Officer, Secretary and Treasurer until March 1999.

(8) Mr. Rankin served as Chief Financial Officer, Secretary and Treasurer until August 1998.

STOCK OPTION/SARS GRANTS IN LAST FISCAL YEAR

    The following table sets forth individual grants of stock options granted to the executive officers named below during the fiscal year ended December 31, 1998, pursuant to the share incentive plan then in place. See "Employment Agreements and Compensation Arrangements--Former Share Incentive Plan."



                                                                                                          POTENTIAL REALIZABLE
                                              NUMBER OF                                                     VALUE AT ASSUMED
                                              SECURITIES                                                 ANNUAL RATES OF STOCK
                                              UNDERLYING        % OF        EXERCISE OR                    PRICE APPRECIATION
                                               OPTIONS/      OPTIONS/SAR    BASE PRICE    EXPIRATION    ------------------------
NAME                                         SAR GRANTED       GRANTED       PER SHARE       DATE           5%          10%
-------------------------------------------  ------------  ---------------  -----------  -------------  ----------  ------------

R. Jack DeCrane............................       50,000            100%     $  16.875          2007    $      (1)  $        (1)

Charles H. Becker..........................      --             --              --            --            --           --

R.G. MacDonald.............................      --             --              --            --            --           --

John R. Hinson.............................      --             --              --            --            --           --

Robert A. Rankin...........................      --             --              --            --            --           --


------------------------

(1) All options for the common stock of DeCrane Aircraft were cancelled, and the holders thereof were paid $23.00 per share, shortly after the grant of these options.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES

    The following table sets forth information about the stock options exercised by the executive officers named below during the fiscal year ended December 31, 1998.

                                                                    NUMBER OF        VALUE OF
                                                                   SECURITIES       UNEXERCISED
                                          SHARES                   UNDERLYING      IN-THE-MONEY
                                         ACQUIRED        VALUE     UNEXERCISED      OPTIONS/SAR
NAME                                    ON EXERCISE    REALIZED    OPTIONS/SAR     AT FY-END(1)
------------------------------------  ---------------  ---------  -------------  -----------------

                                                                  EXERCISABLE/     EXERCISABLE/
                                                                  UNEXERCISABLE    UNEXERCISABLE
                                                                  -------------  -----------------

R. Jack DeCrane.....................        --         $3,347,850 $    0/0       $      0/0

Charles H. Becker...................        --         $ 811,419       0/0              0/0

R.G. MacDonald......................            --     $1,299,422      0/0              0/0

John R. Hinson......................        --         $ 107,092       0/0              0/0

Robert A. Rankin....................        --         $ 811,419       0/0              0/0

------------------------

(1) Based on the common stock share price of $23.00 per share as of August 28, 1998, the measuring date.

    In August 1998, on the effective date of the mergers conducted as a part of the DLJ acquisition, all outstanding options for the common stock of DeCrane Aircraft were canceled. See "Recent Developments--The DLJ Acquisition". The holders of all vested and unvested options received a cash payment determined, for each option, as follows:


    ($23.00 per share--exercise price of option) X maximum number of shares holder could have purchased,
                                                   if all options were fully
                                                   vested, by exercising option
                                                   just before the effective
                                                   date.


EMPLOYMENT AGREEMENTS AND COMPENSATION ARRANGEMENTS

    On July 17, 1998, the Compensation Committee of the Board of Directors of DeCrane Aircraft approved an employment agreement between DeCrane Aircraft and
R. Jack DeCrane replacing his
prior employment agreement that was to expire on September 1, 1998. Mr. DeCrane's employment agreement provides for various benefits, including:

    - an initial salary of $310,000, which is subject to annual review and increase, but not decrease;


    - an annual bonus ranging from 0% to 100% of Mr. DeCrane's annual base salary depending on the degree to which we achieve performance goals;


    - a $500,000 bonus in recognition of our then-recent acquisition of Avtech Corporation;

    - a $250,000 signing bonus;

    - options to purchase 50,000 shares of common stock of DeCrane Aircraft at a price equal to the fair market value of the shares as of July 16, 1998, one-half of which were immediately exercisable; the rest became exercisable upon the completion of the DLJ acquisition; and

    - a $150,000 cash continuation bonus payable on January 2, 1999, if employed by us on January 1, 1999.

    Mr. DeCrane's immediately exercisable options were cancelled in August 1998 and he received a cash payout in lieu of the options, calculated according to the formula noted above under "Aggregated Option/SAR Exercises in Last Fiscal Year and FY-End Option/SAR Values."


    The employment agreement also provides that if change-of-control events occur, and Mr. DeCrane's employment is terminated by us for any reason other than for cause or as a result of his death or disability, or by Mr. DeCrane for good reason, as defined in the agreement, then we will pay Mr. DeCrane a lump sum in cash within fifteen days. The amount of that payment will be $1.00 less than three times the sum of Mr. DeCrane's average base salary plus bonus for the five calendar years preceding his termination date.


    401(K) RETIREMENT PLAN

    Effective April 1992, we adopted the Lincoln National Life Insurance Company Non-Standardized 401(k) Salary Reduction Plan and Trust Prototype Plan. The 401(k) allows employees as participants to defer, on a pre-tax basis, a portion of their salary and accumulate tax deferred earnings, plus interest, as a retirement fund. Effective October 1, 1997, we matched 25% of the employee contribution up to 6% of the employee's salary for the fourth quarter of 1997 and each quarter of 1998. Effective January 1, 1999, we plan to match 50% of the employee contribution for up to 6% of the employee's salary. The full amount vested in a participant's account will be distributed to a participant following termination of employment, normal retirement or in the event of disability or death.

    INCENTIVE PLANS

    Our board of directors has approved a stock option incentive plan providing for the issuance of options for the common stock of DeCrane Holdings as incentive compensation to designated executive personnel and other key employees of DeCrane Aircraft and its subsidiaries, to persons and in amounts determined by the compensation committee of the Board from time to time, and has reserved an aggregate amount of the common stock of DeCrane Holdings equal to 10% of all such stock outstanding, on a fully diluted bases, for stock issued under those options. Under the plan, the Board's compensation committee will make a single award during 1999 to each designated participant, which will progressively vest as the participant's operating unit achieves EBITDA targets set for that unit during the four year period following the award. No awards have been made under the plan.

    Our board of directors has approved a stock purchase plan providing for the purchase of shares of common stock of DeCrane Holdings as incentive compensation to designated executive personnel and other key employees of DeCrane Aircraft and its subsidiaries, with a portion of the purchase price to be loaned to the participants by DeCrane Aircraft, available to persons and in amounts determined by the compensation committee of the Board from time to time. No awards have been made under the plan.

    ARRANGEMENTS PRIOR TO DLJ ACQUISITION


    We adopted a Share Incentive Plan in 1993 which permitted us to grant to our eligible employees options to purchase shares of our common stock, shares of common stock with conditional vesting based upon performance criteria, and options to receive payments based on the appreciation of common stock, commonly known as Share Appreciation Rights, called "SARs." That plan permitted such grants to be made to key employees of DeCrane Aircraft designated by a compensation committee of the Board of Directors. As described above, all options to purchase common stock outstanding in August 1998 were terminated when the DLJ acquisition transactions were completed, and the holders received cash payments in exchange for those options.


    In 1996 we introduced an incentive plan for our management personnel tied to DeCrane Aircraft's and each operating unit's annual budget as approved each year by the Compensation Committee of the Board of Directors. The 1996 incentive plan matrix provides for an annual bonus of up to 70% of participating employees' base salary if the relevant operating unit achieves 110% of budget. Fifty percent of the bonus was payable solely based on performance of the relevant operating unit and the remainder was payable upon the achievement by the employee of his or her individual objectives in the discretion of our Chief Executive Officer or the president of the relevant operating unit.

DIRECTORS' COMPENSATION

    DeCrane Holdings does not compensate or intend to compensate its directors. The directors of DeCrane Aircraft generally do not receive annual fees or fees for attending meetings of DeCrane Aircraft of the Board of Directors or committees thereof. However, John F. Fort, III, an independent director not affiliated with any investor in DeCrane Holdings, receives a director's fee of $5,000 for each meeting attended. Also, all directors are reimbursed for out-of-pocket expenses. We expect to continue those policies.

       SECURITY OWNERSHIP OF SIGNIFICANT BENEFICIAL OWNERS AND MANAGEMENT



    All of the outstanding shares of common stock of DeCrane Aircraft are owned by DeCrane Holdings. DeCrane Aircraft has no other class of stock outstanding. DeCrane Holdings has 3,389,663 shares of common stock issued and outstanding, owned by 18 shareholders. The following table sets forth the beneficial ownership of DeCrane Holdings' voting securities as of April 1, 1999 by its principal owners and other persons who we are required to mention, such as executive officers and directors.



                                                                   COMMON STOCK              14% SENIOR REDEEMABLE
                                                           -----------------------------  EXCHANGEABLE PREFERRED STOCK
                                                           NUMBER OF                                DUE 2008
                                                            SHARES,                       ----------------------------
                                                           PARTIALLY                       NUMBER OF
NAME OF BENEFICIAL OWNER (1)                               DILUTED(2)    PERCENTAGE(2)      SHARES       PERCENTAGE
---------------------------------------------------------  ----------  -----------------  -----------  ---------------
DLJ Merchant Banking Partners II, L.P. and
  affiliates(3)..........................................   3,519,565             99%        340,000             99%
Thompson Dean(4).........................................      --             --                             --
DLJMB Inc.
  277 Park Avenue
  New York, New York 10172
Susan C. Schnabel(4).....................................      --             --              --             --
DLJMB Inc.
  277 Park Avenue
  New York, New York 10172
Timothy J. White(4)......................................      --             --              --             --
DLJMB Inc.
  277 Park Avenue
  New York, New York 10172
Global Technology Partners, LLC(5).......................      --             --              --             --
  1300 I Street N.W.
  Washington, D.C.
Dr. Robert J. Hermann(5).................................       5,938         --                 714         --
c/o Global Technology Partners, LLC
  1300 I Street, N.W.
  Washington, D.C.
Dr. Paul G. Kaminski(5)..................................       5,938         --                 714         --
c/o Global Technology Partners, LLC
  1300 I Street, N.W.
  Washington, D.C.
John F. Fort, III........................................      --             --              --             --
R. Jack DeCrane..........................................      --             --              --             --
Charles H. Becker........................................      --             --              --             --
Richard J. Kaplan........................................      --             --              --             --
All directors and named executive officers as a group
  (9 persons)............................................      11,876         --               1,428         --


------------------------

(1) Each person who has the power to vote and direct the disposition of shares is deemed to be a beneficial owner of those shares.

(2) The common stock columns show number of shares owned and total percentage of ownership in the manner required by SEC rules. The entry for each holder of warrants assumes that the particular holder, and no-one else, fully exercises all rights under those warrants to purchase shares of common stock.


(3) Reflects 3,369,565 shares, and warrants for the issuance of an additional 150,000 shares, held directly by DLJ Merchant Banking Partners II, L.P. and the following related investors: DLJ Merchant Banking Partners II-A, L.P.; DLJ Offshore Partners II, C.V.; DLJ Diversified Partners, L.P.; DLJ Diversified Partners-A, L.P.; DLJ Millennium Partners, L.P.; DLJ Millennium Partners-A, L.P.; DLJMB Funding II, Inc.; UK Investment Plan 1997 Partners, Inc.; DLJ EAB Partners, L.P.; DLJ First ESC L.P. and DLJ ESC II L.P. See "Related Party Transactions" and "Plan of Distribution." The address of DLJ Offshore Partners II, C.V. is John B. Gorsiraweg 14, Willemstad, Curacao, Netherlands Antilles. The address of UK Investment Plan 1997 Partners, Inc. is 2121 Avenue of the Stars, Fox Plaza, Suite 3000, Los Angeles, California 90067. The address of each of the other persons is 277 Park Avenue, New York, New York 10172.


(4) Messrs. Dean and White and Ms. Schnabel are officers of DLJ Merchant Banking, Inc., an affiliate of DLJ Merchant Banking and Donaldson, Lufkin & Jenrette Securities Corporation. The share data shown for these individuals excludes shares shown as held by the DLJ affiliates; Messrs. Dean and White and Ms. Schnabel disclaim beneficial ownership of those shares.

(5) Messrs. Hermann and Kaminski are members of Global Technology Partners, LLC. Six members of Global Technology Partners, including Messrs. Hermann and Kaminski, acquired 20,098 shares of DeCrane Holdings common stock, and 2,417 shares of DeCrane Holdings 14% Senior Redeemable Exchangeable Preferred Stock due 2008, in a transaction negotiated with DeCrane Holdings. The share data shown for Global Technology Partners and Messrs. Hermann and Kaminski excludes shares shown as held by the individual members; Messrs. Hermann and Kaminski disclaim beneficial ownership in any of the shares held by the other members.


    DeCrane Holdings is authorized to issue an aggregate of 4,500,000 shares of DeCrane Holdings Common Stock, par value $.01 per share, of which 3,389,663 are outstanding, excluding 305,000 reserved for issuance for outstanding warrants. DeCrane Holdings is authorized to issue up to 2,500,000 shares of DeCrane Holdings preferred stock, par value $.01 per share, in one or more series, of which 342,417 are outstanding. For a full description of DeCrane Holdings' capital stock, please review DeCrane Holdings' Certificate of Incorporation and Certificate of Designation for its 14% Senior Redeemable Exchangeable Preferred Stock due 2008. You can obtain a copy from us or from the exhibits to the registration statement of which this prospectus is a part. See "Where You Can Obtain More Information" at the end of "Business."

                           RELATED PARTY TRANSACTIONS

    The Merger Agreement entered into in connection with the DLJ acquisition entitled DeCrane Holdings to designate a number of directors proportionally commensurate with its stock ownership of DeCrane Aircraft. DeCrane Holdings selected all of the current members of the Board of Directors of DeCrane Aircraft. DLJ Merchant Banking or its designate selected all of the members of the Board of Directors of DeCrane Holdings.


    DLJ Capital Funding, Inc., another DLJ affiliate of DLJ Merchant Banking, received customary fees and reimbursement of expenses in connection with the arrangement and syndication of the bank credit facility and as a lender thereunder. DLJ Bridge Finance, Inc., also an affiliate of DLJ Merchant Banking, received customary fees in connection with its commitment to purchase and its purchase of the bridge notes. Donaldson, Lufkin & Jenrette Securities Corporation, which is also an affiliate of DLJ Merchant Banking, acted as financial advisor and dealer manager in connection with the tender offer, as arranger of the bank credit facility and received customary fees for those services; DLJ Securities Corporation also acted as the initial purchaser of the old notes. The aggregate amount of all fees payable to the DLJ entities in connection with the DLJ acquisition is approximately $12.0 million. DeCrane Aircraft is also obligated to reimburse DLJ Securities Corporation for reasonable out-of-pocket expenses incurred in connection with the tender offer, including the fees and disbursements of outside counsel, and to indemnify DLJ Securities Corporation against liabilities, including liabilities under the federal securities laws. In addition, DeCrane Aircraft is obligated to pay DLJ Securities Corporation an annual advisory fee of $300,000 beginning on the consummation of the tender offer for a period of five years. We may from time to time enter into other investment banking relationships with DLJ Securities Corporation or one of its affiliates pursuant to which DLJ Securities Corporation or its affiliate will receive customary fees and will be entitled to reimbursement for all reasonable disbursements and out-of-pocket expenses incurred in connection therewith. We expect that any such arrangement will include provisions for the indemnification of DLJ Securities Corporation against liabilities, including liabilities under the federal securities laws.


    In connection with the DLJ acquisition, an Investors' Agreement dated as of August 28, 1998 was entered into among DeCrane Holdings, DLJ Merchant Banking and its affiliates which hold DeCrane Holdings stock. It provides that:


    - Any person acquiring shares of common stock or preferred stock of DeCrane Holdings who is required by the terms of the investors' agreement or any employment agreement or stock purchase, option, stock option or other compensation plan of DeCrane Holdings to become a party thereto shall execute an agreement to become bound by the investors' agreement and thereafter shall be bound by it.


    - Transfers of the shares of DeCrane Holdings common stock and preferred stock by the parties to the agreement.


    - Parties to the agreement may participate in some specific kinds of sales of shares of DeCrane Holdings' common stock by the DLJ affiliates.



    - The DLJ affiliates may require the other parties to the agreement to sell shares of DeCrane Holdings' common stock in some cases should the DLJ affiliates choose to sell any such shares owned by them.



    - The DLJ affiliates may request six demand registrations with respect to the warrants for DeCrane Holdings common stock held by DLJ Merchant Banking, the common stock and preferred stock held by those affiliates, which are immediately exercisable subject to customary deferral and cutback provisions.

    - The parties to the agreement are entitled to unlimited piggyback registration rights subject to customary cutback provisions, and excluding registrations of shares issuable in connection with any employee benefit plan or acquisition.



    - DeCrane Holdings will indemnify the shareholders against some liabilities and expenses, including liabilities under the Securities Act.



    - The DLJ affiliates have the right to appoint all of the members of the Boards of Directors of DeCrane Holdings and DeCrane Aircraft, and at least one of such directors on each board will be an independent director. Messrs. Hermann, Kaminski and Fort are independent directors.


    Each warrant for DeCrane Holdings common stock held by the DLJ affiliates entitles the holder thereof to purchase one share of common stock at an exercise price of not less than $0.01 per share subject to customary antidilution provisions and other customary terms. Those DLJ warrants are exercisable at any time prior to 5:00 p.m. New York City time on August 28, 2009, subject to applicable federal and state securities laws.


    In connection with the DLJ acquisition, Global Technology Partners, LLC will have options to purchase up to 1.25% of DeCrane Holdings common stock. The options will vest over a three-year period, subject to acceleration if the foregoing DLJ affiliates sell any of their shares of common stock. Those options will be exercisable at an exercise price equal to the price paid for DeCrane Holdings' common stock by the foregoing DLJ affiliates. In addition, in December 1998 six members of Global Technology Partners, including Messrs. Hermann and Kaminski, purchased approximately $704,000 of shares of newly issued common and preferred stock of DeCrane Holdings. DeCrane Aircraft loaned half of the purchase price for such shares to those members at an interest rate equal to the interest rate on the longest maturity senior bank debt of DeCrane Aircraft in effect from time to time, plus 1.0%. The loans are repayable out of the proceeds from the sale of such stock and are secured by such stock. DeCrane Holdings has indemnified Global Technology Partners against some claims and liabilities, including liabilities under the Securities Act.



    In connection with our acquisition of PPI in April 1999, DLJ Merchant Banking invested an additional $12.5 million of capital in DeCrane Holdings by purchasing 543,478 additional shares of its common stock, at $23.00 per share. This additional investment is included as part of the acquisition financing in the unaudited pro forma financial data in this prospectus.

                            DESCRIPTION OF WARRANTS


    The warrants have been issued pursuant to a warrant agreement between DeCrane Holdings and State Street Bank and Trust Company, as warrant agent, a copy of which is available as set forth above under "Business--Where You Can Get More Information." The following summary of the warrant agreement does not purport to be complete and is qualified in its entirety by reference to the warrant agreement, including the definitions therein of terms used below.


GENERAL


    There are 100,000 warrants outstanding. Each warrant, when exercised, will entitle the holder thereof to receive 1.55 fully paid and non-assessable shares of DeCrane Holdings common stock, at an exercise price of $23.00 per share. The exercise price and the number of warrant shares are both subject to adjustment in special cases described below. The holders of all of the warrants would be entitled, in the aggregate, to purchase shares of common stock representing approximately 5% of common stock on a fully diluted basis on the date of this prospectus, assuming exercise of all outstanding warrants issued by DeCrane Holdings, including the separately-issued DLJ warrants. Unless exercised, the warrants will automatically expire at 5:00 p.m. New York City time on September 30, 2008.


    The warrants may be exercised by surrendering to us the warrant certificates evidencing the warrants to be exercised with the accompanying form of election to purchase properly completed and executed, together with payment of the exercise price. Payment of the exercise price may be made in cash in United States dollars by wire transfer or by certified or official bank check to the order of DeCrane Holdings. Upon surrender of the warrant certificate and payment of the exercise price, we will deliver or cause to be delivered, to or upon the written order of such holder, stock certificates representing the number of whole warrant shares to which the holder is entitled. If less than all of the warrants evidenced by a warrant certificate are to be exercised, a new warrant certificate will be issued for the remaining number of warrants. Holders of warrants will be able to exercise their warrants only if a registration statement relating to the warrant shares underlying the warrants is then in effect, or the exercise of such warrants is exempt from the registration requirements of the Securities Act, and such securities are qualified for sale or exempt from qualification under the applicable securities laws of the states in which the various holders of warrants or other persons to whom it is proposed that warrant shares be issued on exercise of the warrants reside.

    No fractional warrant shares will be issued upon exercise of the warrants. DeCrane Holdings will pay to the holder of the warrant at the time of exercise an amount in cash equal to the current market value of any such fractional warrant shares less a corresponding fraction of the exercise price.

    The holders of the warrants will have no right to vote on matters submitted to the stockholders of DeCrane Holdings and will have no right to receive dividends. The holders of the warrants will not be entitled to share in the assets of DeCrane Holdings in the event of liquidation, dissolution or the winding up of DeCrane Holdings. In the event a bankruptcy or reorganization is commenced by or against DeCrane Holdings, a bankruptcy court may hold that unexercised warrants are executory contracts which may be subject to rejection by DeCrane Holdings with approval of the bankruptcy court, and the holders of the warrants may, even if sufficient funds are available, receive nothing or a lesser amount as a result of any such bankruptcy case than they would be entitled to if they had exercised their warrants prior to the commencement of any such case.

ADJUSTMENTS


    The number of warrant shares purchasable upon exercise of the warrants and the exercise price will be subject to adjustment in some events including:


    - the payment by DeCrane Holdings of dividends and other distributions on the common stock in common stock,

    - subdivisions, combinations and reclassifications of the common stock,


    - the issuance to all holders of common stock of rights, options or warrants entitling them to subscribe for common stock or securities convertible into, or exchangeable or exercisable for, common stock at a price which is less than the Fair Market Value, as defined below, per share of common stock,



    - some distributions to all holders of common stock of any of DeCrane Holdings' assets or debt securities or any rights or warrants to purchase any such securities, excluding those rights and warrants referred to in the preceding bullet point,



    - the issuance of shares of common stock for consideration per share less than the then Fair Market Value per share of common stock, excluding securities issued in transactions referred to in the first four bullet points above or the next bullet point below, and subject to exceptions,


    - the issuance of securities convertible into or exchangeable for common stock for a conversion or exchange price plus consideration received upon issuance less than the then Fair Market Value per share of common stock at the time of issuance of such convertible or exchangeable security, excluding securities issued in transactions referred to in the first four bullet points above, and


    - other events that could have the effect of depriving holders of the warrants of the benefit of all or a portion of the purchase rights evidenced by the warrants.


    Adjustments to the exercise price will be calculated to the nearest cent. No adjustment need be made for any of the foregoing transactions if warrant holders are to participate in the transaction on a basis and with notice that the Board of Directors determines to be fair and appropriate in light of the basis and notice and on which other holders of common stock participate in the transaction.

The following defined terms are used above:

      "FAIR MARKET VALUE" per security, at any date of determination, means


           (1) in connection with a sale to a party that is not an affiliate of DeCrane Holdings in an arm's-length transaction, a "Non-Affiliate Sale," the price per security at which such security is sold, and


           (2) in connection with any sale to an affiliate of DeCrane Holdings,

               (a) the last price per security at which such security was sold in a Non-Affiliate Sale within the three-month period preceding such date of determination or


               (b) if clause (a) is not applicable, the fair market value of such security determined in good faith by a majority of the board of directors of DeCrane Holdings, including a majority of the Disinterested Directors, as defined below, and approved in a board resolution delivered to the warrant agent, or a nationally recognized investment banking, appraisal or valuation firm, which is not an affiliate of DeCrane Holdings, in each case, taking into account, among all other factors deemed relevant by the board of directors or such investment banking, appraisal or valuation firm, the trading price and volume of such security on any national securities exchange or automated quotation system on which such security is traded.

      "DISINTERESTED DIRECTOR" means, in connection with any issuance of securities that gives rise to a determination of the Fair Market Value thereof, each member of the board of directors of DeCrane Holdings who is not an officer, employee, director or other Affiliate of the party to whom DeCrane Holdings is proposing to issue the securities giving rise to such determination.


    No adjustment in the exercise price will be required unless such adjustment would require an increase or decrease of at least one percent in the exercise price; PROVIDED, HOWEVER, that any adjustment that is not made will be carried forward and taken into account in any subsequent adjustment. In the case of some types of consolidations or mergers of DeCrane Holdings, or the sale of all or substantially all of the assets of DeCrane Holdings to another corporation,


    - each warrant will thereafter be exercisable for the right to receive the kind and amount of shares of stock or other securities or property to which such holder would have been entitled as a result of such consolidation, merger or sale had the warrants been exercised immediately prior thereto, and

    - the person formed by or surviving any such consolidation or merger, if other than DeCrane Holdings, or to which such sale shall have been made will assume the obligations of DeCrane Holdings under the warrant agreement.

RESERVATION OF SHARES

    DeCrane Holdings has authorized and reserved for issuance and will at all times reserve and keep available such number of shares of common stock as will be issuable upon the exercise of all outstanding warrants. Such shares of common stock, when paid for and issued, will be duly and validly issued, fully paid and non-assessable, free of preemptive rights and free from all taxes, liens, charges and security interests with respect to the issuance thereof.

AMENDMENT


    From time to time, DeCrane Holdings and the warrant agent, without the consent of the holders of the warrants, may amend or supplement the warrant agreement for some purposes, including curing defects or inconsistencies or making any change that does not adversely affect the legal rights of any holder. Any amendment or supplement to the warrant agreement that adversely affects the legal rights of the holders of the warrants will require the written consent of the holders of a majority of the then outstanding warrants, excluding warrants held by DeCrane Holdings or any of its affiliates. The consent of each holder of the warrants affected will be required for any amendment pursuant to which the exercise price would be increased or the number of warrant shares purchasable upon exercise of warrants would be decreased, other than pursuant to adjustments provided in the warrant agreement.


ADDITIONAL INFORMATION

    Anyone who receives this prospectus may obtain a copy of the warrant agreement and warrant registration rights agreement without charge by writing to DeCrane Holdings at 2361 Rosecrans Avenue, Suite 180, El Segundo, California 90245.

                          DESCRIPTION OF CAPITAL STOCK

GENERAL


    DeCrane Holdings is authorized to issue an aggregate of 4,500,000 shares of common stock, par value $.01 per share, of which 3,389,663 are outstanding and owned by 18 shareholders, excluding 155,000 shares reserved for issuance for the warrants described in this prospectus, and 150,000 warrants outstanding and issued to DLJ affiliates. DeCrane Holdings is authorized to issue up to 2,500,000 shares of preferred stock, par value $.01 per share, in one or more series, of which 342,417 are outstanding. There is no existing trading market for either the common or preferred stock. The following is a summary of the rights and privileges pertaining to the common stock and preferred stock. For a full description of the capital stock, reference is made to DeCrane Holdings' certificate of incorporation currently in effect, a copy of which is available from DeCrane Holdings. See "Where You Can Get More Information" at the end of the "Business" section.


COMMON STOCK

    VOTING RIGHTS

    The holders of common stock are entitled to one vote per share on all matters submitted for action by the shareholders. There is no provision for cumulative voting with respect to the election of directors. Accordingly, the holders of more than 50% of the shares of common stock can, if they choose to do so, elect the board of directors and determine most matters on which stockholders are entitled to vote. Pursuant to the Investors' Agreement, the shareholders who are party to such agreement have agreed to vote their shares to cause the DLJ affiliates owing common stock of DeCrane Holdings to select all six of DeCrane Holdings' directors. See "Related Party Transactions-- The DLJ Acquisition."

    DIVIDEND RIGHTS

    Holders of common stock are entitled to share equally, share for share, if dividends are declared on common stock, whether payable in cash, property or securities of DeCrane Holdings.

    LIQUIDATION RIGHTS

    In the event of any voluntary or involuntary liquidation, dissolution or winding up of DeCrane Holdings, after payment has been made from the funds available therefore to the holders of preferred stock, if any, for the full amount to which they are entitled, the holders of the shares of common stock are entitled to share equally, share for share, in the assets available for distribution. Holders of common stock have no conversion, redemption or preemptive rights.

PREFERRED STOCK

    The board of directors of DeCrane Holdings has authorized the designation of 1,360,000 shares of 14% Senior Exchangeable Redeemable Preferred Stock due 2009, par value $0.01 per share, of which 342,417 shares have been issued and are outstanding. Holders of the DeCrane Holdings preferred stock are entitled to receive, when, as and if declared by the board of directors, dividends at a rate equal to 14% per annum, subject to increases of 0.25% for each quarter that no dividend is paid, up to a maximum of an additional 5%. Prior to September 30, 2003, dividends are not paid in cash but instead accrete in liquidation value. Shares have a liquidation preference of $100, subject to increase through accretion, plus accrued and unpaid cash dividends. The DeCrane Holdings preferred stock is mandatorily redeemable on August 28, 2009 and is redeemable at DeCrane Holdings' option:

    - prior to September 30, 2001 with the net cash proceeds of public equity offerings at a redemption price equal to 114% of liquidation value plus accrued and unpaid cash dividends,

    - on or after September 30, 2003, at a redemption price equal to the 107% of liquidation value plus accrued and unpaid cash dividends,

    - on or after September 30, 2004 at a redemption price of 104.667% of liquidation value plus accrued and unpaid cash dividends,

    - on or after September 30, 2005 at a redemption price of 102.333% of liquidation value plus accrued and unpaid cash dividends,

    - on or after September 30, 2006 at a redemption price of 100.000% of liquidation value plus accrued and unpaid cash dividends, or


    - in the event of a change of control, as defined in the Certificate of Designation for the preferred stock, at a redemption price equal to the present value of all remaining dividends, premium and liquidation value payments that would become due on the DeCrane Holdings preferred stock as if the DeCrane Holdings preferred stock was to remain outstanding and be redeemed on September 30, 2003, computed using a discount rate equal to the Treasury Rate plus 50 basis points.


    Upon the occurrence of a change of control, each holder will have the right to require DeCrane Holdings to repurchase all or any part of such holder's DeCrane Holdings preferred stock at an offer price equal to 101% of the liquidation preference thereof plus accrued and unpaid cash dividends. Holders of the DeCrane Holdings preferred stock are not entitled to voting rights; PROVIDED that DeCrane Holdings has agreed that it will not amend or modify its charter so as to adversely affect the holders of the DeCrane Holdings preferred stock or create, authorize or issue securities prior to or on a par with the DeCrane Holdings preferred stock without the consent of the holders thereof. In addition, if and whenever

    - four consecutive or any six quarterly dividend payments are not made,

    - DeCrane Holdings fails to fulfill its obligations to redeem the DeCrane Holdings preferred stock on August 28, 2009 or in the event of a change of control,

    - DeCrane Holdings makes any payments on the Common Stock or other security ranking junior to or on parity with the DeCrane Holdings preferred stock in violation of the Certificate of Designations, or

    - DeCrane Holdings amends its charter or creates parity or prior securities in violation of the Certificate of Designations,

the number of directors will be increased by two and the holders of the DeCrane Holdings preferred stock will be entitled to elect the additional directors until such violation is remedied.

    We may, at our option, at any time on any dividend payment date so long as no shares are held by any DLJ affiliate, exchange the shares of DeCrane Holdings preferred stock for 14% senior subordinated exchange debentures of DeCrane Holdings due September 30, 2009. Those exchange debentures will be subordinated to all senior debt of DeCrane Holdings and will contain customary covenants and events of default, including covenants that limit the ability of DeCrane Holdings and its subsidiaries to incur debt, pay dividends and acquire or make equity investments in other companies.


    In addition, we may issue additional shares of preferred stock from time to time in one or more series and with such designations and preferences for each series as shall be stated in the resolutions providing for the designation and issue of each such series adopted by our board of directors. The board of directors is authorized by our Certificate of Incorporation to determine the voting, dividend, redemption and liquidation preferences and limitations pertaining to such series. The board of directors, without shareholder approval, may issue preferred stock with voting and other rights that could adversely affect all of the rights of the holders of the common stock and could have antitakeover effects. We have no present plans to issue any additional shares of preferred stock. The ability of the board of directors to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change in control of DeCrane Holdings or the removal of existing management.

SECTION 203 OF DELAWARE GENERAL CORPORATION LAW


    DeCrane Holdings is a Delaware corporation and subject to Section 203 of the Delaware General Corporation Law. Section 203 prevents an "interested stockholder" (defined generally as a person owning 15% or more of a corporation's outstanding voting stock) from engaging in a "business combination," as defined in Section 203, with a Delaware corporation for three years following the date such person became an interested stockholder, subject to some exceptions such as transactions done with the approval of the board of directors and of the holders of at least two-thirds of the outstanding shares of voting stock not owned by the interested stockholder. The existence of this provision would be expected to have an anti-takeover effect, including possibly discouraging takeover attempts that might result in a premium over the market price for the shares of DeCrane Holdings common stock.


DLJ WARRANTS

    Each of the 150,000 warrants issued to affiliates of DLJ Merchant Banking entitles the holder thereof to purchase one share of common stock of DeCrane Holdings at an exercise price of not less than $0.01 per share subject to customary antidilution provisions, which differ in some respects than those contained in the warrants which are the subject of this prospectus, and other customary terms. The DLJ warrants are exercisable at any time prior to 5:00 p.m., New York time, on August 28, 2009. The exercise of the DLJ warrants also is subject to applicable federal and state securities laws.

    The holders of the DLJ warrants are entitled to request six demand registrations with respect to the DLJ warrants, together with all or any portion of any preferred stock and the common stock owned by them, which rights will be immediately exercisable, subject to customary deferral and cutback provisions. In addition, the holders of the DLJ warrants are entitled to unlimited piggyback registration rights with respect to such warrants, subject to customary cutback provisions.

TRANSFER AGENT AND REGISTRAR

    The transfer agent and registrar for the DeCrane Holdings common stock is the Secretary of DeCrane Holdings.

                        FEDERAL INCOME TAX CONSEQUENCES


    This section is a summary of federal income tax considerations relevant to the offered securities. It is not a complete analysis of all potential tax effects. We have not considered foreign or state taxes, gift taxes or gift taxes, among other things, and your individual tax liabilities and consequences also depend on your own circumstances. We based this summary on U.S. federal tax law, regulations, pronouncements and judicial decisions now in effect. All of the laws and rules may change, and changes can be made retroactively as well.


    YOU SHOULD CONSULT YOUR OWN TAX ADVISOR TO DETERMINE THE TAX CONSEQUENCES TO YOU OF PARTICIPATING IN THIS EXCHANGE OFFER.

    The registration of existing warrants as contemplated by this prospectus should not be a taxable event. However, dividends paid on common stock received upon the exercise of a warrant will be taxed as ordinary income.

U.S. HOLDERS

    As used herein, the term "U.S. holder" means a beneficial owner of an offered security that for United States federal income tax purposes is a citizen or resident of the United States, a corporation created or organized in or under the laws of the United States or of any political subdivision thereof, an estate the income of which is subject to United States federal income taxation regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

    A U.S. holder will generally not recognize any gain or loss upon exercise of any warrants (except with respect to any cash received in lieu of a fractional warrant share). A U.S. holder will have an initial tax basis in the warrant shares received on exercise of the warrants equal to the sum of its tax basis in the warrants and the aggregate cash exercise price, if any, paid in respect of such exercise. A U.S. holder's holding period in such warrant shares will commence on the day after the warrants are exercised.

    If a warrant expires without being exercised, a U.S. holder will recognize a capital loss in an amount equal to its tax basis in the warrant. Upon the sale or exchange of a warrant, a U.S. holder will generally recognize a capital gain or loss equal to the difference, if any, between the amount realized on such sale or exchange and the U.S. holder's tax basis in such warrant. Such capital gain or loss will be long-term capital gain or loss if, at the time of such sale or exchange, the warrant has been held for more than one year.

    BACKUP WITHHOLDING AND INFORMATION REPORTING


    Some noncorporate U.S. holders may be subject to backup withholding at a rate of 31% dividends received with respect to, and the proceeds of a disposition of, warrant shares. Backup withholding will apply only if the U.S. holder


    - fails to furnish its Taxpayer Identification Number which, in the case of an individual, is his or her social security number,

    - furnishes an incorrect number,

    - is notified by the IRS that it has failed to properly report payments of interest or dividends or


    - under some circumstances, fails to certify, under penalty of perjury, that it has furnished a correct Tax Identification Number and has not been notified by the IRS that it is subject to backup withholding. U.S. holders should consult their tax advisors regarding their qualification for exemption from backup withholding and the procedure for obtaining such an exemption if applicable. The amount of any backup withholding from a payment to a U.S. holder is not an additional tax and is allowable as a credit against such U.S. holder's United States federal income tax liability and may entitle such U.S. holder to a refund, PROVIDED that the required information is furnished to the IRS.

NON-U.S. HOLDERS

    "Non-U.S. holder" means an owner of an offered security that is, for United States federal income tax purposes, a nonresident alien individual, a foreign corporation, a nonresident alien fiduciary of a foreign estate or trust, or a foreign partnership one or more of the members of which is a nonresident alien individual, a foreign corporation or a nonresident alien fiduciary of a foreign estate or trust.

    Under present United States federal tax law, and subject to the discussion below concerning backup withholding:


    - Dividends paid to a non-U.S. holder of warrant shares, and after December 31, 1999, any deemed dividends resulting from some kinds of adjustments to the number of warrant shares to be issued on exercise of a warrant, generally will be subject to withholding tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.


    - A non-U.S. holder of a warrant or warrant shares will not be subject to United States federal income tax on gain realized on the sale, exchange or other disposition of such warrant or warrant shares, unless

       - such holder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition, and either the gain is attributable to an office or other fixed place of business maintained by such individual in the United States or, generally, such individual has a "tax home" in the United States,

       - such gain is effectively connected with the Non-U.S. Holder's conduct of a trade or business in the United States, or

       - the warrant or warrant share was a "United States Real Property Interest" as defined in Section 897(c)(1) of the Internal Revenue Code at any time during the five year period prior to the sale or exchange or at any time during the time that the non-U.S. holder held such warrant or warrant share, whichever time was shorter.

       A warrant or warrant share would be a United States Real Property Interest only if, at any time during the five years prior to the sale or exchange of such warrant or warrant share, or at any time during the period that the non-U.S. holder held such warrant or warrant share, whichever time was shorter, DeCrane Holdings had been a "United States real property holding corporation" as defined in Section 897(c)(2) of the Internal Revenue Code and the non-U.S. holder directly or constructively had owned more than 5% of such series of common stock. We do not believe that the foregoing was or is likely to become the case regarding DeCrane Holdings.


- An individual non-U.S. holder who is treated as the owner of, or has made some specific types of lifetime transfers of, an interest in a warrant or warrant shares will be required to include the value thereof in his gross estate for U.S. federal estate tax purposes, and may be subject to U.S. federal estate tax unless an applicable estate tax treaty provides otherwise.


    Currently, for purposes of determining whether tax is to be withheld at a 30% rate or at a reduced treaty rate, we ordinarily will presume that dividends paid on or before December 31, 1999 to an address in a foreign country are paid to a resident of such country, unless we know that such presumption is not warranted. Under Treasury Regulations effective for payments after December

31, 1999, non-U.S. holders will be required to satisfy applicable certification requirements to claim treaty benefits.



    If a non-U.S. holder of a warrant or warrant share is engaged in a trade or business in the United States, and if dividends with respect to warrant shares or gain realized on the sale, exchange or other disposition of warrants or warrant shares is effectively connected with the conduct of such trade or business, the non-U.S. holder, although exempt from the withholding tax discussed in the preceding paragraphs, will generally be subject to regular United States income tax on such effectively connected income in the same manner as if it were a U.S. Holder. See "--U.S. Holders" above. In lieu of the certificate described in the preceding paragraph, such a holder will be required to provide to the withholding agent a properly executed IRS Form 4224 on or after January 1, 2000, a Form W-8, to claim an exemption from withholding tax. In addition, if such non-U.S. holder is a foreign corporation, it may be subject to a 30% branch profits tax, unless reduced or eliminated by an applicable treaty, on its earnings and profits for the taxable year attributable to such effectively connected income, subject to several adjustments.


    BACKUP WITHHOLDING AND INFORMATION REPORTING


    Backup withholding, described above under "--U.S. Holders--Backup Withholding and Information Reporting," generally will not apply to dividends paid on or before December 31, 1999 to a non-U.S. holder at an address outside the United States, PROVIDED that DeCrane Holdings or its paying agent does not have actual knowledge that the payee is a United States person. Under Treasury Regulations effective for payments made after December 31, 1999, however, a non-U.S. holder will be subject to backup withholding unless applicable certification requirements are met.


    Under current Treasury Regulations, payments on the sale, exchange or other disposition of a warrant or warrant share made to or through a foreign office of a broker generally will not be subject to backup withholding. However, if such broker is

    - a United States person,

    - a controlled foreign corporation for United States federal income tax purposes,

    - a foreign person 50 percent or more of whose gross income is effectively connected with a United States trade or business for a specified three-year period or


    - in the case of payments made after December 31, 1999, a foreign partnership which has some specific types of connections to the United States,



then information reporting, but not backup withholding, will be required unless the broker has in its records documentary evidence that the beneficial owner is not a United States person and several other conditions are met, or the beneficial owner otherwise establishes an exemption. Backup withholding may apply to any payment that such broker is required to report if the broker has actual knowledge that the payee is a United States person. Payments to or through the United States office of a broker will be subject to backup withholding and information reporting unless the holder certifies, under penalties of perjury, that it is not a United States person or otherwise establishes an exemption.



    Non-U.S. holders of warrants or warrant shares should consult their tax advisers regarding the application of information reporting and backup withholding in their particular situations, the availability of an exemption therefrom, and the procedure for obtaining such an exemption, if available. Any amount withheld from a payment to a non-U.S. holder under the backup withholding rules is not an additional tax and is allowable as a credit against such holder's United States federal income tax liability, if any, or may entitle such holder to a refund, if the required information is furnished to the IRS.

                              PLAN OF DISTRIBUTION

    This prospectus is to be used in connection with offers and sales of the offered securities by the holders thereof from time to time. DLJ Securities Corporation may act as a principal or agent for one party when acting as principal or as agent for both parties, and may receive compensation in the form of discounts and commissions, including from both parties when it acts as agent for both. Those sales will be made at prevailing market prices at the time of sale, at prices related thereto or at negotiated prices.


    DLJ Merchant Banking Partners II, L.P. and several of its affiliates beneficially own approximately 94% of the common stock of DeCrane Holdings. Thompson Dean, Susan C. Schnabel and Timothy J. White, each of whom is a principal of DLJ Merchant Banking, are members of the Board of Directors of DeCrane Holdings. DLJ Capital Funding, Inc. acted as syndication agent in connection with the bank credit facility of DeCrane Aircraft, for which it received customary fees and expenses. DLJ Bridge Finance Inc. purchased the bridge notes which were refinanced by the initial offering of old notes, for which it received customary fees and expenses. DLJ Securities Corporation acted as dealer/manager in connection with the tender offer in the DLJ acquisition, as arranger in connection with the bank credit facility, and as the initial purchaser of the old notes, and is the financial advisor to DeCrane Holdings and DeCrane Aircraft. See "Recent Developments--The DLJ Acquisition." DLJ Merchant Banking, DLJ Capital Funding, Inc. and DLJ Bridge Finance, Inc. are affiliates of DLJ Securities Corporation.


    We will not receive any proceeds from any sales of the warrants or any warrant shares.

    DLJ Securities Corporation has, from time to time, provided investment banking and other financial advisory services to us, for which it has received customary compensation, and will provide such services and financial advisory services to us in the future. DLJ Securities Corporation was the initial purchaser in the initial offering of the old notes and received an underwriting discount of approximately $3.3 million in connection therewith. See "Certain Relationships and Transactions."


    We have entered into a warrant registration rights agreement with DLJ Securities Corporation regarding the use by DLJ of this prospectus. Pursuant to such agreement, we have agreed to bear all registration expenses incurred under that agreement, and to indemnify DLJ Securities Corporation against some liabilities, including liabilities under the Securities Act.

                                 LEGAL MATTERS

    The validity of the warrants offered hereby will be passed upon for DeCrane Holdings by Spolin & Silverman LLP, Santa Monica, California.

                                    EXPERTS

    The consolidated balance sheet as of December 31, 1998 and the consolidated statements of operations, of stockholders' equity and of cash flows for the four months ended December 31, 1998 of DeCrane Holdings Co., the consolidated balance sheet as of December 31, 1997 and the consolidated statements of operations, of stockholders' equity and of cash flows for the years ended December 31, 1996 and 1997 and the eight months ended August 31, 1998 of DeCrane Aircraft Holdings, Inc., the balance sheets as of September 30, 1996 and 1997 and the statements of income, of stockholders' equity and of cash flows for each of the three years in the period ended September 30, 1997 of Avtech Corporation, and the consolidated balance sheets as of June 30, 1997 and 1998 and the consolidated statements of operations, of stockholders' equity and of cash flows for the years then ended of PATS, Inc. included in this Prospectus have been so included in reliance on the reports of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

    The consolidated balance sheets as of December 31, 1997 and 1998 and the consolidated statements of income, stockholders' equity and cash flows for the period from June 12, 1997 to December 31, 1997 and the year ended December 31, 1998 of PPI Holdings, Inc., and the consolidated statements of income, stockholders' equity and cash flows for the year ended December 31, 1996 and for the period from January 1, 1997 to June 11, 1997 of Precision Pattern Inc., the predecessor to PPI Holdings, Inc., included in this prospectus have been so included in reliance on the report of Baird, Kurtz & Dobson, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                         INDEX TO FINANCIAL STATEMENTS

                                                                                                               PAGE
                                                                                                             ---------
DECRANE HOLDINGS CO. AND SUBSIDIARY
  Reports of Independent Accountants.......................................................................        F-2
  Consolidated Balance Sheets as of December 31, 1997 (predecessor) and 1998...............................        F-4
  Consolidated Statements of Operations for the years ended December 31, 1996 and 1997, the eight months ended August 31, 1998 (predecessor) and the four months ended
    December 31, 1998......................................................................................        F-5
  Consolidated Statements of Stockholders Equity for the years ended December 31, 1996 and 1997,
    the eight months ended August 31, 1998 (predecessor) and the four months ended December 31, 1998.......        F-6
  Consolidated Statements of Cash Flows for the years ended December 31, 1996 and 1997, the eight months ended August 31, 1998 (predecessor) and the four months ended
    December 31, 1998......................................................................................        F-8
  Notes to Consolidated Financial Statements...............................................................        F-9
AVTECH CORPORATION
  Report of Independent Accountants........................................................................       F-45
  Balance Sheets as of September 30, 1996 and 1997 and June 25, 1998 (unaudited)...........................       F-46
  Statements of Income for the years ended September 30, 1995, 1996 and 1997 and the nine months ended June
    30, 1997 and June 25, 1998 (unaudited).................................................................       F-47
  Statements of Stockholders' Equity for the years ended September 30, 1995, 1996 and 1997 and the nine
    months ended June 25, 1998 (unaudited).................................................................       F-48
  Statements of Cash Flows for the years ended September 30, 1995, 1996 and 1997 and the nine months ended
    June 30, 1997 and June 25, 1998 (unaudited)............................................................       F-49
  Notes to Financial Statements............................................................................       F-50
PATS, INC. AND SUBSIDIARIES
  Report of Independent Accountants........................................................................       F-57
  Consolidated Balance Sheets as of June 30, 1997 and 1998 and December 31, 1998 (unaudited)...............       F-58
  Consolidated Statements of Operations for the years ended June 30, 1997 and 1998 and the six months ended
    December 31, 1997 and 1998 (unaudited).................................................................       F-59
  Consolidated Statements of Stockholders' Equity for the years ended June 30, 1997 and 1998 and the six
    months ended December 31, 1998 (unaudited).............................................................       F-60
  Consolidated Statements of Cash Flows for the years ended June 30, 1997 and 1998 and the six months ended
    December 31, 1997 and 1998 (unaudited).................................................................       F-61
  Notes to Consolidated Financial Statements...............................................................       F-62
PPI HOLDINGS, INC. AND SUBSIDIARY
  Report of Independent Accountants........................................................................       F-68
  Consolidated Balance Sheets as of December 31, 1997 and 1998.............................................       F-69
  Consolidated Statements of Income for the year ended December 31, 1996 and the period from January 1,
    1997 to June 11, 1997 (predecessor) and the period from June 12, 1997 to December 31, 1997 and the year
    ended December 31, 1998................................................................................       F-70
  Consolidated Statements of Stockholders' Equity for the year ended December 31, 1996 and the period from
    January 1, 1997 to June 11, 1997 (predecessor) and the period from June 12, 1997 to December 31, 1997
    and the year ended December 31, 1998...................................................................       F-71
  Consolidated Statements of Cash Flows for the year ended December 31, 1996 and the period from January 1,
    1997 to June 11, 1997 (predecessor) and the period from June 12, 1997 to December 31, 1997 and the year
    ended December 31, 1998................................................................................       F-72
  Note to Consolidated Financial Statements................................................................       F-73

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors
and Stockholders of
DeCrane Holdings Co.

    In our opinion, the accompanying consolidated balance sheet and the related consolidated statements of operations, of stockholders' equity and of cash flows present fairly, in all material respects, the financial position of DeCrane Holdings Co. and its subsidiary at December 31, 1998 and the results of their operations and their cash flows for the four months ended December 31, 1998, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

PRICEWATERHOUSECOOPERS LLP
Los Angeles, California
February 19, 1999

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors
and Stockholders of
DeCrane Aircraft Holdings Inc.

    In our opinion, the accompanying consolidated balance sheet and the related consolidated statements of operations, of stockholders' equity and of cash flows present fairly, in all material respects, the financial position of DeCrane Aircraft Holdings, Inc. and its subsidiaries at December 31, 1997 and the results of their operations and their cash flows for the years ended December 31, 1996 and 1997 and the eight months ended August 31, 1998, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

PRICEWATERHOUSECOOPERS LLP
Los Angeles, California
February 19, 1999

                      DECRANE HOLDINGS CO. AND SUBSIDIARY
                          CONSOLIDATED BALANCE SHEETS
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                              DECEMBER
                                                                                 31,
                                                                                1997      DECEMBER 31,
                                                                             (PREDECESSOR)     1998
                                                                             -----------  ------------
ASSETS
Current assets
  Cash and cash equivalents................................................   $     206    $    3,518
  Accounts receivable, net.................................................      18,152        30,441
  Inventories..............................................................      25,976        34,281
  Deferred income taxes....................................................      --             4,300
  Prepaid expenses and other current assets................................         782         3,897
                                                                             -----------  ------------
    Total current assets...................................................      45,116        76,437
Property and equipment, net................................................      14,054        28,160
Other assets, principally intangibles, net.................................      39,967       225,978
                                                                             -----------  ------------
      Total assets.........................................................   $  99,137    $  330,575
                                                                             -----------  ------------
                                                                             -----------  ------------
LIABILITIES, MANDATORILY REDEEMABLE PREFERRED STOCK AND STOCKHOLDERS'
  EQUITY
Current liabilities
  Short-term borrowings....................................................   $     568    $      283
  Current portion of long-term obligations.................................         858         1,529
  Accounts payable.........................................................       8,032         6,383
  Accrued expenses.........................................................       6,911        18,272
  Income taxes payable.....................................................       3,975         3,743
                                                                             -----------  ------------
    Total current liabilities..............................................      20,344        30,210
                                                                             -----------  ------------
Long-term liabilities
  Long-term obligations....................................................      37,412       184,953
  Deferred income taxes....................................................       1,758        16,990
  Other long-term liabilities..............................................          96           659
                                                                             -----------  ------------
    Total long-term liabilities............................................      39,266       202,602
                                                                             -----------  ------------
Commitments and contingencies (Note 15)....................................      --            --
Mandatorily redeemable preferred stock.....................................      --            35,884
                                                                             -----------  ------------
Stockholders' equity
  Cumulative convertible preferred stock, $.01 par value, 8,314,018 shares authorized; none issued and outstanding as of December 31, 1997; none
    authorized, issued and outstanding as of December 31, 1998.............      --            --
  Undesignated preferred stock, $.01 par value, 10,000,000 and 1,140,000 shares authorized as of December 31, 1997 and 1998, respectively; none
    issued and outstanding as of December 31, 1997 and 1998................      --            --
  Common stock, no par value, 4,253,550 shares authorized; none issued and outstanding as of December 31, 1997; none authorized, issued and
    outstanding as of December 31, 1998....................................      --            --
  Common stock, $.01 par value, 9,924,950 and 3,500,000 shares authorized as of December 31, 1997 and 1998, respectively; 5,318,563 and 2,846,185 shares issued and outstanding as of December 31, 1997 and 1998,
    respectively...........................................................          53            28
  Additional paid-in capital...............................................      51,057        64,497
  Notes receivable for shares sold.........................................      --              (352)
  Accumulated deficit......................................................     (11,444)       (2,568)
  Accumulated other comprehensive income (loss)............................        (139)          274
                                                                             -----------  ------------
    Total stockholders' equity.............................................      39,527        61,879
                                                                             -----------  ------------
      Total liabilities, mandatorily redeemable preferred stock and
        stockholders' equity...............................................   $  99,137    $  330,575
                                                                             -----------  ------------
                                                                             -----------  ------------

   The accompanying notes are an integral part of the consolidated financial statements.

                      DECRANE HOLDINGS CO. AND SUBSIDIARY
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)


                                                                           EIGHT
                                                  YEAR ENDED DECEMBER     MONTHS
                                                          31,              ENDED     FOUR MONTHS
                                                  --------------------  AUGUST 31,      ENDED
                                                                           1998       DECEMBER
                                                    1996       1997     (PREDECESSOR)  31, 1998
                                                     (PREDECESSOR)
                                                  ---------  ---------  -----------  -----------
Revenues........................................  $  65,099  $ 108,903   $  90,077    $  60,356
Cost of sales...................................     49,392     80,247      60,101       42,739
                                                  ---------  ---------  -----------  -----------
      Gross profit..............................     15,707     28,656      29,976       17,617
                                                  ---------  ---------  -----------  -----------
Operating expenses
  Selling, general and administrative
    expenses....................................     10,747     15,756      15,719       10,274
  Nonrecurring charges..........................     --         --           3,632       --
  Amortization of intangible assets.............        709        905       1,347        3,148
                                                  ---------  ---------  -----------  -----------
    Total operating expenses....................     11,456     16,661      20,698       13,422
                                                  ---------  ---------  -----------  -----------
Income from operations..........................      4,251     11,995       9,278        4,195

Other expenses
  Interest expense..............................      4,248      3,154       2,350        6,867
  Terminated debt offering expenses.............     --         --             600       --
  Other expenses................................        108        243         247          335
                                                  ---------  ---------  -----------  -----------
Income (loss) before provision for income taxes
  and extraordinary item........................       (105)     8,598       6,081       (3,007)
Provision (benefit) for income taxes............        712      3,344       2,892       (2,668)
                                                  ---------  ---------  -----------  -----------
Income (loss) before extraordinary item.........       (817)     5,254       3,189         (339)

Extraordinary loss from debt refinancing, net of
  income tax benefit............................     --          2,078      --            2,229
                                                  ---------  ---------  -----------  -----------
Net income (loss)...............................  $    (817) $   3,176   $   3,189    $  (2,568)
                                                  ---------  ---------  -----------  -----------
                                                  ---------  ---------  -----------  -----------

   The accompanying notes are an integral part of the consolidated financial statements.

                      DECRANE HOLDINGS CO. AND SUBSIDIARY

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                         COMMON STOCK
                                              -----------------------------------
                                                                                                                        ACCUMULATED
                                               NO PAR VALUE      $.01 PAR VALUE                                            OTHER
                                CUMULATIVE    ---------------   -----------------                   NOTES                 COMPRE-
                                CONVERTIBLE   NUMBER             NUMBER             ADDITIONAL   RECEIVABLE    ACCUM-     HENSIVE
                                 PREFERRED      OF                 OF                PAID-IN     FOR SHARES    ULATED     INCOME
PREDECESSOR:                       STOCK      SHARES   AMOUNT    SHARES    AMOUNT    CAPITAL       ISSUED     DEFICIT     (LOSS)
------------------------------  -----------   -------  ------   ---------  ------   ----------   -----------  --------  -----------
  Balance, December 31,
    1995......................   $  5,549     85,593   $  58       --       $--      $ --         $  --       $ (7,807)    $ 503
  Comprehensive loss
    Net loss..................     --           --      --         --       --         --            --           (817)    --
    Translation adjustment....     --           --      --         --       --         --            --          --         (382)
  Adjustment to estimated
    redemption value of
    mandatorily redeemable
    common stock warrants.....     --           --      --         --       --         --            --         (4,320)    --
  Issuance of cumulative
    convertible preferred
    stock, net................      8,301       --      --         --       --         --            --          --        --
  Mandatorily redeemable
    common stock warrants
    issued pursuant to anti-
    dilution provisions.......     --           --      --         --       --         --            --             (7)    --
  Stock option compensation
    expense...................     --           --       158       --       --         --            --          --        --
                                -----------   -------  ------   ---------  ------   ----------   -----------  --------  -----------
  Balance, December 31,
    1996......................     13,850     85,593     216       --       --         --            --        (12,951)      121
  Comprehensive income
    Net income................     --           --      --         --       --         --            --          3,176     --
    Translation adjustment....     --           --      --         --       --         --            --          --         (260)

  Delaware reorganization and
    reverse stock split.......     --         (85,593)  (216)      85,593     1           215        --          --        --
  Adjustment to estimated
    redemption value of
    mandatorily redeemable
    common stock warrants.....     --           --      --         --       --         --            --         (2,203)    --


PREDECESSOR:                     TOTAL
------------------------------  -------
  Balance, December 31,
    1995......................  $(1,697)
                                -------
  Comprehensive loss
    Net loss..................     (817)
    Translation adjustment....     (382)
                                -------
                                 (1,199)
  Adjustment to estimated
    redemption value of
    mandatorily redeemable
    common stock warrants.....   (4,320)
  Issuance of cumulative
    convertible preferred
    stock, net................    8,301
  Mandatorily redeemable
    common stock warrants
    issued pursuant to anti-
    dilution provisions.......       (7)
  Stock option compensation
    expense...................      158
                                -------
  Balance, December 31,
    1996......................    1,236
                                -------
  Comprehensive income
    Net income................    3,176
    Translation adjustment....     (260)
                                -------
                                  2,916
  Delaware reorganization and
    reverse stock split.......    --
  Adjustment to estimated
    redemption value of
    mandatorily redeemable
    common stock warrants.....   (2,203)

   The accompanying notes are an integral part of the consolidated financial statements.

                      DECRANE HOLDINGS CO. AND SUBSIDIARY

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                 (IN THOUSANDS, EXCEPT SHARE DATA) (CONTINUED)

                                                         COMMON STOCK
                                              -----------------------------------
                                                                                                                        ACCUMULATED
                                               NO PAR VALUE      $.01 PAR VALUE                                            OTHER
                                CUMULATIVE    ---------------   -----------------                   NOTES                 COMPRE-
                                CONVERTIBLE   NUMBER             NUMBER             ADDITIONAL   RECEIVABLE    ACCUM-     HENSIVE
                                 PREFERRED      OF                 OF                PAID-IN     FOR SHARES    ULATED     INCOME
                                   STOCK      SHARES   AMOUNT    SHARES    AMOUNT    CAPITAL       ISSUED     DEFICIT     (LOSS)
                                -----------   -------  ------   ---------  ------   ----------   -----------  --------  -----------
  Recapitalization
    Conversion of preferred
      stock into common
      stock...................    (13,850)      --      --      1,941,804    19        13,831        --          --        --
    Cashless exercise and
      conversion of
      warrants................     --           --      --        524,293     6         6,097        --          --        --
    Cancellation of
      mandatorily redeemable
      common stock warrants...     --           --      --         --       --         --            --          1,143     --
  Initial Public Offering
    Proceeds from the
      offering, net...........     --           --      --      2,700,000    27        28,229        --          --        --
    Cancellation of
      mandatorily redeemable
      common stock warrants
      upon debt repayment and
      reclassification of
      warrants no longer
      redeemable..............     --           --      --         --       --          1,836        --          --        --
    Common shares issued
      pursuant to
      anti-dilution
      provisions..............     --           --      --         50,743   --            609        --           (609)    --
  Cashless exercise of common
    stock warrants............     --           --      --         16,130   --         --            --          --        --
  Stock option compensation
    expense...................     --           --      --         --       --            240        --          --        --
                                -----------   -------  ------   ---------  ------   ----------   -----------  --------  -----------
  Balance, December 31,
    1997......................     --           --      --      5,318,563    53        51,057        --        (11,444)     (139)
  Comprehensive income
    Net income................     --           --      --         --       --         --            --          3,189     --
    Translation adjustment....     --           --      --         --       --         --            --          --           94

  Exercise of stock options...     --           --      --        575,692     6         8,206        --          --        --
  Sale of common stock........     --           --      --      2,206,177    22        34,793        --          --        --
                                -----------   -------  ------   ---------  ------   ----------   -----------  --------  -----------

  Balance, August 31, 1998....   $ --           --     $--      8,100,432   $81      $ 94,056     $  --       $ (8,255)    $ (45)
                                -----------   -------  ------   ---------  ------   ----------   -----------  --------  -----------
                                -----------   -------  ------   ---------  ------   ----------   -----------  --------  -----------

-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------

  Initial sale of common
    stock.....................   $ --           --     $--      2,826,087   $28      $ 64,477     $  --       $  --        $--
  Comprehensive loss
    Net loss..................     --           --      --         --       --         --            --         (2,568)    --
    Translation adjustment....     --           --      --         --       --         --            --          --          274

  Sale of common stock........     --           --      --         20,098   --            462        --          --        --
  Dividends on mandatorily
    redeemable preferred
    stock.....................     --           --      --         --       --         (1,642)       --          --        --
  Notes receivable issued in
    connection with sale of
    common and preferred
    stock.....................     --           --      --         --       --         --              (352)     --        --
  Value of warrants issued in
    connection with debt
    offering..................     --           --      --         --       --          1,200        --          --        --
                                -----------   -------  ------   ---------  ------   ----------   -----------  --------  -----------
  Balance, December 31,
    1998......................   $ --           --     $--      2,846,185   $28      $ 64,497     $    (352)  $ (2,568)    $ 274
                                -----------   -------  ------   ---------  ------   ----------   -----------  --------  -----------
                                -----------   -------  ------   ---------  ------   ----------   -----------  --------  -----------


                                 TOTAL
                                -------
  Recapitalization
    Conversion of preferred
      stock into common
      stock...................    --
    Cashless exercise and
      conversion of
      warrants................    6,103
    Cancellation of
      mandatorily redeemable
      common stock warrants...    1,143
  Initial Public Offering
    Proceeds from the
      offering, net...........   28,256
    Cancellation of
      mandatorily redeemable
      common stock warrants
      upon debt repayment and
      reclassification of
      warrants no longer
      redeemable..............    1,836
    Common shares issued
      pursuant to
      anti-dilution
      provisions..............    --
  Cashless exercise of common
    stock warrants............    --
  Stock option compensation
    expense...................      240
                                -------
  Balance, December 31,
    1997......................   39,527
                                -------
  Comprehensive income
    Net income................    3,189
    Translation adjustment....       94
                                -------
                                  3,283
  Exercise of stock options...    8,212
  Sale of common stock........   34,815
                                -------
  Balance, August 31, 1998....  $85,837
                                -------
                                -------
-----------------------------------------------
-------------------------------------------------------
  Initial sale of common
    stock.....................  $64,505
                                -------
  Comprehensive loss
    Net loss..................   (2,568)
    Translation adjustment....      274
                                -------
                                 (2,294)
  Sale of common stock........      462
  Dividends on mandatorily
    redeemable preferred
    stock.....................   (1,642)
  Notes receivable issued in
    connection with sale of
    common and preferred
    stock.....................     (352)
  Value of warrants issued in
    connection with debt
    offering..................    1,200
                                -------
  Balance, December 31,
    1998......................  $61,879
                                -------
                                -------

   The accompanying notes are an integral part of the consolidated financial statements.

                      DECRANE HOLDINGS CO. AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                                      YEAR ENDED DECEMBER
                                                                                              31,            EIGHT MONTHS
                                                                                      --------------------       ENDED
                                                                                                            AUGUST 31, 1998
                                                                                        1996       1997      (PREDECESSOR)
                                                                                         (PREDECESSOR)
                                                                                      ---------  ---------  ---------------
Cash flows from operating activities
  Net income (loss).................................................................  $    (817) $   3,176     $   3,189
  Adjustments to reconcile net income (loss) to net cash provided by (used for)
    operating activities
      Depreciation and amortization.................................................      4,343      5,372         4,454
      Extraordinary loss from debt refinancing......................................     --          2,078        --
      Deferred income taxes.........................................................         88     (1,281)       (2,339)
      Other, net....................................................................        188        654          (360)
      Changes in assets and liabilities
          Accounts receivable.......................................................     (3,069)    (3,159)       (3,621)
          Inventories...............................................................     (2,665)    (4,956)       (2,017)
          Prepaid expenses and other assets.........................................         (3)      (136)          (58)
          Accounts payable..........................................................      1,891       (361)       (1,127)
          Accrued expenses..........................................................      2,477     (1,041)        3,519
          Income taxes payable......................................................        525      4,295         1,374
                                                                                      ---------  ---------       -------
              Net cash provided by operating activities.............................      2,958      4,641         3,014
                                                                                      ---------  ---------       -------
Cash flows from investing activities
  Purchase of DeCrane Aircraft, including $4,555 of acquisition costs...............     --         --            --
  Cash paid for acquisitions, net of cash acquired..................................    (18,200)   (23,597)      (85,808)
  Capital expenditures..............................................................     (5,821)    (3,842)       (1,745)
  Other, net........................................................................          5       (370)          175
                                                                                      ---------  ---------       -------
              Net cash used for investing activities................................    (24,016)   (27,809)      (87,378)
                                                                                      ---------  ---------       -------
Cash flows from financing activities
  Financing of DeCrane Aircraft acquisition
    Proceeds from senior credit facility and bridge notes...........................     --         --            --
    Proceeds from sale of common stock and mandatorily redeemable preferred stock...     --         --            --
    Proceeds from stock options exercised...........................................     --         --            --
    Repayment of existing senior credit facility....................................     --         --            --
    Financing fees and expenses.....................................................     --         --            --
  Common stock offerings and application of the net proceeds
    Net proceeds from sale of common stock..........................................     --         28,933        34,815
    Borrowings under credit facility................................................     --         12,312        --
    Repayment of debt...............................................................     --        (42,160)      (34,815)
  Financing of acquisitions
    Revolving line of credit borrowings.............................................      6,399     23,597        85,808
    Proceeds from issuance of cumulative convertible preferred stock and mandatorily
     redeemable common stock warrants, net..........................................      8,805     --            --
    Senior term loan borrowings.....................................................      5,000     --            --
    Convertible subordinated note borrowings from related parties...................      3,000     --            --
    Promissory note principal payments..............................................     --         (1,095)       --
  Net borrowings under revolving line of credit agreements..........................      1,191      2,906         5,453
  Principal payments on capitalized lease and other long-term obligations...........     (2,001)    (1,675)       (1,317)
  Other, net........................................................................     (1,343)       139           (73)
                                                                                      ---------  ---------       -------
              Net cash provided by financing activities.............................     21,051     22,957        89,871
                                                                                      ---------  ---------       -------
Effect of foreign currency translation on cash......................................         22         97            26
                                                                                      ---------  ---------       -------
Net increase (decrease) in cash and cash equivalents................................         15       (114)        5,533
Cash and cash equivalents at beginning of period....................................        305        320           206
                                                                                      ---------  ---------       -------
Cash and cash equivalents at end of period..........................................  $     320  $     206     $   5,739
                                                                                      ---------  ---------       -------
                                                                                      ---------  ---------       -------

                                                                                       FOUR MONTHS
                                                                                          ENDED
                                                                                       DECEMBER 31,
                                                                                           1998
                                                                                      --------------
Cash flows from operating activities
  Net income (loss).................................................................    $   (2,568)
  Adjustments to reconcile net income (loss) to net cash provided by (used for)
    operating activities
      Depreciation and amortization.................................................         4,998
      Extraordinary loss from debt refinancing......................................         2,229
      Deferred income taxes.........................................................        (5,072)
      Other, net....................................................................           (97)
      Changes in assets and liabilities
          Accounts receivable.......................................................        (2,929)
          Inventories...............................................................         4,313
          Prepaid expenses and other assets.........................................          (562)
          Accounts payable..........................................................        (1,754)
          Accrued expenses..........................................................         2,342
          Income taxes payable......................................................           108
                                                                                      --------------
              Net cash provided by operating activities.............................         1,008
                                                                                      --------------
Cash flows from investing activities
  Purchase of DeCrane Aircraft, including $4,555 of acquisition costs...............      (190,865)
  Cash paid for acquisitions, net of cash acquired..................................        --
  Capital expenditures..............................................................        (1,813)
  Other, net........................................................................        --
                                                                                      --------------
              Net cash used for investing activities................................      (192,678)
                                                                                      --------------
Cash flows from financing activities
  Financing of DeCrane Aircraft acquisition
    Proceeds from senior credit facility and bridge notes...........................       191,722
    Proceeds from sale of common stock and mandatorily redeemable preferred stock...        99,000
    Proceeds from stock options exercised...........................................         4,314
    Repayment of existing senior credit facility....................................       (93,000)
    Financing fees and expenses.....................................................       (11,171)
  Common stock offerings and application of the net proceeds
    Net proceeds from sale of common stock..........................................        --
    Borrowings under credit facility................................................        --
    Repayment of debt...............................................................        --
  Financing of acquisitions
    Revolving line of credit borrowings.............................................        --
    Proceeds from issuance of cumulative convertible preferred stock and mandatorily
     redeemable common stock warrants, net..........................................        --
    Senior term loan borrowings.....................................................        --
    Convertible subordinated note borrowings from related parties...................        --
    Promissory note principal payments..............................................        --
  Net borrowings under revolving line of credit agreements..........................        (1,103)
  Principal payments on capitalized lease and other long-term obligations...........          (458)
  Other, net........................................................................           (36)
                                                                                      --------------
              Net cash provided by financing activities.............................       189,268
                                                                                      --------------
Effect of foreign currency translation on cash......................................           181
                                                                                      --------------
Net increase (decrease) in cash and cash equivalents................................        (2,221)
Cash and cash equivalents at beginning of period....................................         5,739
                                                                                      --------------
Cash and cash equivalents at end of period..........................................    $    3,518
                                                                                      --------------
                                                                                      --------------

   The accompanying notes are an integral part of the consolidated financial statements.

                      DECRANE HOLDINGS CO. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION AND DESCRIPTION OF BUSINESS

    In July 1998, DeCrane Holdings Co. ("DeCrane Holdings") was incorporated as a Delaware corporation. As a result of the DLJ Acquisition in August 1998 (Note
2), DeCrane Aircraft Holdings, Inc. ("DeCrane Aircraft") became a wholly-owned subsidiary of DeCrane Holdings. DeCrane Aircraft is the predecessor of DeCrane Holdings, and financial information for DeCrane Aircraft is presented as of December 31, 1997 and for the years ended December 31, 1996 and 1997 and the eight months ended August 31, 1998. From inception through August 27, 1998, DeCrane Holdings had no operations or cash flows. References to the "Company" include both DeCrane Holdings and its predecessor, DeCrane Aircraft.

    Through its subsidiary, DeCrane Holdings manufactures avionics components and provides avionics systems integration services in certain niche markets of the commercial, regional and high-end corporate jet aircraft industries.

BASIS OF PRESENTATION

    DeCrane Holdings is a holding company, which has no material operations or assets separate from its investment in DeCrane Aircraft. The consolidated financial statements as of December 31, 1998 and for the four months then ended include the accounts of DeCrane Holdings and its subsidiary. The consolidated financial statements of the predecessor include the accounts of DeCrane Aircraft and all wholly-owned and majority-owned subsidiaries. All significant intercompany accounts and transactions have been eliminated. Certain reclassifications have been made to prior years' financial statements to conform to the current year presentation.

    Preparation of these consolidated financial statements in conformity with generally accepted accounting principles requires the Company to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

INVENTORIES

    Inventories are stated at the lower of cost, as determined under the first-in, first-out ("FIFO") method, or market. Costs include materials, labor and manufacturing overhead.

PROPERTY AND EQUIPMENT

    Property and equipment are stated at the Company's allocated fair value for assets acquired through purchase acquisitions and at cost for all new additions, and are depreciated using the straight-line method over their estimated useful lives. Useful lives for machinery and equipment range from two to twenty years. Building and building improvements are depreciated using the straight-line method over their estimated useful lives of forty years. Leasehold improvements are amortized using the straight-line method over their estimated useful lives or remaining lease term, whichever is less. Expenditures for maintenance and repairs are expensed as incurred. The costs for improvements are capitalized. Upon retirement or disposal, the cost and accumulated depreciation of property and equipment are reduced and any gain or loss is recorded in income or expense.

                      DECRANE HOLDINGS CO. AND SUBSIDIARY

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
OTHER ASSETS

    Goodwill is amortized on a straight-line basis over thirty years. Other intangibles are amortized on a straight-line basis over their estimated useful lives, ranging from five to fifteen years. Deferred financing costs are amortized using either a straight-line or effective interest method, over the term of the related debt.

ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS

    The Company reviews long-lived assets and certain intangible assets for impairment when events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. In the event the sum of the expected undiscounted future cash flows resulting from the use of the asset is less than the carrying amount of the asset, an impairment loss equal to the excess of the asset's carrying value over its fair value is recorded. The Company has recognized no such losses.

ACCRUED WARRANTIES

    Two of the Company's subsidiaries sell a majority of their products to customers with various repair or replacement warranties. The terms of the warranties vary according to the customer and/or the product involved. The most common warranty period is the earlier of: (a) 12 to 60 months from the date of delivery to the operator; or (b) 42 months from the date of manufacture.

    Provisions for estimated future warranty costs are made in the period corresponding to the sale of the product and such costs have been within management's expectations. Classification between short and long-term warranty obligations is estimated based on historical trends.

DERIVATIVES

    Market value gains and losses on forward foreign exchange contracts are recognized currently in the consolidated statements of operations.

INCOME TAXES

    Deferred income taxes are determined using the liability method. A deferred tax asset or liability is determined based on the difference between the financial statement and tax basis of assets and liabilities as measured by the enacted tax rates which will be in effect when these differences reverse. Deferred tax expense is the result of changes in the asset and/or liability for deferred taxes. If necessary, valuation allowances are established to reduce deferred tax assets to the amount expected to be realized.

FAIR VALUE OF FINANCIAL INSTRUMENTS

    All financial instruments are held for purposes other than trading. The estimated fair values of all nonderivative financial instruments approximate their carrying amounts at December 31, 1997 and 1998 either because of the short maturity of the instrument, or based on their effective interest rates compared to current market rates for similar long-term obligations. The estimated fair value of the Company's long-term obligations is based on either quoted market prices or current rates for similar issues for debt of the same remaining maturities. The estimated fair value of foreign currency forward exchange contracts is based on quotes obtained from various financial institutions that deal in this type of instrument.

                      DECRANE HOLDINGS CO. AND SUBSIDIARY

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
FOREIGN CURRENCY TRANSLATION AND TRANSACTIONS

    The financial statements of the Company's U.K. and Swiss subsidiaries have been translated into U.S. dollars from their functional currencies, pounds sterling and Swiss francs, respectively, in the consolidated financial statements. Assets and liabilities have been translated at the exchange rate on the balance sheet date and income statement amounts have been translated at average exchange rates in effect during the period. The net translation adjustment is reflected as a component of accumulated comprehensive income or loss within stockholders' equity.

    Realized foreign currency exchange gains (losses) included in other expenses (income) in the consolidated statements of operations were $71,000, $(72,000), $(411,000) and $(262,000) for the years ended December 31, 1996 and 1997, the eight months ended August 31, 1998 and the four months ended December 31, 1998, respectively.

RESEARCH AND DEVELOPMENT COSTS

    Research and development costs are expensed as incurred. Such costs were $1,195,000 and $832,000 for the eight months ended August 31, 1998 and the four months ended December 31, 1998, respectively. Research and development costs were not significant for the years ended December 31, 1996 and 1997.

STOCK OPTION PLAN

    As permitted under Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation," the Company measures compensation expense related to the employee stock option plan utilizing the intrinsic value method as prescribed by Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees." Refer to Note 14 for information concerning the pro forma effect on results of operations assuming the fair value method of measuring compensation expense was utilized.

REVENUE RECOGNITION

    Revenues from the sale of manufactured products, except for products manufactured under long-term contracts, are recorded when products are shipped. Revenues on long-term contracts are recognized using the percentage-of-completion method based on costs incurred to date compared with total estimated costs at completion. Reimbursements for nonrecurring engineering costs, which are expensed as incurred, are included in revenues at the time a negotiated settlement is reached with the customer. Unbilled accounts receivable were $654,000 and $4,156,000 at December 31, 1997 and 1998, respectively. Unbilled accounts receivable are expected to be billed and collected during the succeeding twelve-month period.

STATEMENTS OF CASH FLOWS

    For purposes of the statements of cash flows, cash equivalents include short-term, highly liquid investments with original maturities of three months or less.

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

    In June 1997, the Financial Accounting Standards Board ("FASB") issued SFAS No. 130, "Reporting Comprehensive Income." Comprehensive income is defined as the change in equity of a business enterprise during a period from transactions and other events and circumstances from non-owner sources. For the Company, comprehensive income consists of its reported net income or loss and the change in the

                      DECRANE HOLDINGS CO. AND SUBSIDIARY

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) foreign currency translation adjustment during a period. The Company adopted SFAS 130 for the period ended December 31, 1998 and has reclassified earlier periods to reflect application of the statement.

    In June 1997, the FASB also issued SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information." This statement establishes standards for reporting financial and descriptive information about operating segments. Under SFAS No. 131, information pertaining to an entity's operating segments must be reported on the basis that is used internally for evaluating segment performance and making resource allocation determinations. The Company adopted SFAS 131 for the period ended December 31, 1998 and has restated disclosure information in earlier periods to reflect application of the statement (Note
17).

    In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 133 requires companies to record derivatives on the balance sheet as assets or liabilities, measured at fair value. It also requires that gains or losses resulting from changes in the values of those derivatives be accounted for depending on the use of the derivative and whether it qualifies for hedge accounting. Adoption of SFAS No. 133 is required for the fiscal year beginning January 1, 2000. Management believes the adoption of SFAS No. 133 will not have a material impact on the Company's consolidated financial position or results of operations.

NOTE 2 - THE DLJ ACQUISITION

    In July 1998, a newly incorporated entity, DeCrane Holdings Co., and two other holding companies were organized by DLJ Merchant Banking Partners II, L.P. and affiliated funds and entities to carry out a tender offer for all the shares of the Company's common stock, including options to purchase shares which became immediately vested, for $23.00 per share. At the completion of the tender offer in August 1998, the two other holding companies merged with the Company. All of the Company's old outstanding shares which were tendered were cancelled, non-tendering shareholders were paid out, and as a result the Company became a wholly-owned subsidiary of DeCrane Holdings.

    As a result of the tender offer, the Company terminated a debt offering which was in process at that time and recorded a $0.6 million pre-tax charge for the eight months ended August 31, 1998 for the estimated costs incurred. The gross purchase price for the Company's shares and options was $186.3 million. Assets acquired and liabilities assumed have been recorded at their estimated fair values based on an independent appraisal and, accordingly, historical values were increased as follows: (a) $4.4 million to inventory; (b) $2.6 million to fixed assets; and (c) $50.0 million to certain identifiable intangible assets. The excess of the purchase price over the fair value of the net assets acquired totalling $70.0 million was allocated to goodwill. The increase in inventory value was expensed as the inventory was sold during the four months ended December 31, 1998. The intangible assets, other than goodwill, are being amortized on a straight-line basis over periods between five and fifteen years. Goodwill is being amortized on a straight-line basis over a period of thirty years.

    At the completion of the tender offer, the Company was required to repay all of its borrowings under its previous credit facility (Note 10). In order to fund the purchase of the shares in the tender offer, repay the credit facility and pay expenses incurred in connection therewith, the Company: (a) issued $100.0 million of senior subordinated increasing rate notes (the Bridge Notes) which were subsequently replaced by $100.0 million of 12% Senior Subordinated Notes due 2008 (the Notes) from the Company's "Units" offering (Note 10); (b) entered into a new syndicated senior secured loan facility; and (c) received a $99.0 million equity contribution from DeCrane Holdings. In conjunction with the debt repayment and

                      DECRANE HOLDINGS CO. AND SUBSIDIARY

NOTE 2 - THE DLJ ACQUISITION (CONTINUED) refinancing of the Bridge Notes, the Company incurred a $2.2 million extraordinary charge, net of income tax benefit of $1.5 million for the four months ended December 31, 1998.

    The Bridge Notes were purchased by an affiliate of DLJ and accrued interest at 10%. The terms of the issue called for floating rate increases to the prime rates plus 2.5% after six months, and increases of 0.5% every three months subject to a 17.0% maximum, as long as the Bridge Notes remained outstanding. The Bridge Notes were to mature on August 28, 1999, but were refinanced in October 1998 (Note 10).

    DeCrane Holdings' initial capitalization consists of the net proceeds from the sale of all of the shares of its common stock for $65.0 million and shares of its senior redeemable exchangeable preferred stock due 2009 for $34.0 million, along with warrants to purchase 150,000 common shares, to the DLJ funds (Note 13).

    The Company incurred non-recurring charges totaling approximately $3.6 million (pre-tax) during the eight months ended August 31, 1998 in conjunction with the DLJ Acquisition.

NOTE 3 - ACQUISITIONS

AVTECH

    On June 26, 1998, the Company purchased substantially all of the common stock of Avtech Corporation. Avtech is a manufacturer of avionics components and an avionics systems integrator for the commercial and high-end corporate jet aircraft industries.

    The total purchase price was $84,693,000 in cash at closing, including $1,250,000 of acquisition related costs. The acquisition was financed with borrowings under the Company's credit facility. The acquisition was accounted for as a purchase and the $57,911,000 difference between the purchase price and the fair value of the net assets acquired was recorded as goodwill and is being amortized on a straight-line basis over 30 years.

    The consolidated results of operations for the eight months ended August 31, 1998 and the four months ended December 31, 1998 include the operating results of Avtech subsequent to June 25, 1998.

DETTMERS

    On June 30, 1998, the Company purchased certain assets, subject to certain liabilities assumed, of Dettmers Industries Inc.. Dettmers is a manufacturer of seats for high-end corporate jet aircraft.

    The total purchase price was $2,314,000 in cash at closing, including $205,000 of acquisition related costs, plus contingent consideration aggregating a maximum of $2,000,000 payable over four years based on future attainment of defined performance criteria during each of the years in the four-year period ending December 31, 2002. The acquisition was financed with borrowings under the Company's credit facility. The acquisition was accounted for as a purchase and the $2,068,000 difference between the purchase price, excluding the contingent consideration, and the fair value of the net assets acquired was recorded as goodwill and is being amortized on a straight-line basis over 30 years. The amount of contingent consideration paid in the future, if any, will increase goodwill and will be amortized prospectively over the remaining period of the initial 30-year term.

    The consolidated results of operations for the eight months ended August 31, 1998 and the four months ended December 31, 1998 include the operating results of Dettmers subsequent to June 29, 1998.

                      DECRANE HOLDINGS CO. AND SUBSIDIARY

NOTE 3 - ACQUISITIONS (CONTINUED)
AUDIO INTERNATIONAL

    On November 14, 1997, the Company purchased all of the outstanding stock of Audio International, Inc.. Audio International provides premium, customized aircraft entertainment and cabin management products and systems for the high-end corporate jet market.

    The total purchase price was $24,726,000 in cash at closing, including $726,000 in acquisition related costs, plus contingent consideration aggregating a maximum of $6,000,000 payable over two years based on future attainment of defined performance criteria. During 1998, Audio International attained the required performance criteria and the Company increased the purchase price by $3,000,000, resulting in a corresponding increase to goodwill. The acquisition was funded with borrowings under the Company's revolving line of credit facility.

    The acquisition was accounted for as a purchase and the $20,110,000 difference between the purchase price, excluding the contingent consideration, and the fair value of the net assets acquired was recorded as goodwill and is being amortized over 30 years. The amount of contingent consideration paid in the future, if any, will increase goodwill and will be amortized prospectively over the remaining period of the initial 30-year term.

    The consolidated results of operations for the year ended December 31, 1997 include the operating results of Audio International subsequent to November 13, 1997.

MINORITY STOCKHOLDER'S 25% INTEREST

    On February 20, 1996, the Company purchased the remaining 25% of a subsidiary's stock it did not already own from the subsidiary's minority stockholder for a total purchase price of $5,748,000, including $334,000 of acquisition related costs and expenses. The purchase price consisted of $4,873,000 paid in cash at closing and a $600,000 non-interest bearing obligation payable to the minority stockholder. The cash portion of the purchase price was funded with the proceeds from the sale of preferred stock and redeemable warrants.

    The acquisition was accounted for as a purchase and the $5,498,000 difference between the purchase price and 25% of the fair value of the net assets acquired was recorded as goodwill and is being amortized over 26 years, representing the remaining useful life of the goodwill recorded upon the initial 75% acquisition in October 1991.

    The consolidated results of operations for the year ended December 31, 1996 include 100% of the operating results of the subsidiary subsequent to February 20, 1996. For the periods prior to February 20, 1996, the consolidated results of operations include a charge for the minority stockholder's 25% ownership interest.

AEROSPACE DISPLAY SYSTEMS

    On September 18, 1996, the Company purchased for cash substantially all of the assets, subject to certain liabilities assumed, of the Aerospace Display Systems division of Allard Industries, Inc.. The total purchase price was $13,395,000, including $402,000 in acquisition related costs. ADS develops and manufactures dichroic liquid crystal displays and modules for commercial and military avionics systems.

    The acquisition was funded with the proceeds from the sale of preferred stock, convertible subordinated notes and redeemable warrants, borrowings under the Company's revolving line of credit and a $2,000,000 non-interest bearing obligation payable to certain Allard stockholders.

                      DECRANE HOLDINGS CO. AND SUBSIDIARY

NOTE 3 - ACQUISITIONS (CONTINUED)
    The acquisition was accounted for as a purchase and the $7,425,000 difference between the purchase price and the fair value of the net assets acquired was recorded as goodwill and is being amortized over 30 years.

    The consolidated results of operations for the year ended December 31, 1996 include the operating results of ADS subsequent to September 18, 1996.

ELSINORE

    On December 5, 1996, the Company acquired Elsinore Aerospace Services, Inc. and the Elsinore Engineering Services Division of Elsinore, L.P., collectively referred to as Elsinore. Elsinore provides engineering services to the commercial aircraft industry. The total purchase price was $2,443,000, including $300,000 of acquisition related costs. The purchase price consisted of $1,000,000 paid in cash at closing and a $1,250,000 15% promissory note payable to the sellers.

    The purchase agreement provided for an adjustment of the purchase price should the amount of working capital decline as of the closing date. The purchase price was allocated to the assets acquired and liabilities assumed using estimated fair values and $2,585,000 was assigned to goodwill, subject to final determination of the purchase price. During 1997, the Company and the sellers agreed to reduce the purchase price by $155,000 to reflect the decline in working capital as of the closing date and, as a result, goodwill was decreased by a corresponding amount during 1997.

PATS


    In January 1999, the Company acquired all of the outstanding stock of PATS, Inc.'s for a purchase price of $41.5 million (including the assumption of debt) subject to adjustments for changes to its net working capital, and reserves for environmental and other indemnities made by the shareholders. PATS is a Maryland-based designer, manufacturer and installer of aircraft and avionics systems. Among other things, PATS is the principal supplier of auxiliary fuel tank systems to the Boeing Business Jet program. The transaction will be accounted for as a purchase and the difference between the purchase price and the fair value of the net assets acquired will be recorded as goodwill and amortized on a straight-line basis over thirty years.


NOTE 4 - PRO FORMA RESULTS OF OPERATIONS FOR THE DLJ AND OTHER ACQUISITIONS

    Unaudited pro forma consolidated results of operations are presented in the table below for the years ended December 31, 1997 and 1998 and are pro forma for the DLJ and other acquisitions, excluding the 1999 PATS acquisition, as if they were consummated at the beginning of each year.

                                                                                           PRO FORMA FOR THE
                                                                                          YEAR ENDED DECEMBER
                                                                                                  31,
                                                                                         ----------------------
                                                                                            1997        1998
                                                                                         ----------  ----------
Revenues...............................................................................  $  160,054  $  173,297
Loss before extraordinary item.........................................................     (10,091)     (3,642)

    The above information reflects adjustments for inventory step-up, depreciation, amortization, general and administrative expenses, and interest expense based on the new cost basis and debt structure of the Company. In 1997 and 1998, income excludes the effect of a $2,078,000 and $2,229,000 extraordinary loss, respectively incurred in connection with the Company's debt refinancings (Notes 2 and 14).

                      DECRANE HOLDINGS CO. AND SUBSIDIARY

NOTE 5 - ACCOUNTS RECEIVABLE AND SIGNIFICANT CUSTOMERS

ACCOUNTS RECEIVABLE

    Accounts receivable is net of an allowance for doubtful accounts of $487,000 and $581,000 at December 31, 1997 and 1998, respectively.

    The Company is potentially subject to concentrations of credit risk as the Company relies heavily on customers operating in the domestic and foreign commercial and high-end corporate jet aircraft industries. Generally, the Company does not require collateral or other security to support accounts receivable subject to credit risk. Under certain circumstances, deposits or cash-on-delivery terms are required. The Company maintains reserves for potential credit losses and generally, such losses have been within management's expectations.

SIGNIFICANT CUSTOMERS

    Two customers each accounted for more than 10% of the Company's consolidated revenues, as follows:


                                                      YEAR ENDED DECEMBER
                                                              31,           EIGHT MONTHS    FOUR MONTHS
                                                      --------------------  ENDED AUGUST       ENDED
                                                                              31, 1998     DECEMBER 31,
                                                        1996       1997     (PREDECESSOR)      1998
                                                         (PREDECESSOR)
                                                      ---------  ---------  -------------  -------------
Customer A..........................................       15.8%      19.0%        17.3%          20.1%
Customer B..........................................        7.2%      11.2%         7.6%           5.6%

    Complete loss of Customer A could have a significant adverse impact on the results of operations expected in future periods. During the year ended December 31, 1997, Customer A acquired another customer of the Company. The above amounts for Customer A include the Company's revenue from the acquired customer after its acquisition. For the year ended December 31, 1997, revenue from Customer A would have been 20.9% had the acquisition been consummated on January 1, 1997.

NOTE 6 - INVENTORIES

    Inventories are comprised of the following as of December 31, 1997 and 1998 (amounts in thousands):

                                                                         1997
                                                                      (PREDECESSOR)    1998
                                                                      -----------  -----------
Raw material........................................................   $  14,224    $  19,221
Work-in process.....................................................       4,655        7,231
Finished goods......................................................       7,097        7,829
                                                                      -----------  -----------
  Total inventories.................................................   $  25,976    $  34,281
                                                                      -----------  -----------
                                                                      -----------  -----------

    Included above are costs relating to long-term contracts recognized on the percentage of completion method of $125,000 and $897,000 at December 31, 1997 and 1998, respectively.

                      DECRANE HOLDINGS CO. AND SUBSIDIARY

NOTE 7 - PROPERTY AND EQUIPMENT

    Property and equipment includes the following as of December 31, 1997 and 1998 (amounts in thousands):

                                                                         1997
                                                                      (PREDECESSOR)    1998
                                                                      -----------  -----------
Machinery and equipment.............................................   $  18,151    $  12,576
Tooling.............................................................       3,133        2,162
Computer equipment, furniture and fixtures..........................       3,660        3,230
Land, buildings and leasehold improvements..........................       3,580       11,967
                                                                      -----------  -----------
  Total cost........................................................      28,524       29,935
  Accumulated depreciation and amortization.........................     (14,470)      (1,775)
                                                                      -----------  -----------
    Net property and equipment......................................   $  14,054    $  28,160
                                                                      -----------  -----------
                                                                      -----------  -----------

    Property and equipment under capital leases included above consists of the following as of December 31, 1997 and 1998 (amounts in thousands):

                                                                          1997
                                                                      (PREDECESSOR)      1998
                                                                      -------------  -------------
Machinery and equipment.............................................    $   1,160      $     693
Computer equipment, furniture and fixtures..........................          455            243
                                                                           ------          -----
  Total cost........................................................        1,615            936
  Accumulated depreciation and amortization.........................         (523)          (204)
                                                                           ------          -----
    Net property and equipment......................................    $   1,092      $     732
                                                                           ------          -----
                                                                           ------          -----

    Depreciation of machinery and equipment under capital leases is included in cost of sales in the consolidated financial statements.

NOTE 8 - OTHER ASSETS

    Other assets includes the following as of December 31, 1997 and 1998 and is net of accumulated amortization for the respective periods as parenthetically noted (amounts in thousands):

                                                                         1997
                                                                      (PREDECESSOR)    1998
                                                                      -----------  -----------
Goodwill (net of $1,682 and $1,839).................................   $  38,592    $ 167,836
Deferred financing costs (net of $64 and $343)......................         399        8,787
Other intangibles (net of $194 and $1,317)..........................         596       48,708
Other non-amortizable assets........................................         380          647
                                                                      -----------  -----------
  Other assets, net.................................................   $  39,967    $ 225,978
                                                                      -----------  -----------
                                                                      -----------  -----------

                      DECRANE HOLDINGS CO. AND SUBSIDIARY

NOTE 9 - ACCRUED EXPENSES

    Accrued expenses are comprised of the following as of December 31, 1997 and 1998 (amounts in thousands):

                                                                          1997
                                                                      (PREDECESSOR)     1998
                                                                      -------------  -----------
Salaries, wages, compensated absences and payroll related taxes.....    $   3,410     $   6,147
Additional acquisition consideration................................       --             3,000
Accrued interest....................................................          152         2,946
Other accrued expenses..............................................        3,349         6,179
                                                                           ------    -----------
  Total accrued expenses............................................    $   6,911     $  18,272
                                                                           ------    -----------
                                                                           ------    -----------

NOTE 10 - BORROWINGS

    SHORT-TERM BORROWINGS--The Company's Swiss subsidiary has a short-term revolving line of credit with a Swiss bank under which Swiss franc denominated borrowings of $568,000 and $283,000 were outstanding at December 31, 1997 and 1998, respectively. Interest on the line accrues at the bank's prime rate (5.25% and 4.875% at December 31, 1997 and 1998, respectively) plus 0.25%. The line of credit is guaranteed by the Company.

    LONG-TERM BORROWINGS--Long-term obligations outstanding include the following as of December 31, 1997 and 1998 (amounts in thousands):

                                                                         1997
                                                                      (PREDECESSOR)    1998
                                                                      -----------  -----------
Credit facilities
  Revolving lines of credit.........................................   $  36,000    $   5,800
  Term debt.........................................................      --           79,888
12% Senior Subordinated Notes due 2008, with interest payable semi-
  annually commencing on March 30, 1999.............................      --          100,000
Capital lease obligations and equipment term financing, with interest at
  4.34 % to 18.08%, secured by equipment............................         547          367
Other...............................................................       1,723          427
                                                                      -----------  -----------
    Total long-term obligations.....................................      38,270      186,482
    Less current portion............................................        (858)      (1,529)
                                                                      -----------  -----------
      Long-term obligations, less current portion...................   $  37,412    $ 184,953
                                                                      -----------  -----------
                                                                      -----------  -----------

PREDECESSOR CREDIT FACILITY

    Prior to August 31, 1998, the Company had a credit facility with a group of banks for a $105 million senior revolving line of credit. Borrowings under the credit facility were secured by the Company's assets.

    The Company, at its option, could elect to pay interest on the credit facility borrowings based on either the prime rate or interbank offered rate ("IBOR") plus defined margins. The Company was required to pay a commitment fee, up to a maximum 0.375%, on the unused portion of the credit facility. The weighted-average interest rate on borrowings outstanding was 7.03% as of December 31, 1997.

                      DECRANE HOLDINGS CO. AND SUBSIDIARY

NOTE 10 - BORROWINGS (CONTINUED)
SUCCESSOR CREDIT FACILITY

    In connection with the DLJ Acquisition, the Company was required to repay all of its borrowings under the predecessor credit facility and entered into a new credit facility. The new credit facility provides for term loan borrowings in the aggregate principal amount of $80.0 million and revolving loan borrowings up to an aggregate principal amount of $50.0 million. Principal payments under the term loan borrowings are due in increasing amounts over the next seven years and all borrowings under the revolving loan facility must be repaid within six years. Loans under the new credit facility generally bear interest based on a margin over, at the Company's option, the prime rate or the Euro-Dollar rate. Currently, the applicable margins are 1.50%-1.75% for prime rate borrowings and 2.75%-3.00% for Euro-Dollar borrowings. Borrowings under the new credit facility are secured by substantially all of the assets of the Company. The Company is subject to certain commitment fees under the facility as well as the maintenance of certain financial ratios, cash flow results and other restrictive covenants.

    In January 1999, term loan borrowings were increased to $99.9 million to fund the acquisition of PATS, Inc. (Note 3).

12% SENIOR SUBORDINATED NOTES

    On October 5, 1998 (subsequent to the DLJ Acquisition and financing), the Bridge Notes were repaid with the net proceeds from the Units offering. Each Unit consists of $1,000 principal amount of the Notes and one warrant (collectively, the "Warrants") to purchase shares of common stock of DeCrane Holdings ("Holdings Common Stock"). The Notes will mature on September 30, 2008. Interest on the Notes is payable semi-annually on March 30 and September 30 of each year, commencing on March 30, 1999. The Notes are unsecured general obligations of the Company and are subordinated in right of payment to all existing and future senior indebtedness of the Company, including indebtedness pursuant to the credit facility. Prior to the Notes maturing, the Company may redeem all or some of the Notes at a redemption price which may include a premium. In the event of a change in control, the holders may require the Company to repurchase the Notes for a redemption price which may also include a premium.

AGGREGATE MATURITIES

    The aggregate maturities of long-term obligations are as follows as of December 31, 1998 (amounts in thousands):

YEAR ENDING DECEMBER 31,
  1999................................................................................................       1,529
  2000................................................................................................       2,722
  2001................................................................................................       4,866
  2002................................................................................................       7,905
  2003................................................................................................      10,522
  Thereafter..........................................................................................     158,938
                                                                                                        ----------
      Total long-term obligations.....................................................................  $  186,482
                                                                                                        ----------
                                                                                                        ----------

                      DECRANE HOLDINGS CO. AND SUBSIDIARY

NOTE 11 - INCOME TAXES

    Income (loss) before income taxes and extraordinary item was taxed under the following jurisdictions (amounts in thousands):


                                                  YEAR ENDED DECEMBER   EIGHT MONTHS
                                                          31,               ENDED        FOUR MONTHS
                                                  --------------------   AUGUST 31,         ENDED
                                                                            1998        DECEMBER 31,
                                                    1996       1997     (PREDECESSOR)       1998
                                                     (PREDECESSOR)
                                                  ---------  ---------  -------------  ---------------
Domestic........................................  $    (855) $   7,509    $   5,637       $  (3,360)
Foreign.........................................        750      1,089          444             353
                                                  ---------  ---------       ------         -------
  Total.........................................  $    (105) $   8,598    $   6,081       $  (3,007)
                                                  ---------  ---------       ------         -------
                                                  ---------  ---------       ------         -------

    The provisions for income taxes (benefit) are as follows (amounts in thousands):


                                                  YEAR ENDED DECEMBER   EIGHT MONTHS
                                                          31,               ENDED        FOUR MONTHS
                                                  --------------------   AUGUST 31,         ENDED
                                                                            1998        DECEMBER 31,
                                                    1996       1997     (PREDECESSOR)       1998
                                                     (PREDECESSOR)
                                                  ---------  ---------  -------------  ---------------
Current
  U.S. federal..................................  $     269  $   3,231    $   3,835       $   1,560
  State and local...............................        194        968        1,275             699
  Foreign.......................................        161        426          121             145
                                                  ---------  ---------  -------------       -------
    Total current...............................        624      4,625        5,231           2,404
                                                  ---------  ---------  -------------       -------
Deferred
  U.S. federal..................................         70     (1,021)      (1,932)         (4,150)
  State and local...............................         21       (279)        (435)           (816)
  Foreign.......................................         (3)        19           28            (106)
                                                  ---------  ---------  -------------       -------
    Total deferred..............................         88     (1,281)      (2,339)         (5,072)
                                                  ---------  ---------  -------------       -------
    Total provision.............................  $     712  $   3,344    $   2,892       $  (2,668)
                                                  ---------  ---------  -------------       -------
                                                  ---------  ---------  -------------       -------

                      DECRANE HOLDINGS CO. AND SUBSIDIARY

NOTE 11 - INCOME TAXES (CONTINUED)
    The provision for income taxes differs from the amount of income tax determined by applying the applicable U.S. statutory federal rate to the income
(loss) before income taxes and extraordinary item as a result of the following differences (amounts in thousands):


                                                  YEAR ENDED DECEMBER
                                                          31,           EIGHT MONTHS
                                                  --------------------  ENDED AUGUST     FOUR MONTHS
                                                                          31, 1998     ENDED DECEMBER
                                                    1996       1997     (PREDECESSOR)     31, 1998
                                                     (PREDECESSOR)
                                                  ---------  ---------  -------------  ---------------
Income tax (benefit) at U.S. statutory rates....  $     (36) $   2,923    $   2,068       $  (1,022)
Increase (decrease) resulting from
  Book benefit not provided for net operating
    loss carryforwards..........................        172     --           --              --
  Amortization of assets and other expenses not
    deductible for income tax purposes..........        137        441          594             782
  Decrease in deferred tax asset valuation
    allowance...................................     --           (488)      --              (2,575)
  State income taxes, net of federal benefit....        157        482          550             (25)
  Tax on earnings of subsidiary not consolidated
    for tax purposes............................         92     --           --              --
  Lower tax rates on earnings of foreign
    subsidiaries................................        (65)      (116)         (50)            (36)
  Other, net....................................        255        102         (270)            208
                                                  ---------  ---------       ------         -------
    Income tax (benefit) at effective rates.....  $     712  $   3,344    $   2,892       $  (2,668)
                                                  ---------  ---------       ------         -------
                                                  ---------  ---------       ------         -------

    Deferred tax liabilities (assets) are comprised of the following as of December 31, 1997 and 1998 (amounts in thousands):

                                                                          1997
                                                                       (PREDECESSOR)    1998
                                                                       -----------  -----------
Gross deferred tax liabilities
  Intangible assets..................................................   $     308    $  18,320
  Tax effect on earnings of subsidiary not consolidated for tax
    purposes.........................................................       2,688       --
  Property and equipment.............................................         688        4,531
  Other..............................................................         409          416
                                                                       -----------  -----------
    Gross deferred tax liabilities...................................       4,093       23,267
                                                                       -----------  -----------
Gross deferred tax (assets)
  Inventory..........................................................      (2,811)      (2,396)
  Loss carryforwards.................................................        (865)      (6,183)
  Accrued expenses...................................................        (697)      (1,657)
  Other..............................................................        (537)        (341)
                                                                       -----------  -----------
    Gross deferred tax (assets)......................................      (4,910)     (10,577)
                                                                       -----------  -----------
Deferred tax assets valuation allowance..............................       2,575       --
                                                                       -----------  -----------
  Net deferred tax liability.........................................   $   1,758    $  12,690
                                                                       -----------  -----------
                                                                       -----------  -----------

                      DECRANE HOLDINGS CO. AND SUBSIDIARY

NOTE 11 - INCOME TAXES (CONTINUED)
    The balance sheet classification of the net deferred tax liabilities as of December 31, 1997 and 1998 are as follows (amounts in thousands):

                                                                           1997
                                                                       (PREDECESSOR)     1998
                                                                       -------------  -----------
Noncurrent deferred tax liability....................................    $   1,758     $  16,990
Current deferred tax asset...........................................       --            (4,300)
                                                                            ------    -----------
  Net deferred tax liability.........................................    $   1,758     $  12,690
                                                                            ------    -----------
                                                                            ------    -----------

    Prior to 1997, the Company incurred losses and accordingly provided a valuation allowance for its domestic deferred net tax assets. The deferred tax asset valuation allowance was reduced in 1997 by $488,000 to reflect the amount of federal and state tax loss carryforwards utilized to reduce 1997 current income taxes.

    During the eight months ended August 31, 1998 and the four months ended December 31, 1998, the Company incurred net operating losses for tax purposes of approximated $1,528,000 and $486,000, respectively. The losses were caused by an $8,880,000 tax deduction for stock options exercised, $3,632,000 of nonrecurring charges and a $3,724,000 pre-tax extraordinary charge. The net operating loss tax benefits for both periods were carried back to 1997 for federal income tax purposes and carried forward for state income tax purposes. The 1998 net operating losses resulted in $2,545,000 of taxes being refundable as of December 31, 1998 and are included in prepaid expenses and other current assets. Even though the Company incurred tax losses during 1998, management believes that it is more likely than not that the Company will generate taxable income sufficient to realize the tax benefit associated with the future deductible deferred tax assets and loss carryforwards prior to their expiration. As a result, the Company reduced the valuation allowance by $2,575,000 during the four months ended December 31, 1998.

    The Company has approximately $17,400,000 and $600,000 of total loss carryforwards, which include net operating losses acquired in the Avtech aquisition, available for federal and state income tax purposes, respectively. In conjunction with the Avtech acquisition, the Company acquired federal loss carryforwards of $13,700,000 that are subject to separate return limitation rules, as defined in the Internal Revenue Code, and expire in 2018. The remaining federal and state carryforwards expire in varying amounts through 2010 and 2018, respectively. The amount of federal loss carryforwards that may be utilized in the future are subject to limitations because of the occurrence of changes in control, as defined in the Internal Revenue Code.

    Undistributed earnings of foreign subsidiaries are not material to the consolidated financial statements. As such, foreign taxes that may be due, net of U.S. foreign tax credits, have not been provided.

NOTE 12 - DERIVATIVE FINANCIAL INSTRUMENTS

    The Company does not use derivative financial instruments for trading purposes but only to manage well-defined foreign exchange rate risks.

    The Company enters into Swiss franc ("CHF") forward exchange contracts to purchase Swiss francs as a general economic hedge against foreign inventory procurement and manufacturing costs. Market value gains and losses on forward foreign exchange contracts are recognized in the consolidated statements of operations and aggregated a realized net gain (loss) of ($316,000), ($487,000), $323,000 and $146,000 for the years ended December 31, 1996 and 1997, the eight months ended August 31, 1998 and the four months ended December 31, 1998, respectively.

                      DECRANE HOLDINGS CO. AND SUBSIDIARY

NOTE 12 - DERIVATIVE FINANCIAL INSTRUMENTS (CONTINUED)

    At December 31, 1998, the Company had no open forward exchange contracts.

    The Company believes exposure to derivative credit losses is minimal in the event of nonperformance by the senior lender because any amounts due, but not paid, to the Company by the senior lender could be offset against the Company's principal and interest payments to the lender.

NOTE 13 - DECRANE HOLDINGS CAPITAL STRUCTURE

MANDATORILY REDEEMABLE PREFERRED STOCK

    The Company is authorized to issue a total of 2,500,000 shares of preferred stock ($.01 par value) of which 1,360,000 shares have been designated as 14% mandatorily redeemable preferred stock due 2009. Holders of the preferred stock are entitled to receive, when, as and if declared, dividends at a rate equal to 14% per annum, subject to 0.25% increases for each quarter that no dividend is paid (up to a maximum of an additional 5%). Prior to September 30, 2003, dividends are not paid in cash but instead accrete in liquidation value. The preferred stock has a $100.00 per share liquidation preference, subject to increases through non-cash dividend accretion, plus accrued and unpaid cash dividends. The preferred stock is mandatorily redeemable on August 28, 2009. Upon the occurrence of a change in control, as defined, each holder has the right to require the Company to redeem all or part of such holder's shares at a price equal to 101% of the liquidation preference plus accrued and unpaid cash dividends. The preferred stock is non-voting.

    As part of the Company's initial capitalization, 340,000 shares of the 14% mandatorily redeemable preferred stock and warrants to purchase 150,000 common shares were sold for $34,000,000 and on December 8, 1998, an additional 2,417 shares were sold for $242,000 to a group of related party investors (Note 19). As of December 31, 1998, there were 342,417 shares of the 14% mandatorily redeemable preferred stock issued and outstanding with a total liquidation value of $35,884,000, including $1,642,000 of non-cash dividend liquidation value accretion.

COMMON STOCK AND WARRANTS

    In connection with the DLJ Acquisition, all of DeCrane Aircraft's old outstanding shares which were tendered were cancelled and non-tendering shareholders were paid out. DeCrane Holdings was authorized to issue 3,500,000 new common shares ($.01 par value) of which 2,846,185 are issued and outstanding at December 31, 1998.

    In conjunction with the sale of the Units, the Company issued warrants to purchase 155,000 shares of common stock. A portion of the proceeds from the Units offering totaling $1,200,000 were allocated to the warrants and credited to additional paid-in capital.

    As of December 31, 1998, warrants to purchase a total of 305,000 shares of common stock are issued and outstanding and an equivalent number of shares of common stock are reserved for issuance upon exercise of the warrants. All warrants are exercisable at any time up to their expiration date. Warrants to purchase 155,000 shares are exercisable at $23.00 per share and expire on September 30, 2008 and the remaining warrants are exercisable at $0.01 per share and expire on August 28, 2009.

                      DECRANE HOLDINGS CO. AND SUBSIDIARY

NOTE 13 - DECRANE HOLDINGS CAPITAL STRUCTURE (CONTINUED)
NOTES RECEIVABLE FROM THE SALE OF STOCK

    In December 1998, the Company sold preferred and common stock to a group of investors for $704,000 of which half of the purchase price was loaned to the investors by the Company (Note 19). The resulting notes receivable are classified as a reduction of stockholders' equity in the consolidated statement of financial position.

NOTE 14 - PREDECESSOR CAPITAL STRUCTURE AND TRANSACTIONS

REORGANIZATION AND REVERSE STOCK SPLIT

    On February 19, 1997, the Company reorganized as a Delaware corporation. In conjunction with the reorganization, the Company established a $.01 par value for its cumulative convertible preferred stock and common stock and increased the number of common shares and preferred shares authorized to 9,924,950 and 18,314,018 shares (which includes 10,000,000 shares of a newly designated series of preferred stock), respectively.

    Effective March 25, 1997, the Company effected a 3.53-for-1 reverse stock split. All common share information set forth in the consolidated financial statements and notes thereto has been restated to reflect the reverse stock split.

RECAPITALIZATION AND CONSUMMATION OF INITIAL PUBLIC OFFERING

    In January and March 1997, the holders of certain securities agreed to a plan for the recapitalization of the Company. Completion of the recapitalization was a condition to the consummation of the Company's initial public offering (the "IPO") and, was effective concurrent therewith. The IPO was consummated on April 16, 1997.

    The recapitalization provided for: (i) the conversion of all 6,847,705 shares of issued and outstanding cumulative convertible preferred stock into 1,941,804 shares of common stock; (ii) the cashless exercise and conversion of all 52,784 and 9,355 issued and outstanding preferred stock warrants and common stock warrants, respectively, into a total of 16,585 shares of common stock;
(iii) the cashless exercise of 508,497 mandatorily redeemable common stock warrants (the "Redeemable Warrants") into a total of 507,708 shares of common stock; and (iv) the cancellation of 95,368 Redeemable Warrants.

    Redeemable Warrants exercisable into 208,968 common shares remained after the recapitalization. Of this amount, 138,075 Redeemable Warrants were cancelled upon the consummation of the IPO and repayment of the Company's senior subordinated debt and convertible notes in accordance with the terms of the respective warrant agreements. Redeemable Warrants exercisable into 70,893 common shares remained after the recapitalization and the IPO and application of the net proceeds therefrom. Concurrent with the consummation of the IPO, the mandatory redemption feature of these warrants was terminated and, as a result, the value ascribed thereto was reclassified to stockholders' equity as additional paid-in capital.

    On April 16, 1997, the Company completed the IPO and sold 2,700,000 shares of common stock for $12.00 per share. Proceeds from the IPO of $30,132,000, net of $2,268,000 for underwriting discounts and commissions, together with approximately $12,775,000 of proceeds from borrowings under a new credit facility were used to repay amounts due under the Company's senior revolving line of credit, senior term notes, senior subordinated notes and convertible notes.

                      DECRANE HOLDINGS CO. AND SUBSIDIARY

NOTE 14 - PREDECESSOR CAPITAL STRUCTURE AND TRANSACTIONS (CONTINUED) FOLLOW-ON EQUITY OFFERING

    In April 1998, the Company sold 2,206,177 shares of common stock for $17.00 per share. Net proceeds from the offering of $34,815,000 were used to partially repay borrowings outstanding under the Company's senior credit facility.

DEBT REPAID WITH IPO PROCEEDS

    In April 1997, the Company used the net proceeds from the IPO, together with approximately $12,775,000 of proceeds from borrowings under a credit facility, to repay the following: (i) senior revolving line of credit borrowings of $15,356,000; (ii) senior term notes aggregating $16,531,000; (iii) senior subordinated notes payable to related parties aggregating $7,000,000; and (iv) convertible notes payable to related parties aggregating $3,000,000. In conjunction with the debt repayment, the Company incurred a $3,436,000 extraordinary charge, before an income tax benefit of $1,358,000, which is comprised of: (i) a $1,943,000 write-off of deferred financing costs; (ii) a $1,149,000 write-off of unamortized original issued discounts; and (iii) a $344,000 charge for a prepayment penalty and other related expenses.

MANDATORILY REDEEMABLE COMMON STOCK WARRANTS

    The table below summarizes Redeemable Warrant transactions during the years ended December 31, 1996, and 1997 (amounts in thousands, except share data).

                                                                                              REDEEMABLE WARRANTS
                                                                                             ----------------------
                                                                                                         NUMBER OF
                                                                                                          COMMON
                                                                                              AMOUNT      SHARES
                                                                                             ---------  -----------
Balance, December 31, 1995.................................................................  $   1,633     446,296
Issued in conjunction with sale of Preferred Stock to finance Minority Interest
  acquisition..............................................................................        492     194,618
Issued in conjunction with sale of Convertible Notes and Preferred Stock to finance ADS
  acquisition..............................................................................        248      98,158
Issued pursuant to anti-dilution provisions upon the sale of Preferred Stock...............          7       2,868
Issued in conjunction with debt agreement amendment........................................        179      70,893
Adjustment to estimated redemption value...................................................      4,320      --
                                                                                             ---------  -----------
Balance, December 31, 1996.................................................................      6,879     812,833
Adjustment to redemption value to reflect the IPO per share price..........................      2,203      --
Cashless exercise and conversion pursuant to the Recapitalization..........................     (6,103)   (508,497)
Cancelled pursuant to the Recapitalization.................................................     (1,143)    (95,368)
Cancelled upon debt repayment with IPO proceeds............................................     (1,657)   (138,075)
Reclassification of warrants no longer mandatorily redeemable to additional paid-in
  capital..................................................................................       (179)    (70,893)
                                                                                             ---------  -----------
Balance, December 31, 1997.................................................................  $  --          --
                                                                                             ---------  -----------
                                                                                             ---------  -----------

    Prior to the IPO, the warrant holders had the right, after various dates and contingent upon certain events, to require the Company to redeem the warrants and, in certain instances, to purchase the common stock issued upon exercise of the warrants. In all instances, the redemption or purchase price, was equal to the greater of either fair market value, book value, or a value based upon a defined formula which

                      DECRANE HOLDINGS CO. AND SUBSIDIARY

NOTE 14 - PREDECESSOR CAPITAL STRUCTURE AND TRANSACTIONS (CONTINUED) included, in part, an earnings multiple. The Redeemable Warrants' value was subsequently adjusted to reflect estimated redemption value. Concurrent with the consummation of the recapitalization and IPO, the Company increased the redemption value by $2,203,000 to reflect the $12.00 per share IPO price. The adjustments to redemption value were charged (credited) to accumulated deficit.

CUMULATIVE CONVERTIBLE PREFERRED STOCK

    On February 19, 1997, the Company reorganized as a Delaware corporation. In conjunction with the reorganization, the Company established a $.01 par value for its preferred stock and increased the number of preferred shares authorized to 18,314,018 shares, which includes 10,000,000 shares of a newly designated series of preferred stock. As part of the recapitalization, which occurred concurrent with the IPO, all issued and outstanding shares of preferred stock were converted into .28357 of a share of common stock. The recapitalization also provided for the cashless exercise and conversion of all preferred stock warrants into 10,206 common shares. There were no shares of preferred stock or warrants to purchase preferred stock outstanding as of December 31, 1997.

    On February 9, 1996, certain members of Company management purchased for $112,000 an aggregate of 75,000 preferred shares. On February 20, 1996, the Company sold 2,000,000 preferred shares at $3.25 per share and issued Redeemable Warrants to purchase 194,618 common shares to a related party (Note 19). Proceeds from the sale aggregating $492,000 were ascribed to the Redeemable Warrants to reflect their estimated fair market value on the issuance date. The proceeds from the sale, net of issuance costs of $558,000, were used to fund the Minority Interest Acquisition.

    On September 18, 1996, the Company sold 750,000 preferred shares at $4.00 per share and issued Redeemable Warrants to purchase 49,079 common shares to related parties (Note 19). Proceeds from the sale aggregating $124,000 were ascribed to the Redeemable Warrants to reflect their estimated fair market value on the issuance date. The proceeds from the sale, net of issuance costs of $137,000, were used to fund the ADS acquisition.

COMMON STOCK

    On February 19, 1997, in conjunction with reorganizing as a Delaware corporation, the Company established a $.01 par value for its common stock and increased to 9,924,950 the number of common shares authorized. As of December 31, 1997, a total of 527,156 common shares were reserved for issuance upon exercise of stock options outstanding under the Company's stock option plan.

    As part of the recapitalization, the holders of the non-redeemable warrants agreed to the cashless exercise and conversion of all warrants outstanding into 6,379 common shares. Redeemable Warrants to purchase 70,893 common shares at an exercise price of $14.11 per share remained after the recapitalization. Concurrent with the consummation of the IPO, the mandatory redemption feature of these warrants was terminated and, consequently, became non-redeemable warrants. In December 1997, the holders of these warrants elected to exercise all of the warrants on a cashless basis and convert the warrants into 16,130 common shares. No non-redeemable warrants were outstanding as of December 31, 1997.

    During 1998 in connection with the DLJ Acquisition all stock options became 100% vested and were either exercised or cancelled as of August 31, 1998. The following table summarizes the status of the

                      DECRANE HOLDINGS CO. AND SUBSIDIARY

NOTE 14 - PREDECESSOR CAPITAL STRUCTURE AND TRANSACTIONS (CONTINUED) Company's stock option plan at December 31, 1996, 1997, and 1998 and the activity for the years ended December 31, 1996 and 1997, and the eight months ended August 31, 1998:

                                                        1996                    1997                    1998
                                               ----------------------  ----------------------  -----------------------
                                                           WEIGHTED-               WEIGHTED-                WEIGHTED-
                                                            AVERAGE                 AVERAGE                  AVERAGE
                                                           EXERCISE                EXERCISE                 EXERCISE
                                                SHARES       PRICE      SHARES       PRICE       SHARES       PRICE
                                               ---------  -----------  ---------  -----------  ----------  -----------
Options outstanding at beginning of
 year........................................    208,423   $   0.529     355,001   $   1.724      501,260   $   6.089
Granted......................................    147,031       3.413     163,662      15.574       75,000       16.85
Exercised....................................     --          --          --          --         (575,692)      7.496
Cancelled....................................       (453)      0.529     (17,403)      6.228         (568)      1.234
                                               ---------               ---------               ----------
Options outstanding at end of year...........    355,001       1.724     501,260       6.089       --          --
                                               ---------               ---------               ----------  -----------
                                               ---------               ---------               ----------  -----------
Options exercisable at end of year...........    141,845       0.633     200,444       0.921       --          --
                                               ---------               ---------               ----------  -----------
                                               ---------               ---------               ----------  -----------

    The Company believes the per share exercise price of options granted through February 1996 and subsequent to January 1997 (through August 31, 1998) approximated the fair market value of the underlying common stock on the grant date. The exercise price of certain options granted from February 1996 to January 1997 were deemed to be below the fair market value of the underlying common stock on the grant date and such difference is being recognized as additional compensation expense in the consolidated financial statements on a straight line basis over the vesting period of the underlying options. Compensation expense recognized was $158,000, $240,000 and $332,000 for the years ended December 31, 1996 and 1997 and the eight months ended August 31, 1998, respectively.

    The Company measures compensation expense related to its employee stock option plan using the intrinsic value method as prescribed by APB Opinion No.
25. Had compensation cost for the Company's stock option plan been determined based on the fair value of the options at the grant dates consistent with the method of SFAS 123, the Company's net income (loss) would have been as follows (amounts in thousands):

                                                                            YEAR ENDED DECEMBER 31,   EIGHT MONTHS
                                                                            ------------------------  ENDED AUGUST
                                                                                  1996    1997          31, 1998
                                                                                 (PREDECESSOR)        (PREDECESSOR)
                                                                            ------------------------  -------------
Net income (loss)
  As reported.............................................................  $    (817)   $   3,176      $   3,189
  Pro forma...............................................................       (822)       3,129          2,699
Weighted-average fair value of options granted
  Compensatory stock options..............................................       5.91         5.70           5.70
  Non-compensatory stock options..........................................       0.10         5.08           5.08

    For purposes of the pro forma presentation, the fair value for options granted subsequent to the IPO (April 16, 1997) was estimated on the dates of grant using a Black-Scholes option pricing model with the following weighted-average assumptions: risk-free interest rate of 5.8%; expected dividend yield of 0%;

                      DECRANE HOLDINGS CO. AND SUBSIDIARY

NOTE 14 - PREDECESSOR CAPITAL STRUCTURE AND TRANSACTIONS (CONTINUED) expected life of 2.5 years; and expected stock price volatility of 39.9%. The fair value for options granted prior to the IPO was estimated on the dates of grant using a minimum value method, assuming a risk-free interest rate of 5.5% to 5.7% with no projected dividend yields. Unlike other permitted option pricing models, the minimum value method excludes stock price volatility, which could not be reasonably estimated for the Company prior to the IPO.

    The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options that have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models, as well as the minimum value method, do not necessarily provide a reliable single measure of its employee stock options.

    For purposes of pro forma disclosures, the estimated fair value of options granted in fiscal years after December 31, 1994 is amortized to expense over the options' vesting period. The effects of applying SFAS 123 in providing the pro forma disclosures are not likely to be representative of the effects on the reported consolidated financial statements in future years.

NOTE 15 - COMMITMENTS AND CONTINGENCIES

LITIGATION

    Certain subsidiaries of the Company have recently been served in an action filed in federal court by American International Airways, Inc., relating to the conversion and modification of two Boeing 747 aircraft from passenger to freighter configuration. No specific amount of damages is sought. The events in question occurred prior to the Company's purchase of the relevant businesses from its prior owner; the Company intends to deny any liability, and further believes that it is indemnified with respect to any such liabilities. The Company and two of its subsidiaries have confirmed that they are indemnified for any liability in the action filed by American International Airways; and for the further cost of defense of the action. A third subsidiary was named as a defendant but has been dismissed from the case without prejudice.

    On July 21, 1998, TAAM Associates, Inc. commenced an action in Delaware Chancery Court on behalf of a purported class of stockholders of the Company against the Company, its directors, Donaldson, Lufkin & Jenrette, Inc. and certain of its affiliates ("DLJ"), alleging, among other things, that the directors had breached their fiduciary duties by entering into the merger agreement related to the DLJ Acquisition without engaging in an auction or "active market check" and, therefore, agreed to terms that were unfair and inadequate from the standpoint of the Company's stockholders. On July 24, 1998, the plaintiffs amended the complaint by repeating the allegations in the initial complaint and adding allegations that: (i) the Company's Solicitation/Recommendation Statement on Schedule 14D-9 (the "14D-9") contained material misstatements or omissions; (ii) the termination fees were unreasonable; and (iii) the directors who approved the DLJ Acquisition had conflicts of interest. The complaint sought a preliminary and permanent injunction barring defendants from proceeding with the transaction or, if the transaction is consummated, an order rescinding it or awarding damages, together with interest, and an award of attorneys' fees and litigation expenses. Without admitting any wrongdoing in the action, in order to avoid the burden and expense of further litigation, the Company, DLJ, and the individual defendants reached an

                      DECRANE HOLDINGS CO. AND SUBSIDIARY

NOTE 15 - COMMITMENTS AND CONTINGENCIES (CONTINUED) agreement in principle with the plaintiffs which contemplates settlement of the action. The Company, DLJ and the individual defendants and the plaintiffs entered into a memorandum of understanding (the "Memorandum of Understanding"), pursuant to which the parties would, subject to certain facts being confirmed through discovery which has not been completed, enter into a settlement agreement which would be subject to approval by the Court of Chancery. The Memorandum of Understanding required the Company to provide additional disclosures in an amendment to the 14D-9 which has occurred, and for a complete release and settlement of all claims, whether asserted directly, derivatively or otherwise, against defendants, or any of their affiliates, directors, officers, employees or agents arising out of the facts set forth in the complaint. The Memorandum of Understanding contemplates that, in connection with the benefit conferred, plaintiffs' counsel will apply to the Court of Chancery for an award of attorney's fees and litigation expenses in an amount not exceeding $375,000, which application, the defendants have agreed not to oppose.

    On August 5, 1998, the Company and its chief executive officer were served in an action filed in state court in California by the Company's chief financial officer and secretary claiming that he is due additional compensation in the form of stock options, and claiming fraud, negligent misrepresentation and breach of contract in connection therewith. On September 22, 1998, the plaintiff amended the compliant by repeating the allegations in the initial compliant and adding allegations of fraudulent misrepresentation in violation of certain provisions of the California Labor Code (for which doubled damages are sought), promissory estoppel, and wrongful discharge as a violation of public policy (as a result of allegations made by the plaintiff of improprieties in connection with the fairness opinion with respect to the DLJ Acquisition). The action seeks not less than $1.5 million plus punitive damages and costs. Discovery has not been completed. The Company intends to vigorously defend against such claim. The plaintiff's employment with the Company was terminated.

    The Canadian Transportation Safety Board has notified the Company that as part of its investigation of the crash of Swissair Flight 111 on September 2, 1998, burned wire was found which was attached to the in-flight entertainment system installed on certain Swissair aircraft by a subsidiary of the Company. The Canadian Transportation Safety Board has advised the Company that it does not have evidence that the system the Company installed malfunctioned or failed during the flight. The Company has been requested by attorneys for families of persons who died aboard the flight to put its insurance carrier on notice of a potential claim by such families.

    The Company and its subsidiaries are also involved in other routine legal and administrative proceedings incident to the normal conduct of business. Management believes the ultimate disposition of these matters, as well as the matters discussed in the preceding paragraphs, will not have a material adverse effect on the Company's consolidated financial position, results of operations or cash flows.

LEASE COMMITMENTS

    The Company leases certain facilities and equipment under various capital and operating leases. Certain leases require payment of property taxes and include escalation clauses. Future minimum capital

                      DECRANE HOLDINGS CO. AND SUBSIDIARY

NOTE 15 - COMMITMENTS AND CONTINGENCIES (CONTINUED) and operating lease commitments under non-cancelable leases are as follows as of December 31, 1998 (amounts in thousands):

                                                                                                 CAPITAL     OPERATING
                                                                                                 LEASES       LEASES
                                                                                               -----------  -----------
Year ending December 31,
  1999.......................................................................................   $     230    $   3,181
  2000.......................................................................................          99        2,758
  2001.......................................................................................          41        2,246
  2002.......................................................................................          17        2,195
  2003.......................................................................................           9        1,941
  2004 and thereafter........................................................................      --            4,811
                                                                                                    -----   -----------
  Total minimum payments required............................................................         396    $  17,132
                                                                                                            -----------
                                                                                                            -----------
  Less amount representing future interest cost..............................................         (29)
                                                                                                    -----
    Recorded obligation under capital leases.................................................   $     367
                                                                                                    -----
                                                                                                    -----

    Total rental expense charged to operations for the years ended December 31, 1996 and 1997, the eight months ended August 31, 1998 and the four months ended December 31, 1998 was $1,614,000, $2,065,000, $2,303,000 and $1,095,000
respectively.

                      DECRANE HOLDINGS CO. AND SUBSIDIARY

NOTE 16 - CONSOLIDATED STATEMENTS OF CASH FLOWS

SUPPLEMENTAL CONSOLIDATED STATEMENTS OF CASH FLOWS INFORMATION

    The Company paid the following amounts in cash (amounts in thousands):

                                                YEAR ENDED DECEMBER 31,     EIGHT MONTHS   FOUR MONTHS
                                              ----------------------------  ENDED AUGUST      ENDED
                                                     1996      1997           31, 1998      DECEMBER
                                                     (PREDECESSOR)          (PREDECESSOR)   31, 1998
                                              ----------------------------  -------------  -----------
Interest....................................    $   2,983      $   2,842      $   2,227     $   3,706
Income taxes................................          132            300          4,825         1,328

INFORMATION ON NONCASH INVESTING AND FINANCING ACTIVITIES

    Certain noncash investing and financing transactions occurred as follows (amounts in thousands):

                                                                             EIGHT
                                                    YEAR ENDED DECEMBER     MONTHS
                                                            31,              ENDED     FOUR MONTHS
                                                    --------------------  AUGUST 31,      ENDED
                                                        1996    1997         1998       DECEMBER
                                                       (PREDECESSOR)      (PREDECESSOR)  31, 1998
                                                    --------------------  -----------  -----------
Refinancing of Bridge Notes with proceeds from
 Units offering...................................  $  --      $  --       $  --        $ 100,000
Additional acquisition consideration..............     --         --          --            3,000
Debt incurred for the acquisition of machinery and
 equipment........................................        414        182         116           48
Financing provided by sellers in connection with
 acquisitions.....................................      3,492     --          --           --
Detail of acquisitions:
  Fair value of assets acquired, net of cash
    acquired......................................  $  20,887  $  26,178   $  90,377    $ 310,450
  Liabilities assumed.............................     (2,687)    (2,581)     (4,569)    (119,585)
                                                    ---------  ---------  -----------  -----------
      Cash paid for acquisition, net of cash
        acquired..................................  $  18,200  $  23,597   $  85,808    $ 190,865
                                                    ---------  ---------  -----------  -----------
                                                    ---------  ---------  -----------  -----------

                      DECRANE HOLDINGS CO. AND SUBSIDIARY

NOTE 17 - FOREIGN OPERATIONS AND EXPORT REVENUES

FOREIGN OPERATIONS

    The Company operates in one business segment - avionics components manufacturing and integration services. Domestic and foreign operations consist of the following (amounts in thousands):

                                                                            EIGHT
                                                   YEAR ENDED DECEMBER     MONTHS     FOUR MONTHS
                                                           31,              ENDED        ENDED
                                                   --------------------  AUGUST 31,    DECEMBER
                                                     1996       1997        1998       31, 1998
                                                   ---------  ---------  -----------  -----------
                                                                         (PREDECESSOR)
                                                      (PREDECESSOR)
Revenues
  Gross revenues
    United States................................  $  64,383  $ 109,490   $  89,619    $  60,785
    Western Europe...............................     10,882     12,240       7,940        4,510
                                                   ---------  ---------  -----------  -----------
      Total gross revenues.......................     75,265    121,730      97,559       65,295
                                                   ---------  ---------  -----------  -----------
  Less interarea transfers
    United States................................     (1,496)    (2,448)     (1,744)      (1,350)
    Western Europe...............................     (8,670)   (10,379)     (5,738)      (3,589)
                                                   ---------  ---------  -----------  -----------
      Total interarea transfers..................    (10,166)   (12,827)     (7,482)      (4,939)
                                                   ---------  ---------  -----------  -----------
  Net revenues
    United States................................     62,887    107,042      87,875       59,435
    Western Europe...............................      2,212      1,861       2,202          921
                                                   ---------  ---------  -----------  -----------
      Total net revenues.........................  $  65,099  $ 108,903   $  90,077    $  60,356
                                                   ---------  ---------  -----------  -----------
                                                   ---------  ---------  -----------  -----------
Consolidated long-lived assets
  United States..................................  $  10,573  $  13,230   $  24,693    $  26,455
  Western Europe.................................      1,614        824         543        1,705
                                                   ---------  ---------  -----------  -----------
    Total consolidated long-lived assets.........  $  12,187  $  14,054   $  25,236    $  28,160
                                                   ---------  ---------  -----------  -----------
                                                   ---------  ---------  -----------  -----------

    The Company allocates its revenues on the basis of the location in which the sale originated. Revenues in Western Europe are primarily from Switzerland. Interarea sales are accounted for at prices that the Company believes would be equivalent to unaffiliated customer sales. Interarea transfers and eliminations reflect the shipment of raw component parts between areas. Long-lived assets consists of the Company's property and equipment. Corporate long-lived assets are included with United States assets.

EXPORT REVENUES

    Consolidated revenues include export revenues of $6,484,000, $12,430,000, $11,804,000 and $9,983,000 for the years ended December 31, 1996 and 1997, the eight months ended August 31, 1998 and the four months ended December 31, 1998, respectively. Export revenues are primarily derived from sales to customers located in Western Europe, the Far East and Canada.

NOTE 18 - EMPLOYEE BENEFIT PLANS

    The Company's Swiss subsidiary sponsors a defined contribution pension plan covering substantially all of its employees as required by Swiss law. Contributions and costs, which are shared equally by the

                      DECRANE HOLDINGS CO. AND SUBSIDIARY

NOTE 18 - EMPLOYEE BENEFIT PLANS (CONTINUED)
Company and the employees, are determined as a percentage of each covered employees' salary. Company contributions and costs associated with the plan were $151,000, $157,000, $102,000 and $51,000 for the years ended December 31, 1996 and 1997, the eight months ended August 31, 1998 and the four months ended December 31, 1998, respectively.

    Substantially all of the Company's domestic employees are eligible to participate in a 401(k) defined contribution plan (the "Plan"). Participation in the Plan is at the discretion of each individual employee who is eligible to participate. Each participating employee is permitted to contribute up to a maximum amount defined in the Plan. The Company and its subsidiaries may make periodic discretionary matching contributions to the Plan. The Company made matching contributions of $41,000, $128,000 and $95,000 during the year ended December 31, 1997, the eight months ended August 31, 1998 and the four months ended December 31, 1998, respectively. No matching contributions were made to the plan during the year ended December 31, 1996. The costs associated with administering the plan were not significant for any period presented.

                      DECRANE HOLDINGS CO. AND SUBSIDIARY

NOTE 19 - RELATED PARTY TRANSACTIONS

    The Company's transactions with related parties included in the consolidated financial statements are summarized in the table below (amounts in thousands):

                                                           YEAR ENDED                      FOUR MONTHS
                                                          DECEMBER 31,      EIGHT MONTHS      ENDED
                                                      --------------------  ENDED AUGUST    DECEMBER
                                                        1996       1997       31, 1998      31, 1998
                                                      ---------  ---------  -------------  -----------
                                                                            (PREDECESSOR)
                                                         (PREDECESSOR)
DLJ
  Transaction financing fees........................  $  --      $  --        $  --         $  12,000
  Credit facility outstanding borrowings............     --         --           --             4,800
  Credit facility interest expense..................     --         --           --               282
  Bridge notes interest expense.....................     --         --           --             1,041
Global Technology Partners, LLC
  Promissory notes receivable.......................     --         --           --               352
Senior Subordinated Lenders
  Interest and advisory fees
    Earned during the period........................        983        358       --            --
    Accrued and payable as of year end..............         43     --           --            --
  Purchase of Convertible Notes, Preferred Stock and
    Redeemable Warrants in conjunction with ADS
    acquisition.....................................      2,000     --           --            --
  Fees and expenses earned..........................         36     --           --            --
  Debt repaid with IPO proceeds
    Senior subordinated debt........................     --          7,000       --            --
    Convertible Notes...............................     --          1,000       --            --
Investors
  Purchases of debt and equity securities
    Preferred Stock and Redeemable Warrants in
      conjunction with Minority Interest
      acquisition...................................      6,500     --           --            --
    Convertible Notes, Preferred Stock and
      Redeemable Warrants in conjunction with ADS
      acquisition...................................      4,000     --           --            --
  Fees and expenses earned..........................         74     --           --            --
  Convertible Notes
    Interest earned during the period...............         86         98       --            --
    Interest accrued and payable as of year end.....         86     --           --            --
    Repaid with IPO proceeds........................     --          2,000       --            --

    Each related party is described below:

    DLJ -- The Company and its affiliates incurred fees payable to DLJ related entities of approximately $12.0 million in connection with the DLJ Acquisition. The Bridge Notes issued to finance the DLJ acquisition were also purchased by a DLJ entity. In addition, DLJ is involved in making a market for the Notes and may hold such Notes from time to time. The Company's credit facility is also provided by a syndicate of lenders led by DLJ related entities.

    Global Technology Partners, LLC ("GTP") -- Two members of the Company's Board of Directors are also members of GTP. In December 1998, GTP purchased approximately $704,000 of shares of common

                      DECRANE HOLDINGS CO. AND SUBSIDIARY

NOTE 19 - RELATED PARTY TRANSACTIONS (CONTINUED) and preferred stock of DeCrane Holdings. The Company loaned half of the purchase price for such shares to GTP at an interest rate equal to the interest rate on the longest maturity senior bank debt of the Company in effect from time to time, plus 1.0%. The loans are repayable out of the proceeds from the sale of such stock, are secured by such stock, and are classified as a reduction in stockholders' equity. Upon collection of the notes, funds will be advanced to DeCrane Holdings.

    Senior Subordinated Lenders - Own 8.9% of the Company's issued and outstanding common stock at December 31, 1997, were represented on the Company's Board of Directors in 1995 and 1996, and provided a portion of the Company's Convertible Notes financing and the Subordinated Debt (Notes 10 and 14). The ownership percentage reflects the cashless exercise and conversion of all Preferred Stock, Preferred Stock warrants, common stock warrants and Redeemable Warrants into 451,370 common shares in conjunction with the Recapitalization (Note 14).

    Investors - Own 16.4% of the Company's issued and outstanding common stock at December 31, 1997, are represented on the Company's Board of Directors, and provided a portion of the Company's Convertible Notes and Preferred Stock financing (Notes 10 and 14). The ownership percentage reflects the cashless exercise and conversion of all Preferred Stock and Redeemable Warrants into 840,808 common shares in conjunction with the Recapitalization (Note 14).

NOTE 20 - SUPPLEMENTAL CONDENSED CONSOLIDATING FINANCIAL INFORMATION (UNAUDITED)

    In conjunction with the Notes, Bridge Notes and credit facility described in
Note 2, the following summarized condensed consolidating financial information is presented for the Company, segregating guarantor subsidiaries and non-guarantor subsidiaries. The accompanying financial information in the "Guarantor Subsidiaries" column reflects the financial position, results of operations and cash flows for those subsidiaries which guarantee the Notes and credit facility. The accompanying financial information in the "DeCrane Holdings Co." column reflects the financial position, results of operations and cash flows for DeCrane Holdings and DeCrane Aircraft, the issuer. The guarantor subsidiaries are wholly-owned subsidiaries of the Company and the guarantees are full, unconditional, and joint and several. Separate financial statements of the guarantor subsidiaries are not presented because management believes that such financial statements would not be material to investors.

    Investments in subsidiaries in the following condensed consolidating financial information are accounted for under the equity method of accounting. Consolidating adjustments include the following:

        (1) Elimination of investments in subsidiaries.

        (2) Elimination of intercompany accounts.

        (3) Elimination of intercompany sales between guarantor and non-guarantor subsidiaries.

        (4) Elimination of equity in earnings of subsidiaries.

                      DECRANE HOLDINGS CO. AND SUBSIDIARY

NOTE 20 - SUPPLEMENTAL CONDENSED CONSOLIDATING FINANCIAL INFORMATION (UNAUDITED) (CONTINUED)
BALANCE SHEETS (AMOUNTS IN THOUSANDS)

                                                               DECEMBER 31, 1997 (PREDECESSOR)
                                     -----------------------------------------------------------------------------------
                                     DECRANE AIRCRAFT    GUARANTOR     NON-GUARANTOR   CONSOLIDATING        CONSOLIDATED
                                      HOLDINGS, INC.    SUBSIDIARIES   SUBSIDIARIES     ADJUSTMENTS            TOTAL
                                     ----------------   ------------   -------------   --------------       ------------
ASSETS
Current assets
  Cash and cash equivalents........      $    16          $   109         $    81        $ --                 $   206
  Accounts receivable, net.........      --                17,101           1,051          --                  18,152
  Inventories......................      --                24,399           1,577          --                  25,976
  Other current assets.............           98              505             179          --                     782
                                         -------        ------------   -------------   --------------       ------------
    Total current assets...........          114           42,114           2,888          --                  45,116

Property and equipment, net........          290           12,928             836          --                  14,054
Other assets, principally
 intangibles, net..................          472           39,257             238          --                  39,967
Investments in subsidiaries........       20,414            3,378          --             (23,792)(1)          --
Intercompany receivables...........       60,946              659           4,357         (65,962)(2)          --
                                         -------        ------------   -------------   --------------       ------------
                                         $82,236          $98,336         $ 8,319        $(89,754)            $99,137
                                         -------        ------------   -------------   --------------       ------------
                                         -------        ------------   -------------   --------------       ------------
LIABILITIES AND STOCKHOLDERS'
 EQUITY
Current liabilities
  Short-term obligations...........      $     4          $   801         $   621        $ --                 $ 1,426
  Other current liabilities........        4,333           12,780           1,805          --                  18,918
                                         -------        ------------   -------------   --------------       ------------
    Total current liabilities......        4,337           13,581           2,426          --                  20,344
                                         -------        ------------   -------------   --------------       ------------
Long-term liabilities
  Long-term obligations............       36,027            1,372              13          --                  37,412
  Intercompany payable.............          873           64,430             659         (65,962)(2)          --
  Other long-term liabilities......        1,333               96             425          --                   1,854
                                         -------        ------------   -------------   --------------       ------------
    Total long-term liabilities....       38,233           65,898           1,097         (65,962)             39,266
                                         -------        ------------   -------------   --------------       ------------
Stockholders' equity
  Capital..........................       51,110           12,418           1,194         (13,612)(1)          51,110
  Retained earnings (deficit)......      (11,444)           6,439           3,741         (10,180)(1)         (11,444)
  Accumulated comprehensive income
    (loss).........................      --                --                (139)         --                    (139)
                                         -------        ------------   -------------   --------------       ------------
    Total stockholder's equity.....       39,666           18,857           4,796         (23,792)             39,527
                                         -------        ------------   -------------   --------------       ------------
                                         $82,236          $98,336         $ 8,319        $(89,754)            $99,137
                                         -------        ------------   -------------   --------------       ------------
                                         -------        ------------   -------------   --------------       ------------

                      DECRANE HOLDINGS CO. AND SUBSIDIARY

NOTE 20 - SUPPLEMENTAL CONDENSED CONSOLIDATING FINANCIAL INFORMATION (UNAUDITED) (CONTINUED)
BALANCE SHEETS (CONTINUED)

                                                                      DECEMBER 31, 1998
                                     ------------------------------------------------------------------------------------
                                         DECRANE         GUARANTOR     NON-GUARANTOR    CONSOLIDATING        CONSOLIDATED
                                       HOLDINGS CO.     SUBSIDIARIES   SUBSIDIARIES      ADJUSTMENTS            TOTAL
                                     ----------------   ------------   -------------   ---------------       ------------
ASSETS
Current assets
  Cash and cash equivalents........      $  2,458         $    762        $   298        $ --                  $  3,518
  Accounts receivable, net.........       --                28,917          1,524          --                    30,441
  Inventories......................       --                32,624          1,657          --                    34,281
  Other current assets.............         7,066              894            237          --                     8,197
                                         --------       ------------   -------------   ---------------       ------------
    Total current assets...........         9,524           63,197          3,716          --                    76,437

Property and equipment, net........           272           26,170          1,718          --                    28,160
Other assets, principally
 intangibles, net..................        11,753          200,383         13,842          --                   225,978
Investments in subsidiaries........       239,101            4,373         --             (243,474)(1)           --
Intercompany receivables...........        45,710              693          3,567          (49,970)(2)           --
                                         --------       ------------   -------------   ---------------       ------------
                                         $306,360         $294,816        $22,843        $(293,444)            $330,575
                                         --------       ------------   -------------   ---------------       ------------
                                         --------       ------------   -------------   ---------------       ------------

LIABILITIES AND STOCKHOLDERS'
 EQUITY
Current liabilities
  Short-term obligations...........      $    892         $    628        $   292        $ --                  $  1,812
  Other current liabilities........        10,573           16,651          1,174          --                    28,398
                                         --------       ------------   -------------   ---------------       ------------
    Total current liabilities......        11,465           17,279          1,466          --                    30,210
                                         --------       ------------   -------------   ---------------       ------------
Long-term liabilities
  Long-term obligations............       184,822              131         --              --                   184,953
  Intercompany payables............        (3,694)          53,388            276          (49,970)(2)           --
  Other long-term liabilities......        16,278              658            713          --                    17,649
                                         --------       ------------   -------------   ---------------       ------------
    Total long-term liabilities....       197,406           54,177            989          (49,970)             202,602
                                         --------       ------------   -------------   ---------------       ------------
Mandatorily redeemable preferred
 stock.............................        35,884           --             --              --                    35,884
Stockholders' equity
  Capital..........................        64,173          214,823         15,440         (230,263)(1)           64,173
  Retained earnings (deficit)......        (2,568)           8,537          4,674          (13,211)(1)           (2,568)
  Accumulated comprehensive income
    (loss).........................       --                --                274          --                       274
                                         --------       ------------   -------------   ---------------       ------------
    Total stockholders' equity.....        61,605          223,360         20,388         (243,474)              61,879
                                         --------       ------------   -------------   ---------------       ------------
                                         $306,360         $294,816        $22,843         (293,444)            $330,575
                                         --------       ------------   -------------   ---------------       ------------
                                         --------       ------------   -------------   ---------------       ------------

                      DECRANE HOLDINGS CO. AND SUBSIDIARY

NOTE 20 - SUPPLEMENTAL CONDENSED CONSOLIDATING FINANCIAL INFORMATION (UNAUDITED) (CONTINUED)
STATEMENTS OF OPERATIONS (AMOUNTS IN THOUSANDS)

                                                     TWELVE MONTHS ENDED DECEMBER 31, 1996 (PREDECESSOR)
                                     -----------------------------------------------------------------------------------
                                     DECRANE AIRCRAFT    GUARANTOR     NON-GUARANTOR   CONSOLIDATING        CONSOLIDATED
                                      HOLDINGS, INC.    SUBSIDIARIES   SUBSIDIARIES     ADJUSTMENTS            TOTAL
                                     ----------------   ------------   -------------   --------------       ------------
Revenues...........................      $--              $61,835         $11,934        $ (8,670)(3)         $65,099
Cost of sales......................      --                48,542           9,520          (8,670)(3)          49,392
                                         -------        ------------   -------------   --------------       ------------
  Gross profit.....................      --                13,293           2,414          --                  15,707

Selling, general and administrative
 expenses..........................        2,461            7,240           1,046          --                  10,747
Amortization of intangible
 assets............................      --                   695              14          --                     709
Interest expense...................        4,032              129              87          --                   4,248
Intercompany charges...............       (2,182)           2,002             180          --                  --
Equity in earnings of
 subsidiaries......................       (2,820)            (594)         --               3,414(4)           --
Other expenses (income)............           (3)             204             (93)         --                     108
Provisions for income taxes........         (671)           1,225             158          --                     712
                                         -------        ------------   -------------   --------------       ------------
Net income (loss)..................      $  (817)         $ 2,392         $ 1,022        $ (3,414)            $  (817)
                                         -------        ------------   -------------   --------------       ------------
                                         -------        ------------   -------------   --------------       ------------

                                                     TWELVE MONTHS ENDED DECEMBER 31, 1997 (PREDECESSOR)
                                     ------------------------------------------------------------------------------------
                                     DECRANE AIRCRAFT    GUARANTOR     NON-GUARANTOR   CONSOLIDATING        CONSOLIDATED
                                      HOLDINGS, INC.    SUBSIDIARIES   SUBSIDIARIES     ADJUSTMENTS             TOTAL
                                     ----------------   ------------   -------------   --------------       -------------
Revenues...........................      $--              $106,154        $13,128        $(10,379)(3)         $108,903
Cost of sales......................      --                 81,115          9,511         (10,379)(3)           80,247
                                         -------        ------------   -------------   --------------       -------------
  Gross profit.....................      --                 25,039          3,617          --                   28,656

Selling, general and administrative
 expenses..........................        3,646            10,720          1,390          --                   15,756
Amortization of intangible
 assets............................      --                    892             13          --                      905
Interest expense...................        2,888               220             46          --                    3,154
Intercompany charges...............       (4,617)            4,432            185          --                   --
Equity in earnings of
 subsidiaries......................       (6,392)             (999)        --               7,391(4)            --
Other expenses.....................      --                    161             82          --                      243
Provision (benefit) for income
 taxes.............................         (779)            3,678            445          --                    3,344
Extraordinary charge, net of tax...        2,078            --             --              --                    2,078
                                         -------        ------------   -------------   --------------       -------------
Net income.........................      $ 3,176          $  5,935        $ 1,456        $ (7,391)            $  3,176
                                         -------        ------------   -------------   --------------       -------------
                                         -------        ------------   -------------   --------------       -------------

                      DECRANE HOLDINGS CO. AND SUBSIDIARY

NOTE 20 - SUPPLEMENTAL CONDENSED CONSOLIDATING FINANCIAL INFORMATION (UNAUDITED) (CONTINUED)
STATEMENTS OF OPERATIONS (CONTINUED)

                                                       EIGHT MONTHS ENDED AUGUST 31, 1998 (PREDECESSOR)
                                     ------------------------------------------------------------------------------------
                                     DECRANE AIRCRAFT    GUARANTOR     NON-GUARANTOR   CONSOLIDATING        CONSOLIDATED
                                      HOLDINGS, INC.    SUBSIDIARIES   SUBSIDIARIES     ADJUSTMENTS             TOTAL
                                     ----------------   ------------   -------------   --------------       -------------
Revenues...........................      $--              $87,312         $ 8,503         $(5,738)(3)          $90,077
Cost of sales......................      --                59,252           6,587          (5,738)(3)           60,101
                                         -------        ------------   -------------      -------           -------------
  Gross profit.....................      --                28,060           1,916          --                   29,976

Selling, general and administrative
 expenses..........................        3,949           11,041             729          --                   15,719
Nonrecurring charges...............        3,632           --              --              --                    3,632
Amortization of intangible
 assets............................      --                 1,337              10          --                    1,347
Interest expense (income)..........        2,343                7          --              --                    2,350
Intercompany charges...............       (4,357)           4,229             128          --                   --
Equity in earnings of
 subsidiaries......................       (6,824)            (489)         --               7,313(4)            --
Other expenses (income)............          600             (164)            411          --                      847
Provision (benefit) for income
 taxes.............................       (2,532)           5,275             149          --                    2,892
                                         -------        ------------   -------------      -------           -------------
Net income.........................      $ 3,189          $ 6,824         $   489         $(7,313)             $ 3,189
                                         -------        ------------   -------------      -------           -------------
                                         -------        ------------   -------------      -------           -------------

                                                             FOUR MONTHS ENDED DECEMBER 31, 1998
                                     ------------------------------------------------------------------------------------
                                         DECRANE         GUARANTOR     NON-GUARANTOR   CONSOLIDATING        CONSOLIDATED
                                       HOLDINGS CO.     SUBSIDIARIES   SUBSIDIARIES     ADJUSTMENTS             TOTAL
                                     ----------------   ------------   -------------   --------------       -------------
Revenues...........................      $--              $58,904         $ 5,041         $(3,589)             $60,356
Cost of sales......................      --                42,691           3,637          (3,589)              42,739
                                         -------        ------------   -------------      -------           -------------
Gross profit.......................      --                16,213           1,404          --                   17,617
Selling, general and administrative
 expenses..........................        1,741            8,124             409          --                   10,274
Nonrecurring charges...............      --                --              --              --                   --
Amortization of intangible
 assets............................          102            2,868             178          --                    3,148
Interest expense (income)..........        6,769               92               6          --                    6,867
Intercompany charges...............       (3,088)           3,025              63          --                   --
Equity in earnings of
 subsidiaries......................       (7,753)            (506)         --               8,259(4)            --
Other expenses (income)............      --                   132             203          --                      335
Provision for income taxes
 (benefit).........................        2,568           (5,275)             39          --                   (2,668)
Extraordinary charge, net of tax...        2,229           --              --              --                    2,229
                                         -------        ------------   -------------      -------           -------------
Net income (loss)..................      $(2,568)         $ 7,753         $   506         $(8,259)             $(2,568)
                                         -------        ------------   -------------      -------           -------------
                                         -------        ------------   -------------      -------           -------------

                      DECRANE HOLDINGS CO. AND SUBSIDIARY

NOTE 20 - SUPPLEMENTAL CONDENSED CONSOLIDATING FINANCIAL INFORMATION (UNAUDITED) (CONTINUED)

STATEMENTS OF CASH FLOWS (CONTINUED)

                                           TWELVE MONTHS ENDED DECEMBER 31, 1996 (PREDECESSOR)
                                   -------------------------------------------------------------------
                                      DECRANE
                                     AIRCRAFT
                                     HOLDINGS,     GUARANTOR   NON-GUARANTOR  CONSOLIDATING CONSOLIDATED
                                       INC.       SUBSIDIARIES SUBSIDIARIES   ADJUSTMENTS     TOTAL
                                   -------------  -----------  -------------  -----------  -----------
Cash flows from operating
  activities
  Net income (loss)..............    $    (817)    $   2,392     $   1,022     $  (3,414)   $    (817)
  Adjustments to net income
    (loss)
    Non-cash adjustments to net
      income (loss)..............        1,093         2,623           903        --            4,619
    Equity in earnings of
      subsidiaries...............       (2,820)         (594)       --             3,414(4)     --
    Changes in working capital...         (864)        1,525        (1,505)       --             (844)
                                   -------------  -----------  -------------  -----------  -----------
      Net cash provided by (used
        for) operating
        activities...............       (3,408)        5,946           420        --            2,958
                                   -------------  -----------  -------------  -----------  -----------
Cash flows from investing
  activities
  Acquisition of companies, net
    of cash acquired.............      (18,200)       --            --            --          (18,200)
  Capital expenditures and
    other........................          (97)       (5,353)         (366)       --           (5,816)
                                   -------------  -----------  -------------  -----------  -----------
      Net cash used for investing
        activities...............      (18,297)       (5,353)         (366)       --          (24,016)
                                   -------------  -----------  -------------  -----------  -----------
Cash flows from financing
  activities
  Net proceeds from sale of
    equity.......................        8,240        --            --            --            8,240
  Debt financing for
    acquisitions.................       13,548        --            --            --           13,548
  Principal payments on long-term
    debt and leases..............       (1,500)         (438)          (63)       --           (2,001)
  Line of credit borrowings
    (repayments).................        1,280        --               (89)       --            1,191
  Other, net.....................          158           (85)       --            --               73
                                   -------------  -----------  -------------  -----------  -----------
      Net cash provided by (used
        for) financing
        activities...............       21,726          (523)         (152)       --           21,051
                                   -------------  -----------  -------------  -----------  -----------
Effect of foreign currency
  translation on cash............       --            --                22        --               22
                                   -------------  -----------  -------------  -----------  -----------
Net increase (decrease) in cash
  and equivalents................           21            70           (76)       --               15
Cash and equivalents at beginning
  of period......................           16            17           272        --              305
                                   -------------  -----------  -------------  -----------  -----------
Cash and equivalents at end of
  period.........................    $      37     $      87     $     196     $  --        $     320
                                   -------------  -----------  -------------  -----------  -----------
                                   -------------  -----------  -------------  -----------  -----------

                      DECRANE HOLDINGS CO. AND SUBSIDIARY

NOTE 20 - SUPPLEMENTAL CONDENSED CONSOLIDATING FINANCIAL INFORMATION (UNAUDITED) (CONTINUED)
STATEMENTS OF CASH FLOWS (CONTINUED)

                                           TWELVE MONTHS ENDED DECEMBER 31, 1997 (PREDECESSOR)
                                   -------------------------------------------------------------------
                                      DECRANE
                                     AIRCRAFT
                                     HOLDINGS,     GUARANTOR   NON-GUARANTOR  CONSOLIDATING CONSOLIDATED
                                       INC.       SUBSIDIARIES SUBSIDIARIES   ADJUSTMENTS     TOTAL
                                   -------------  -----------  -------------  -----------  -----------
Cash flows from operating
  activities
  Net income.....................    $   3,176     $   5,935     $   1,456     $  (7,391)   $   3,176
  Adjustments to net income
    Non-cash adjustments to net
      income.....................        1,307         4,687           829        --            6,823
    Equity in earnings of
      subsidiaries...............       (6,392)         (999)       --             7,391(4)     --
    Changes in working capital...        1,374        (4,530)       (2,202)       --           (5,358)
                                   -------------  -----------  -------------  -----------  -----------
      Net cash provided by (used
        for) operating
        activities...............         (535)        5,093            83        --            4,641
                                   -------------  -----------  -------------  -----------  -----------
Cash flows from investing
  activities
  Acquisition of companies, net
    of cash acquired.............      (23,597)       --            --            --          (23,597)
  Capital expenditures and
    other........................         (244)       (3,823)         (145)       --           (4,212)
                                   -------------  -----------  -------------  -----------  -----------
      Net cash used for investing
        activities...............      (23,841)       (3,823)         (145)       --          (27,809)
                                   -------------  -----------  -------------  -----------  -----------
Cash flows from financing
  activities
  Net proceeds from sale of
    equity.......................       28,933        --            --            --           28,933
  Net debt repaid with equity
    offering proceeds............      (29,848)       --            --            --          (29,848)
  Debt financing for
    acquisitions.................       23,597        --            --            --           23,597
  Principal payments on long-term
    debt and leases..............         (474)       (1,147)          (54)       --           (1,675)
  Line of credit borrowings
    (repayments).................        1,907        --               (96)       --            1,811
  Other, net.....................          240          (101)       --            --              139
                                   -------------  -----------  -------------  -----------  -----------
      Net cash provided by (used
        for) financing
        activities...............       24,355        (1,248)         (150)       --           22,957
                                   -------------  -----------  -------------  -----------  -----------
Effect of foreign currency
  translation on cash............       --            --                97        --               97
                                   -------------  -----------  -------------  -----------  -----------
Net increase (decrease) in cash
  and equivalents................          (21)           22          (115)       --             (114)
Cash and equivalents at beginning
  of period......................           37            87           196        --              320
                                   -------------  -----------  -------------  -----------  -----------
Cash and equivalents at end of
  period.........................    $      16     $     109     $      81     $  --        $     206
                                   -------------  -----------  -------------  -----------  -----------
                                   -------------  -----------  -------------  -----------  -----------

                      DECRANE HOLDINGS CO. AND SUBSIDIARY

NOTE 20 - SUPPLEMENTAL CONDENSED CONSOLIDATING FINANCIAL INFORMATION (UNAUDITED) (CONTINUED)
STATEMENTS OF CASH FLOWS (CONTINUED)

                                             EIGHT MONTHS ENDED AUGUST 31, 1998 (PREDECESSOR)
                                   ---------------------------------------------------------------------
                                      DECRANE
                                     AIRCRAFT
                                     HOLDINGS,     GUARANTOR    NON-GUARANTOR   CONSOLIDATING CONSOLIDATED
                                       INC.       SUBSIDIARIES  SUBSIDIARIES    ADJUSTMENTS     TOTAL
                                   -------------  -----------  ---------------  -----------  -----------
Cash flows from operating
  activities
  Net income.....................    $   3,189     $   6,824      $     489      $  (7,313)   $   3,189
  Adjustments to net income
    Non-cash adjustments to net
      income.....................       (2,222)        3,420            557         --            1,755
    Equity in earnings of
      subsidiaries...............       (6,824)         (489)        --              7,313(4)     --
    Changes in working capital...        5,492        (7,393)           (29)        --           (1,930)
                                   -------------  -----------         -----     -----------  -----------
      Net cash provided by (used
        for) operating
        activities...............         (365)        2,362          1,017         --            3,014
                                   -------------  -----------         -----     -----------  -----------
Cash flows from investing
  activities
  Acquisition of companies, net
    of cash acquired.............      (87,071)        1,263         --             --          (85,808)
  Capital expenditures and
    other........................          (44)       (1,306)          (220)        --           (1,570)
                                   -------------  -----------         -----     -----------  -----------
      Net cash used for investing
        activities...............      (87,115)          (43)          (220)        --          (87,378)
                                   -------------  -----------         -----     -----------  -----------
Cash flows from financing
  activities
  Net proceeds from sale of
    equity.......................       34,815        --             --             --           34,815
  Net debt repaid with equity
    offering proceeds............      (34,815)       --             --             --          (34,815)
  Debt financing for
    acquisitions.................       85,808        --             --             --           85,808
  Principal payments on long-term
    debt and leases..............           (3)       (1,280)           (34)        --           (1,317)
  Line of credit borrowings
    (repayments).................        6,007        --               (554)        --            5,453
  Other, net.....................           23           (96)        --             --              (73)
                                   -------------  -----------         -----     -----------  -----------
      Net cash provided by (used
        for) financing
        activities...............       91,835        (1,376)          (588)        --           89,871
                                   -------------  -----------         -----     -----------  -----------
Effect of foreign currency
  translation on cash............       --            --                 26         --               26
                                   -------------  -----------         -----     -----------  -----------
Net increase in cash and
  equivalents....................        4,355           943            235         --            5,533
Cash and equivalents at beginning
  of period......................           16           109             81         --              206
                                   -------------  -----------         -----     -----------  -----------
Cash and equivalents at end of
  period.........................        4,371     $   1,052      $     316      $  --        $   5,739
                                   -------------  -----------         -----     -----------  -----------
                                   -------------  -----------         -----     -----------  -----------

                      DECRANE HOLDINGS CO. AND SUBSIDIARY

NOTE 20 - SUPPLEMENTAL CONDENSED CONSOLIDATING FINANCIAL INFORMATION (UNAUDITED) (CONTINUED)

                                                        FOUR MONTHS ENDED DECEMBER 31, 1998
                                        -------------------------------------------------------------------
                                          DECRANE
                                         HOLDINGS     GUARANTOR    NON-GUARANTOR   CONSOLIDATING CONSOLIDATED
                                            CO.      SUBSIDIARIES  SUBSIDIARIES    ADJUSTMENTS     TOTAL
                                        -----------  -----------  ---------------  -----------  -----------
Cash flows from operating activities
  Net income..........................   $  (2,568)   $   7,753      $     506      $  (8,259)   $  (2,568)
  Adjustments to net income
    Non-cash adjustments to net
      income..........................      (2,632)       4,964           (274)        --            2,058
    Equity in earnings of
      subsidiaries....................      (7,753)        (506)        --              8,259(4)     --
    Changes in working capital........      12,408      (10,272)          (618)        --            1,518
                                        -----------  -----------         -----     -----------  -----------
      Net cash provided by (used for)
        operating activities..........        (545)       1,939           (386)        --            1,008
                                        -----------  -----------         -----     -----------  -----------
Cash flows from investing activities
  Purchase of DeCrane Aircraft........    (190,865)      --             --             --         (190,865)
  Capital expenditures and other......      --           (1,746)           (67)        --           (1,813)
                                        -----------  -----------         -----     -----------  -----------
      Net cash used for investing
        activities....................    (190,865)      (1,746)           (67)        --         (192,678)
                                        -----------  -----------         -----     -----------  -----------
Cash flows from financing activities
  Financing of DeCrane Aircraft
    acquisition.......................     190,865       --             --             --          190,865
  Net proceeds from sale of equity....      --           --             --             --           --
  Net debt repaid with equity offering
    proceeds..........................      --           --             --             --           --
  Debt financing for acquisitions.....      --           --             --             --           --
  Principal payments on long-term debt
    and leases........................          (1)        (447)           (10)        --             (458)
  Line of credit borrowings
    (repayments)......................      (1,367)      --                264         --           (1,103)
  Other, net..........................      --              (36)        --             --              (36)
                                        -----------  -----------         -----     -----------  -----------
      Net cash provided by (used for)
        financing activities..........     189,497         (483)           254         --          189,268
                                        -----------  -----------         -----     -----------  -----------
Effect of foreign currency translation
  on cash.............................      --           --                181         --              181
                                        -----------  -----------         -----     -----------  -----------
Net increase (decrease) in cash and
  equivalents.........................      (1,913)        (290)           (18)        --           (2,221)
Cash and equivalents at beginning of
  period..............................       4,371        1,052            316         --            5,739
                                        -----------  -----------         -----     -----------  -----------
Cash and equivalents at end of
  period..............................   $   2,458    $     762      $     298      $  --        $   3,518
                                        -----------  -----------         -----     -----------  -----------
                                        -----------  -----------         -----     -----------  -----------

                      DECRANE HOLDINGS CO. AND SUBSIDIARY

NOTE 21 - EVENT SUBSEQUENT TO DATE OF INDEPENDENT ACCOUNTANTS REPORT (UNAUDITED)



    In April 1999, the Company purchased all of the outstanding stock of PPI Holdings, Inc. PPI is a manufacturer of interior furniture components primarily for middle- and high-end corporate aircraft.



    The purchase price was $60.2 million, less debt acquired, in cash at closing and is subject to adjustment for changes in working capital. Additional contingent consideration totaling $19.5 million is payable over two years based on future attainment of defined performance criteria. The acquisition will be accounted for as a purchase and the difference between the purchase price and the fair value of the net assets acquired will be recorded as goodwill and amortized on a straight-line basis over thirty years.


NOTE 22 - CONDENSED QUARTERLY DATA FOR 1997 AND 1998 (UNAUDITED)

                             YEAR ENDED DECEMBER 31, 1997                          YEAR ENDED DECEMBER 31, 1998
                     --------------------------------------------  -------------------------------------------------------------
                                                      (PREDECESSOR)
                                                                                         (TWO MONTHS   (ONE MONTH
                                                                                            ENDED         ENDED
                                                                                         AUGUST 31,   SEPTEMBER 30,
                                                                                            1998)         1998)
                        1ST        2ND        3RD         4TH         1ST        2ND         3RD           3RD           4TH
                     ---------  ---------  ---------  -----------  ---------  ---------  -----------  -------------  -----------
Revenues...........  $  26,118  $  28,130  $  26,639   $  28,016   $  29,128  $  29,854   $  31,095     $  16,012     $  44,344
Gross profit.......      6,011      7,214      6,998       8,433       8,987      9,720      11,269         4,932        12,685
Income (loss)
 before
 extraordinary
 item..............        629      1,454      1,481       1,690       1,688      1,672        (171)         (484)          145
Extraordinary loss
 from debt
 refinancing.......     --         (2,078)    --          --          --         --          --              (296)       (1,933)
Net income
 (loss)............        629       (624)     1,481       1,690       1,688      1,672        (171)         (780)       (1,788)

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors
and Stockholders of
Avtech Corporation

    In our opinion, the accompanying balance sheets and the related statements of income, of stockholders' equity and of cash flows present fairly, in all material respects, the financial position of Avtech Corporation at September 30, 1996 and 1997 and the results of its operations and its cash flows for each of the three years in the period ended September 30, 1997, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

PRICEWATERHOUSECOOPERS LLP
Los Angeles, California
June 12, 1998

                               AVTECH CORPORATION

                                 BALANCE SHEETS
                             (DOLLARS IN THOUSANDS)

                                                     SEPTEMBER 30,
                                                    ----------------
                                                     1996     1997    JUNE 25, 1998
                                                    -------  -------  -------------
                                                                       (UNAUDITED)
ASSETS
Current assets
  Cash and cash equivalents.......................  $ 1,052  $ 4,136    $   1,093
  Accounts receivable, net of allowance for
    doubtful accounts of $20, $20 and $20 at
    September 30, 1996 and 1997 and June 25, 1998,
    respectively..................................    7,398    4,928        5,321
  Inventories.....................................    4,233    5,254        5,832
  Prepaid expenses and other assets...............       69      183           57
  Income taxes refundable.........................    --       --           4,368
  Deferred income taxes...........................    --         247        1,613
                                                    -------  -------  -------------
    Total current assets..........................   12,752   14,748       18,284
                                                    -------  -------  -------------
Property, plant and equipment
  Land............................................      431      791          791
  Buildings and improvements......................    2,411    4,685        5,176
  Machinery and equipment.........................    2,764    3,005        3,477
  Furniture, computer and other equipment.........    3,216    3,426        3,555
                                                    -------  -------  -------------
                                                      8,822   11,907       12,999
  Less: Accumulated depreciation..................   (6,523)  (7,050)      (7,380)
                                                    -------  -------  -------------
                                                      2,299    4,857        5,619
Other assets
  Patents, net of amortization....................        5        4            4
  Deferred income taxes...........................    --         629        3,239
                                                    -------  -------  -------------
    Total assets..................................  $15,056  $20,238    $  27,146
                                                    -------  -------  -------------
                                                    -------  -------  -------------
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
  Accounts payable................................  $   768  $ 1,388    $   1,396
  Accrued expenses................................    2,120    4,043        1,955
  Deferred income taxes...........................      389    --         --
                                                    -------  -------  -------------
    Total current liabilities.....................    3,277    5,431        3,351
                                                    -------  -------  -------------
Long-term liabilities
  Deferred compensation...........................    1,229    1,385      --
  Other...........................................      438      472          472
                                                    -------  -------  -------------
                                                      1,667    1,857          472
                                                    -------  -------  -------------
Commitments and contingencies (Note 8)............    --       --         --
                                                    -------  -------  -------------
Stockholders' equity
  Common stock, no par value, 1,500,000 shares
    authorized; 323,541, 318,929 and 468,929
    shares outstanding at September 30, 1996 and
    1997 and June 25, 1998, respectively..........      237      232       10,519
  Retained earnings...............................    9,875   12,718       12,804
                                                    -------  -------  -------------
                                                     10,112   12,950       23,323
                                                    -------  -------  -------------
                                                    $15,056  $20,238    $  27,146
                                                    -------  -------  -------------
                                                    -------  -------  -------------

   The accompanying notes are an integral part of these financial statements.

                               AVTECH CORPORATION

                              STATEMENTS OF INCOME
                             (DOLLARS IN THOUSANDS)

                                                                                               NINE MONTHS ENDED
                                                                YEAR ENDED SEPTEMBER 30,      --------------------
                                                             -------------------------------  JUNE 30,   JUNE 25,
                                                               1995       1996       1997       1997       1998
                                                             ---------  ---------  ---------  ---------  ---------
                                                                                                  (UNAUDITED)
Sales......................................................  $  21,020  $  28,797  $  32,619  $  24,071  $  30,634
Cost of sales..............................................     12,333     15,967     20,422     14,667     19,643
                                                             ---------  ---------  ---------  ---------  ---------
    Gross profit...........................................      8,687     12,830     12,197      9,404     10,991
                                                             ---------  ---------  ---------  ---------  ---------
Operating expenses
  General and administrative...............................      1,991      1,992      2,758      1,915      2,448
  Selling expenses.........................................      1,257      1,559      1,295        880      1,180
  Research, development and engineering....................      2,853      2,697      2,707      2,040      2,013
  Employee stock ownership plan............................      1,200      1,000      1,200        900        600
  Nonrecurring bonus and employment contract termination
    expenses...............................................     --         --         --         --          3,592
                                                             ---------  ---------  ---------  ---------  ---------
                                                                 7,301      7,248      7,960      5,735      9,833
                                                             ---------  ---------  ---------  ---------  ---------
Income from operations.....................................      1,386      5,582      4,237      3,669      1,158
                                                             ---------  ---------  ---------  ---------  ---------
Other income (expense)
  Interest expense.........................................         (8)        (8)        (6)    --         --
  Gain on disposal of equipment............................     --             14     --         --         --
  Interest income..........................................         46         30        269        197        169
  Rental income, net.......................................     --         --             32     --             62
  Stockholder transaction expenses.........................     --         --         --         --         (1,229)
                                                             ---------  ---------  ---------  ---------  ---------
                                                                    38         36        295        197       (998)
                                                             ---------  ---------  ---------  ---------  ---------
Income before provision for federal income tax.............      1,424      5,618      4,532      3,866        160
Provision for federal income tax...........................        493      1,934      1,518      1,352         74
                                                             ---------  ---------  ---------  ---------  ---------
Net income.................................................  $     931  $   3,684  $   3,014  $   2,514  $      86
                                                             ---------  ---------  ---------  ---------  ---------
                                                             ---------  ---------  ---------  ---------  ---------

   The accompanying notes are an integral part of these financial statements.

                               AVTECH CORPORATION

                       STATEMENTS OF STOCKHOLDERS' EQUITY
                             (DOLLARS IN THOUSANDS)

                                                                                               STATED
                                                                                  NUMBER OF   VALUE OF
                                                                                   SHARES      COMMON    RETAINED
                                                                                 OUTSTANDING    STOCK    EARNINGS
                                                                                 -----------  ---------  ---------

Balance at September 30, 1994..................................................     323,541   $     237  $   5,260

Net income.....................................................................      --          --            931
                                                                                 -----------  ---------  ---------

Balance at September 30, 1995..................................................     323,541         237      6,191

Net income.....................................................................      --          --          3,684
                                                                                 -----------  ---------  ---------

Balance at September 30, 1996..................................................     323,541         237      9,875

Stock redemption...............................................................      (4,612)         (5)      (171)

Net income.....................................................................      --          --          3,014
                                                                                 -----------  ---------  ---------

Balance at September 30, 1997..................................................     318,929         232     12,718

Exercise of stock options (Unaudited)..........................................     150,000       2,683     --

Tax benefit of stock options exercised (Unaudited).............................      --           7,604     --

Net income (Unaudited).........................................................      --          --             86
                                                                                 -----------  ---------  ---------

Balance at June 25, 1998 (Unaudited)...........................................     468,929   $  10,519  $  12,804
                                                                                 -----------  ---------  ---------
                                                                                 -----------  ---------  ---------

   The accompanying notes are an integral part of these financial statements.

                               AVTECH CORPORATION

                            STATEMENTS OF CASH FLOWS
                             (DOLLARS IN THOUSANDS)

                                                                                                NINE MONTHS ENDED
                                                                 YEAR ENDED SEPTEMBER 30,      --------------------
                                                              -------------------------------  JUNE 30,   JUNE 25,
                                                                1995       1996       1997       1997       1998
                                                              ---------  ---------  ---------  ---------  ---------
                                                                                                   (UNAUDITED)
Cash flows from operating activities
  Net income................................................  $     931  $   3,684  $   3,014  $   2,514  $      86
  Adjustments to reconcile net income
    to net cash provided by (used in) operating
    activities
    Depreciation and amortization...........................        587        582        528        363        405
    Gain on sale of property and equipment..................     --            (14)    --         --         --
    Deferred income tax provision...........................         54        947     (1,265)    (1,150)       334
    Changes in assets and liabilities:
      Accounts receivable...................................     (1,797)    (2,990)     2,470      2,899       (393)
      Inventories...........................................     (1,504)       198     (1,021)    (1,216)      (578)
      Prepaid and other current assets......................         63        (20)      (114)       (86)       126
      Accounts payable......................................        400       (152)       620        678          8
      Accrued expenses......................................      1,620       (872)     2,153      1,209     (2,977)
                                                              ---------  ---------  ---------  ---------  ---------
    Net cash provided by (used in)
      operating activities..................................        354      1,363      6,385      5,211     (2,989)
                                                              ---------  ---------  ---------  ---------  ---------
Cash flows from investing activities
  Purchases of property and equipment.......................       (735)      (509)    (3,085)      (370)    (1,167)
  Proceeds from sale of assets..............................     --             15     --         --         --
                                                              ---------  ---------  ---------  ---------  ---------
    Net cash used in investing activities...................       (735)      (494)    (3,085)      (370)    (1,167)
                                                              ---------  ---------  ---------  ---------  ---------
Cash flows from financing activities
  Exercise of stock options.................................     --         --         --         --          1,143
  Stock redemption..........................................     --         --           (176)      (176)    --
  Capital lease obligations.................................        (36)       (36)       (40)       (27)       (30)
                                                              ---------  ---------  ---------  ---------  ---------
    Net cash used in
      financing activities..................................        (36)       (36)      (216)      (203)     1,113
                                                              ---------  ---------  ---------  ---------  ---------
Net (decrease) increase in cash and
  equivalents...............................................       (417)       833      3,084      4,638     (3,043)
Cash and equivalents at beginning
  of the period.............................................        636        219      1,052      1,052      4,136
                                                              ---------  ---------  ---------  ---------  ---------
Cash and equivalents at end of
  the period................................................  $     219  $   1,052  $   4,136  $   5,690  $   1,093
                                                              ---------  ---------  ---------  ---------  ---------
                                                              ---------  ---------  ---------  ---------  ---------

   The accompanying notes are an integral part of these financial statements.

                               AVTECH CORPORATION

                         NOTES TO FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

DESCRIPTION OF THE COMPANY

    Avtech Corporation (the "Company") is a custom design and manufacturing firm established in 1963 to produce high-quality equipment for the aircraft industry. In 1970, the Company began to produce engineered products and has since focused its engineering and product development efforts on responding to specifications from original equipment aircraft manufacturers (OEMs). The Company's products fall into five main categories:

1. Aircraft communication control equipment (including audio control units, multiplexed audio systems and audio amplifiers).

2.  Aircraft lighting controls (including ballasts, dimmers and flood lighting).

3. Power systems (including transformer rectifier units, power inverters and battery chargers).

4.  Airborne facsimile terminals (AvFax).

5. Special products (including PDX intercoms, liquid-gauging and fill control, and frequency units).

FINANCIAL STATEMENT PRESENTATION

    The presentation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

    The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

    At September 30, 1996 and 1997, the Company maintained $549,000 and $119,000, respectively, of its cash and cash equivalents balances at one bank. At September 30, 1996 and 1997, the Company maintained $503,000 and $4,017,000, respectively, in a money market funds and bankers' acceptances.

RECEIVABLES AND CONCENTRATIONS OF CREDIT RISK

    Accounts receivable from trade customers are generally due within thirty days. The Company performs periodic credit evaluations of its customers' financial conditions and generally does not require collateral. All of the Company's sales are to businesses directly associated with the aviation industry (airlines, aircraft manufacturers, etc.). Approximately 70% of the Company's sales are to customers based in the United States.

                               AVTECH CORPORATION

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
PROPERTY AND EQUIPMENT

    The cost of property, plant and equipment is depreciated over the estimated useful lives of the related assets. Depreciation is computed using the straight-line and accelerated methods over the following estimated lives:

                                                                                          YEARS
                                                                                        ---------
Buildings.............................................................................    20-39
Building improvements.................................................................    10-39
Machinery and equipment...............................................................      5
Furniture, computer and other equipment...............................................     5-7

    Maintenance and repairs are charged to operations when incurred. Additions and improvements are capitalized. When property, plant and equipment are sold or otherwise disposed of, the asset account and related accumulated depreciation account are relieved, and any gain or loss is included in operations.

INVENTORIES

    Inventories are stated at the lower of cost (determined by the first-in, first-out method) or market. Costs of manufactured inventories include all direct materials, labor and an allocation of overhead. Market represents the lower of replacement cost or estimated net realizable value.

REVENUE RECOGNITION

    Revenues from the sale of manufactured products are recorded when shipped. Reimbursements for nonrecurring engineering costs, which are expensed as incurred, are included in revenues at the time a negotiated settlement is reached with the customer. The Company's nonrecurring engineering revenues for the years ended September 30, 1995, 1996 and 1997 were $1,257,000, $4,042,000 and $527,000, respectively. Included within accounts receivable at September 30, 1996 are $3,384,000 of unbilled receivables which were collected in fiscal year 1997.

INCOME TAXES

    Deferred income taxes are determined using the liability method. A deferred tax asset or liability is determined based on the difference between the financial statement and tax basis of assets and liabilities as measured by the enacted tax rates which will be in effect when these differences reverse. Deferred tax expense is the result of changes in the asset and/or liability for deferred taxes.

STOCK OPTION PLAN

    As permitted under Statement of Financial Accounting Standards No., 123, "Accounting for Stock-Based Compensation" (SFAS 123), the Company measures compensation expense related to the employee stock option plan utilizing the intrinsic value method as prescribed by Accounting Principles Board No. 25, "Accounting for Stock Issued to Employees".

                               AVTECH CORPORATION

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
ACCRUED WARRANTIES

    The Company sells a majority of its products to customers along with various repair or replacement warranties. The terms of the warranties vary according to the customer and/or the product involved. The most common warranty period is the earlier of:

a.  36 months from the date of delivery to the operator, or

b.  42 months from the date of manufacture.

    Provisions for estimated future warranty costs are made in the period corresponding to the sale of the product. Classification between short and long-term warranty obligations is estimated based on historical trends.

UNAUDITED INTERIM RESULTS

    The financial information as of June 25, 1998 and for the nine months ended June 30, 1997 and June 25, 1998 is unaudited. In the opinion of the Company, the unaudited financial information is presented on a basis consistent with the audited financial statements and contains all adjustments, consisting only of normal recurring adjustments, necessary for a fair statement of the results for such interim period. The results of operations for the interim periods are not necessarily indicative of results of operations for the full year.

NOTE 2 - INVENTORIES

    Inventories at September 30, 1996 and 1997 and June 25, 1998 (unaudited) consist of the following (amounts in thousands):

                                                                      SEPTEMBER 30,
                                                                   --------------------   JUNE 25,
                                                                     1996       1997        1998
                                                                   ---------  ---------  -----------
                                                                                         (UNAUDITED)
Raw materials and components.....................................  $   2,488  $   2,617   $   3,218
Work in process..................................................      1,285      2,014       1,912
Finished goods...................................................        460        623         702
                                                                   ---------  ---------  -----------
                                                                   $   4,233  $   5,254   $   5,832
                                                                   ---------  ---------  -----------
                                                                   ---------  ---------  -----------

NOTE 3 - PROPERTY AND EQUIPMENT

    The Company owns property located immediately adjacent to its main facility. The property is not currently used for any rental or productive activity. In 1990, the property was condemned by the local authorities and is considered unsuitable for habitation in its current state. The current carrying value of $62,000 represents the original cost of the land and is lower than its estimated net realizable value.

    In 1997, the Company purchased a 20,275 square foot office building and an adjacent vacant lot for investment purposes. The net book value of the property was $2,134,000 at September 30, 1997. The Company leases the office space to tenants under one to three-year noncancelable operating leases. At

                               AVTECH CORPORATION

NOTE 3 - PROPERTY AND EQUIPMENT (CONTINUED)
March 31, 1998, the building was fully occupied. Minimum future rentals to be received on noncancelable leases are as follows (amounts in thousands):

YEAR ENDING SEPTEMBER 30,
------------------------------------------------------------------
1998..............................................................  $     128
1999..............................................................  $      20

    The Company leases equipment under a five-year lease term. Based on the provisions of Statement No. 13, issued by the Financial Accounting Standards Board, these leases meet the criteria of capital leases and, accordingly, have been recorded as such. These assets are stated on the balance sheet at their capitalized cost of $194,000. Depreciation of $161,000 has been recognized through September 30, 1997.

NOTE 4 - ACCRUED EXPENSES

    Accrued expenses at September 30, 1996 and 1997 consist of the following (amounts in thousands):

                                                                                                    SEPTEMBER 30,
                                                                                                 --------------------
                                                                                                   1996       1997
                                                                                                 ---------  ---------
Employee compensation and related taxes........................................................  $     875  $   2,556
Employee stock option plan contribution........................................................      1,000      1,200
Current portion of warranty reserve............................................................        204        240
Other..........................................................................................         41         47
                                                                                                 ---------  ---------
                                                                                                 $   2,120  $   4,043
                                                                                                 ---------  ---------
                                                                                                 ---------  ---------

NOTE 5 - DEFINED CONTRIBUTION PLANS

    The Company sponsors an employee stock ownership plan (ESOP) for the benefit of employees with twelve or more months of continuous service. Contributions are made to the plan at the discretion of the Company's Board of Directors. The Company's contributions for the years ended September 30, 1995, 1996 and 1997 were $1,200,000, $1,000,000 and $1,200,000, respectively.

    The Company also sponsors a cash or deferred compensation (401k) plan for the benefit of eligible employees. Under the plan, employees may elect to defer a portion of their compensation (subject to statutory limitations). Discretionary contributions by the Company may be made when authorized by the Board of Directors. No such contributions were made during the years ended September 30, 1995, 1996 and 1997.

NOTE 6 - FEDERAL INCOME TAXES

    The provision (benefit) for federal income taxes is comprised of the following (amounts in thousands):

                                                                                            YEAR ENDED SEPTEMBER 30,
                                                                                         -------------------------------
                                                                                           1995       1996       1997
                                                                                         ---------  ---------  ---------
Current................................................................................  $     439  $     987  $   2,783
Deferred...............................................................................         54        947     (1,265)
                                                                                         ---------  ---------  ---------
                                                                                         $     493  $   1,934  $   1,518
                                                                                         ---------  ---------  ---------
                                                                                         ---------  ---------  ---------

                               AVTECH CORPORATION

NOTE 6 - FEDERAL INCOME TAXES (CONTINUED)
    The provision for federal income tax expense approximates the federal statutory rate for all periods presented. The Company is not required to pay state income taxes.

    Deferred tax assets and liabilities at September 30, 1996 and 1997 include the following (amounts in thousands):

                                                                                                     SEPTEMBER 30,
                                                                                                  --------------------
                                                                                                    1996       1997
                                                                                                  ---------  ---------
DEFERRED TAX ASSETS
Reserves........................................................................................  $     335  $     393
Compensatory stock options......................................................................        416        471
Capitalized inventories.........................................................................         10         12
                                                                                                  ---------  ---------
                                                                                                        761        876
DEFERRED TAX LIABILITIES
Deferred revenue................................................................................     (1,150)    --
                                                                                                  ---------  ---------
                                                                                                  $    (389) $     876
                                                                                                  ---------  ---------
                                                                                                  ---------  ---------

    The classification in the balance sheet between current and noncurrent deferred tax assets is based on the classification of the related asset that gives rise to the temporary difference. A deferred tax asset that is not related to an asset is classified according to the expected reversal date of the temporary difference.

NOTE 7 - COMMITMENTS AND CONTINGENCIES

PURCHASE COMMITMENTS

    The Company has commitments based on open purchase orders arising out of its normal business operations. As of September 30, 1996 and 1997, these commitments were $5,080,000 and $6,760,000, respectively.

TERMINATION FOR CONVENIENCE CLAUSES

    The Company routinely enters into contractual commitments with customers to design and manufacture parts. These contracts contain "termination for convenience" clauses that permit recovery of costs incurred by the Company if the customer terminates the contract prior to its completion. These recoveries are included in sales when billed.

                               AVTECH CORPORATION

NOTE 7 - COMMITMENTS AND CONTINGENCIES (CONTINUED)
LEASING ARRANGEMENTS

    The Company leases a building under a five-year operating lease. The lease calls for monthly payments of $5,000 plus utilities, taxes and maintenance and expires in April 2001. The lessor has the right to terminate the lease at anytime by giving the Company at least twelve months written notice. The Company subleases a portion of its facilities under an operating lease that expires December 1998. The following is net rental expense under operating leases for the years ended September 30, 1995, 1996 and 1997 (amounts in thousands):

                                                                                               YEAR ENDED SEPTEMBER 30,
                                                                                            -------------------------------
                                                                                              1995       1996       1997
                                                                                            ---------  ---------  ---------
Rent expense..............................................................................  $      60  $      60  $      60
Less: Sublease rentals....................................................................         (7)       (11)       (10)
                                                                                                  ---        ---        ---
                                                                                            $      53  $      49  $      50
                                                                                                  ---        ---        ---
                                                                                                  ---        ---        ---

    The following is a schedule by years of the future minimum rentals under this lease (amounts in thousands):

YEAR ENDING SEPTEMBER 30,                                              LESSEE      SUBLEASE       NET
-------------------------------------------------------------------  -----------  -----------  ---------
    1998...........................................................   $      60    $      10   $      50
    1999...........................................................          60           11          49
    2000...........................................................          60           11          49
    2001...........................................................          60           11          49
                                                                          -----          ---   ---------
                                                                      $     240    $      43   $     197
                                                                          -----          ---   ---------
                                                                          -----          ---   ---------

NOTE 8 - ECONOMIC DEPENDENCE

    A material part of the Company's business is dependent on one customer, the loss of which could have a material effect on the Company. For the years ended September 30, 1995, 1996 and 1997, approximately 29.5%, 24% and 46.9%, respectively, of revenues were attributable to this customer. At September 30, 1996 and 1997, accounts receivable from this customer represented approximately 41.1% and 23.4%, respectively, of total accounts receivable.

NOTE 9 - STOCK OPTION PLANS

    Prior to 1993, the Company implemented a nonqualified compensatory stock option plan with the President. Under this Plan, options to purchase 90,000 shares of the Company's stock were granted at an option price of $2.70 per share. These options are currently exercisable by the President.

    During the year ended September 30, 1994, the Company and three key employees entered into employment contracts which voided all prior compensatory stock option plans other than that of the President's. Under these new contracts, the Company granted 20,000 shares to each of the three employees at an exercise price of $15 per share. Fair market value was $28 per share at the date of the grant. Each employee still employed at September 30, 1998, is entitled to exercise his option to purchase 20,000 fully

                               AVTECH CORPORATION

NOTE 9 - STOCK OPTION PLANS (CONTINUED)
vested shares. Accordingly, the Company has expensed $156,000 during each of the years ended September 30, 1995, 1996 and 1997. These shares, when exercised, cannot be sold until September 30, 2003. The Company has the first right to purchase the shares upon exercise but is not obligated to do so.

    The accumulated expense resulting from the difference between the exercise prices and fair market values at the respective date of grant has been classified as a long-term liability in deferred compensation.

NOTE 10 - ADDITIONAL CASH FLOW INFORMATION

    Supplementary cash flow information for the years ended September 30, 1995, 1996 and 1997 is as follows (amounts in thousands):

                                                       YEAR ENDED SEPTEMBER 30,
                                                    ------------------------------
                                                     1995        1996        1997
                                                    ------      ------      ------
Cash paid during the period for:
  Capital leases..................................  $  36       $   36      $   40
                                                    ------      ------      ------
                                                    ------      ------      ------
  Interest........................................  $  10       $    7      $    5
                                                    ------      ------      ------
                                                    ------      ------      ------
  Income taxes....................................  $--         $1,449      $2,900
                                                    ------      ------      ------
                                                    ------      ------      ------

NOTE 11 - SUBSEQUENT EVENT (UNAUDITED)

    In May 1998, the Company signed a definitive purchase agreement whereby all of the outstanding shares of the Company would be acquired by DeCrane Aircraft Holdings, Inc. The transaction was consummated on June 26, 1998. Prior to closing the transaction, all outstanding stock options were exercised and the income tax benefit resulting from the tax deduction allowed for the difference between the exercise price and the fair market value of the stock was recorded. The $7,604,000 income tax benefit from the stock options exercised is a noncash transaction for purposes of the statement of cash flows for the nine months ended June 25, 1998. Additionally, certain members of management were paid a one-time bonus at closing and the balance due pursuant to their employment contracts that were terminated immediately prior to closing.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors
and Stockholders of
PATS, Inc.

    In our opinion, the accompanying consolidated balance sheets and the related statements of operations, of stockholders' equity and of cash flows present fairly, in all material respects, the financial position of PATS, Inc. and subsidiaries at June 30, 1997 and 1998 and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

PRICEWATERHOUSECOOPERS LLP
Los Angeles, California
January 25, 1999

                          PATS, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                             (DOLLARS IN THOUSANDS)

                                                                                     JUNE 30,
                                                                               --------------------
                                                                                 1997       1998
                                                                               ---------  ---------  DECEMBER 31,
                                                                                                     ------------
                                                                                                         1998
                                                                                                     ------------
                                                                                                     (UNAUDITED)
ASSETS
Current assets
  Cash and cash equivalents..................................................  $     401  $     216   $    2,504
  Trade accounts receivable, net of allowance for doubtful accounts of $362,
    $451 and $456, respectively..............................................      2,192      1,347        3,273
  Inventories................................................................      6,586      6,582        7,146
  Cost and estimated earnings in excess of billings..........................     --            773        4,770
  Prepaid expenses and other current assets..................................         75         59           58
  Deferred income taxes......................................................        107        132          132
                                                                               ---------  ---------  ------------
      Total current assets...................................................      9,361      9,109       17,883
                                                                               ---------  ---------  ------------
Property and equipment.......................................................      2,734      6,130        6,823
  Less accumulated depreciation..............................................     (1,334)    (1,745)      (1,968)
                                                                               ---------  ---------  ------------
                                                                                   1,400      4,385        4,855
                                                                               ---------  ---------  ------------
Deferred income taxes, net...................................................        600        878          878
Notes receivable--stockholders...............................................        556        560          521
Other assets.................................................................         24         24       --
                                                                               ---------  ---------  ------------
      Total assets...........................................................  $  11,941  $  14,956   $   24,137
                                                                               ---------  ---------  ------------
                                                                               ---------  ---------  ------------

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
  Borrowings from bank.......................................................  $     800  $   1,000   $    4,900
  Notes and lease payable--current...........................................        205        386        1,326
  Trade accounts payable.....................................................      1,106      2,468        2,559
  Customer advances..........................................................      3,668      1,792        2,943
  Accrued expenses and other liabilities.....................................      1,329      1,880        2,690
  Income taxes payable.......................................................        484        458        1,246
                                                                               ---------  ---------  ------------
      Total current liabilities..............................................      7,592      7,984       15,664
                                                                               ---------  ---------  ------------
Notes and lease payable--non-current.........................................        591      3,678        3,501
                                                                               ---------  ---------  ------------
Commitments and contingencies (Note 11)......................................     --         --           --
                                                                               ---------  ---------  ------------
Stockholders' equity
  Common stock, $1 par value, 100,000 shares authorized, 18,000, 17,490 and
    18,000 shares issued and outstanding at June 30, 1997 and 1998 and
    December 31, 1998, respectively..........................................         18         17           18
  Additional paid-in capital.................................................        429     --              207
  Retained earnings..........................................................      3,311      3,277        4,747
                                                                               ---------  ---------  ------------
                                                                                   3,758      3,294        4,972
                                                                               ---------  ---------  ------------
                                                                               $  11,941  $  14,956   $   24,137
                                                                               ---------  ---------  ------------
                                                                               ---------  ---------  ------------

  The accompanying notes are an integral part of these consolidated financial statements.

                          PATS, INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                             (DOLLARS IN THOUSANDS)

                                                                                            SIX MONTHS ENDED
                                                                 YEAR ENDED JUNE 30,   ---------------------------
                                                                 --------------------  DECEMBER 31,   DECEMBER 31,
                                                                   1997       1998         1997           1998
                                                                 ---------  ---------  -------------  ------------
                                                                                               (UNAUDITED)
Sales..........................................................  $  21,726  $  23,464    $   9,496     $   19,380
Cost of sales..................................................     15,573     16,992        6,905         14,234
                                                                 ---------  ---------       ------    ------------
  Gross profit.................................................      6,153      6,472        2,591          5,146
Operating expenses
  Selling, general, and administrative.........................      4,106      5,976        2,645          2,535
                                                                 ---------  ---------       ------    ------------
Income from operations.........................................      2,047        496          (54)         2,611
                                                                 ---------  ---------       ------    ------------
Other expenses
  Interest expense, net........................................        (70)      (166)         (50)          (180)
                                                                 ---------  ---------       ------    ------------
Income before provision for income taxes.......................      1,977        330         (104)         2,431
Provision (benefit) for income taxes...........................        782         11          (41)           961
                                                                 ---------  ---------       ------    ------------
Net income (loss)..............................................  $   1,195  $     319    $     (63)    $    1,470
                                                                 ---------  ---------       ------    ------------
                                                                 ---------  ---------       ------    ------------

  The accompanying notes are an integral part of these consolidated financial statements.

                          PATS, INC. AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                             (DOLLARS IN THOUSANDS)

                                                                                        ADDITIONAL
                                                             NUMBER OF      COMMON        PAID-IN     RETAINED
                                                              SHARES         STOCK        CAPITAL     EARNINGS      TOTAL
                                                            -----------  -------------  -----------  -----------  ---------
Balance, July 1, 1996.....................................      14,616     $      15     $      55    $   2,116   $   2,186

Net income................................................      --            --            --            1,195       1,195

Share issuance............................................       3,000             3           514       --             517

Share purchases...........................................        (400)           (1)         (399)      --            (400)

Shares issued under employee stock benefit plan...........         784             1           259       --             260
                                                            -----------          ---         -----   -----------  ---------

Balance, June 30, 1997....................................      18,000            18           429        3,311       3,758

Net income................................................      --            --            --              319         319

Share purchases...........................................        (510)           (1)         (429)        (353)       (783)
                                                            -----------          ---         -----   -----------  ---------

Balance, June 30, 1998....................................      17,490            17        --            3,277       3,294

Net income (unaudited)....................................      --            --            --            1,470       1,470

Shares issued under employee stock benefit plan
(unaudited)...............................................         510             1           207       --             208
                                                            -----------          ---         -----   -----------  ---------

Balance, December 31, 1998 (unaudited)....................      18,000     $      18     $     207    $   4,747   $   4,972
                                                            -----------          ---         -----   -----------  ---------
                                                            -----------          ---         -----   -----------  ---------

  The accompanying notes are an integral part of these consolidated financial statements.

                          PATS, INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (DOLLARS IN THOUSANDS)

                                                                                            SIX MONTHS ENDED
                                                                       JUNE 30,        --------------------------
                                                                 --------------------  DECEMBER 31,  DECEMBER 31,
                                                                   1997       1998         1997          1998
                                                                 ---------  ---------  ------------  ------------
                                                                                              (UNAUDITED)
Cash flows from operating activities
  Net income (loss)............................................  $   1,195  $     319   $      (63)   $    1,470
  Adjustments to reconcile net income to net cash provided by
    (used in) operating activities
    Depreciation...............................................        306        411          155           223
    Deferred tax (benefit) expense.............................        298       (303)      --            --
  Changes in operating assets and liabilities
    Trade accounts receivable..................................        604        845       (4,836)       (1,926)
    Inventories................................................     (1,042)         4        1,432          (564)
    Cost and estimated earnings in excess of billings..........     --           (773)      --            (3,997)
    Prepaid expenses and other current assets..................        (18)        16          (44)            1
    Other assets...............................................     --         --           --                24
    Trade accounts payable.....................................        250      1,362         (848)           90
    Customer advances..........................................     (3,684)    (1,876)       2,938         1,151
    Accrued expenses and other liabilities.....................        895        551         (915)          811
    Income taxes payable.......................................        484        (26)         (41)          788
                                                                 ---------  ---------  ------------  ------------
Net cash provided by (used in) operating activities............       (712)       530       (2,222)       (1,929)
                                                                 ---------  ---------  ------------  ------------
Cash flows from investing activities
  Decrease in investment securities available for sale.........        312     --           --            --
  Purchases of property and equipment..........................       (248)    (3,396)      (2,482)         (693)
                                                                 ---------  ---------  ------------  ------------
Net cash provided by (used in) investing activities............         64     (3,396)      (2,482)         (693)
                                                                 ---------  ---------  ------------  ------------
Cash flows from financing activities
  Advance to stockholders......................................       (342)        (4)      --                39
  Increase in line of credit borrowings........................        800        200        1,700         3,900
  Increase (decrease) in notes and lease payable...............       (233)     3,268        3,113           763
  Stock purchases..............................................       (400)      (783)      --            --
  Proceeds from issuance of common stock.......................        777     --           --               208
                                                                 ---------  ---------  ------------  ------------
Net cash provided by financing activities......................        602      2,681        4,813         4,910
                                                                 ---------  ---------  ------------  ------------
Net decrease in cash...........................................        (46)      (185)         109         2,288
Cash at beginning of period....................................        447        401          401           216
                                                                 ---------  ---------  ------------  ------------
  Cash at end of period........................................  $     401  $     216   $      510    $    2,504
                                                                 ---------  ---------  ------------  ------------
                                                                 ---------  ---------  ------------  ------------
  Supplemental cash flow disclosures
    Interest paid..............................................  $      70  $     195   $       60    $      189
    Income taxes paid..........................................  $       2  $     376   $   --        $      168

  The accompanying notes are an integral part of these consolidated financial statements.

                          PATS, INC. AND SUBSIDIARIES

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - THE COMPANY

    PATS, Inc. (the "Company"), and its wholly-owned subsidiaries, design, manufacture and service a variety of components for auxiliary power, cooling systems and fuel systems for the corporate aircraft market. The Company primarily operates in the U.S. market and approximately 45% of the Company's sales for fiscal 1998 are to Boeing of Washington. The Company's customers are principally concentrated in the corporate aircraft industry.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION

    The consolidated financial statements include the accounts of the Company and its subsidiaries. All significant intercompany transactions and balances are eliminated in consolidation.

REVENUE RECOGNITION

    Revenue is recognized when products are shipped, except for products manufactured under long-term contracts. Further, revenue associated with manufactured products requiring customer acceptance is recognized only upon receipt of such acceptance from the customer.

    Revenue under long-term contracts is recognized under the percentage of completion method. This method recognizes costs and estimated earnings as work is performed. The basis used is the percentage of incurred costs to estimated total costs after giving effect to management's most recent estimates. When contract estimates indicate a loss, provision is made for the entire estimated loss. Long-term contracts in progress are stated at cost plus estimated earnings but not in excess of net realizable value.

INVENTORIES

    Inventories are valued at the lower of cost or market, cost being determined using the first-in, first-out (FIFO). Provision has been made for any obsolete and/or slow-moving inventory.

PROPERTY, PLANT AND EQUIPMENT

    Property and equipment are stated at cost less accumulated depreciation. Major renewals and betterments are capitalized and ordinary repairs and maintenance are charged against operations in the year incurred. Depreciation is computed using the straight-line method for financial reporting purposes and accelerated methods for income tax purposes. Estimated useful lives are 40 years for buildings and 3 to 7 years for machinery, equipment and vehicles. Leasehold improvements are depreciated over the lease term or the estimated useful life of the improvement, whichever is shorter.

INCOME TAXES

    The Company follows the practice of providing for income taxes using the asset and liability method specified under Statement of Accounting Standards No. 109 (SFAS 109), "Accounting for Income Taxes." SFAS 109 requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company's financial statements and tax returns. In estimating future tax consequences under SFAS 109, all expected future events other than enactments of changes in the tax laws or rates are generally considered.

                          PATS, INC. AND SUBSIDIARIES

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
FAIR VALUE OF FINANCIAL INSTRUMENTS

    The carrying amounts of financial instruments including cash, receivables, accounts payable and debt do not significantly differ from fair values as of June 30, 1997 and 1998.

USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

UNAUDITED INTERIM RESULTS

    The financial information as of December 31, 1998 and for the six months ended December 31, 1997 and 1998 is unaudited. In the opinion of the Company, the unaudited financial information is presented on a basis consistent with the audited financial statements and contains all adjustments, consisting only of normal recurring adjustments, necessary for a fair statement of the results for such interim period. The results of operations for the interim periods are not necessarily indicative of results of operations for the full year.

NOTE 3 - PROPERTY AND EQUIPMENT

    Property and equipment consisted of the following (amounts in thousands):

                                                                                                       JUNE 30,
                                                                                                 --------------------
                                                                                                   1997       1998
                                                                                                 ---------  ---------
Buildings......................................................................................  $  --      $   2,972
Machinery and equipment........................................................................      2,282      2,666
Leasehold improvements.........................................................................        452        492
                                                                                                 ---------  ---------
                                                                                                     2,734      6,130
Less accumulated depreciation and amortization.................................................      1,334      1,745
                                                                                                 ---------  ---------
                                                                                                 $   1,400  $   4,385
                                                                                                 ---------  ---------
                                                                                                 ---------  ---------

    Depreciation expense for the years ended June 30, 1997 and 1998 was $306,000 and $411,000, respectively.

NOTE 4 - INVENTORIES

    Inventories consisted of the following (amounts in thousands):

                                                                                                       JUNE 30,
                                                                                                 --------------------
                                                                                                   1997       1998
                                                                                                 ---------  ---------
Raw materials..................................................................................  $   3,609  $   4,055
Work-in-process................................................................................      2,977      2,527
                                                                                                 ---------  ---------
                                                                                                 $   6,586  $   6,582
                                                                                                 ---------  ---------
                                                                                                 ---------  ---------

                          PATS, INC. AND SUBSIDIARIES

NOTE 4 - INVENTORIES (CONTINUED)
    Inventories were pledged to the extent of amounts received as customer advances.

NOTE 5 - LONG-TERM CONTRACT

    During 1998, the Company entered into a long-term contract with Boeing of Washington to produce fuel tanks. The Company's policy is to account for such contracts using the percentage of completion method. Unbilled amounts related to costs and estimated earnings in excess of billings are expected to be billed and collected within one year (amounts in thousands).

                                                                                                    COSTS AND
                                                                                                    ESTIMATED
                                                                                                   EARNINGS IN
                                                                                                EXCESS OF BILLINGS
                                                                                                ------------------
Costs and estimated earnings..................................................................      $   11,513
Less--progress billings.......................................................................          10,740
                                                                                                       -------
                                                                                                    $      773
                                                                                                       -------
                                                                                                       -------

NOTE 6 - DEBT AND LINES OF CREDIT

    Long-term debt consisted of the following (amounts in thousands):

                                                                                                       JUNE 30,
                                                                                                 --------------------
                                                                                                   1997       1998
                                                                                                 ---------  ---------
Variable rate borrowings under the revolving credit facility...................................  $     800  $   1,000
Industrial revenue bonds variable rate borrowings at 3.75%.....................................     --          2,000
Fixed rates notes
  11.00% note due through 1999.................................................................         79         44
  10.00% note due through 2015.................................................................        385        379
  8.51% note due through 1999..................................................................        192         93
  8.50% note due through 2001..................................................................     --            237
  8.35% note due through 2000..................................................................        140         94
  7.93% note due through 2002..................................................................     --            344
  6.00% note due through 2012..................................................................     --            285
Other obligations (Grant Funds)................................................................     --            588
                                                                                                 ---------  ---------
                                                                                                     1,596      5,064
Less current portion...........................................................................      1,005      1,386
                                                                                                 ---------  ---------
                                                                                                 $     591  $   3,678
                                                                                                 ---------  ---------
                                                                                                 ---------  ---------

    Other obligations include a $450,000 grant from the State of Delaware which will be forgiven based on the satisfaction of certain employment and operational requirements. At June 30, 1998, the Company has not met those objectives and, accordingly, has reflected this amount as an obligation.

    Aggregate principal payments applicable to long-term debt for the next five fiscal years are as follows: 1999-$1,386,000; 2000-$341,000; 2001-$331,000;
2002-$307,000; 2003-$307,000; and 2004 and after-- $2,392,000.

                          PATS, INC. AND SUBSIDIARIES

NOTE 6 - DEBT AND LINES OF CREDIT (CONTINUED)
CREDIT ARRANGEMENTS

    As of June 30, 1998, the Company had a $3,000,000 borrowing facility with a bank that carried an interest rate of prime rate plus 25 basis points. On October 5, 1998, the Company increased its credit facility by $2,000,000. The facility requires an annual commitment fee of .25%. Certain of the Company's equipment and inventories are pledged as collateral for the outstanding debt of the Company.

NOTE 7 - OPERATING LEASES AND RELATED PARTY TRANSACTIONS

    The Company is a counterparty to a non-cancelable lease of office space and manufacturing facilities in Columbia, Maryland from a partnership in which two stockholders of the Company have a financial interest. The lease extends through June 2007, with an annual base rent amount of $405,000 and a CPI based escalator. The Company is responsible for maintenance, insurance, and real estate tax expense.

    The Company has a land lease for its facility in Georgetown, Delaware. This non-cancelable lease expires through December 31, 2041, with annual rental approximating $6,000. The lessor is not a related party.

    The total minimum rental commitment at June 30, 1998, under these leases is $3,903,000 which is due as follows (amounts in thousands):

                                                                                                            SUSSEX
                                                                                              COLUMBIA,     COUNTY,
                                                                                              MARYLAND     DELAWARE
                                                                                             -----------  -----------
Year ending June 30,
  1999.....................................................................................   $     405    $       6
  2000.....................................................................................         405            6
  2001.....................................................................................         405            6
  2002.....................................................................................         405            6
  2003.....................................................................................         405            6
  2004 through 2007........................................................................       1,620           24
  After 2007...............................................................................      --              204
                                                                                             -----------       -----
                                                                                              $   3,645    $     258
                                                                                             -----------       -----
                                                                                             -----------       -----

NOTE 8 - COMMON STOCK AND EMPLOYEE STOCK PLAN

    During 1997 and 1998, the Company's Board of Directors authorized the purchase of 400 and 510 shares of the Company stock at $1,000 and $1,535 per share, respectively. The purchases were acquired from certain existing and former stockholders at prices believed to be fair value.

    The Company has an Employee Stock Benefit Plan for employees to which discretionary contributions are made from time to time. During 1997, the Board of Directors authorized the issuance of 784 shares to this plan at a value of $332 per share determined by an independent appraiser.

                          PATS, INC. AND SUBSIDIARIES

NOTE 9 - INCOME TAXES

    The provision for income taxes is as follows (amounts in thousands):

                                                                                                       JUNE 30,
                                                                                                 --------------------
                                                                                                   1997       1998
                                                                                                 ---------  ---------
Current income taxes
  Federal......................................................................................  $     398  $     258
  State........................................................................................         86         56
                                                                                                 ---------  ---------
                                                                                                       484        314
Deferred income taxes (benefit)................................................................        298       (303)
                                                                                                 ---------  ---------
                                                                                                 $     782  $      11
                                                                                                 ---------  ---------
                                                                                                 ---------  ---------

    The effective rate was 39.6% and 3.2% in 1997 and 1998, respectively. A reconciliation of this rate to the U.S. Federal income tax rate is as follows (dollars in thousands):

                                                                                                   JUNE 30,
                                                                              --------------------------------------------------
                                                                                        1997                      1998
                                                                                    % OF PRETAX               % OF PRETAX
                                                                              ------------------------  ------------------------

                                                                                AMOUNT       INCOME       AMOUNT       INCOME
                                                                              -----------  -----------  -----------  -----------
Computed expected tax expense...............................................   $     692         35.0%   $     116         35.0%
State income taxes, net of Federal income tax benefit.......................          90          4.6           15          4.6
Reduction of valuation allowance............................................      --              0.0         (120)       (36.4)
                                                                                   -----          ---        -----        -----
                                                                               $     782         39.6%   $      11          3.2%
                                                                                   -----          ---        -----        -----
                                                                                   -----          ---        -----        -----

    The significant components of deferred income taxes are temporary differences arising from the following (amounts in thousands):

                                                                                                       JUNE 30,
                                                                                                 --------------------
                                                                                                   1997       1998
                                                                                                 ---------  ---------
Deferred income tax assets (liabilities)
  Accrued vacation.............................................................................  $     107  $     132
  Depreciation.................................................................................       (198)       101
  Research and development costs...............................................................        798        777
  Research and development credits.............................................................        900        780
                                                                                                 ---------  ---------
      Total....................................................................................      1,607      1,790
Valuation allowance............................................................................       (900)      (780)
                                                                                                 ---------  ---------
      Deferred income tax assets...............................................................  $     707  $   1,010
                                                                                                 ---------  ---------
                                                                                                 ---------  ---------

    The reduction in the valuation allowance relates to the utilization of a portion of research and development credits.

NOTE 10 - EMPLOYEE BENEFIT PLANS

    The Company has a savings and retirement plan which qualifies under Section 401(k) of the Internal Revenue Code in which all full-time employees are eligible to participate. In accordance with the terms of

                          PATS, INC. AND SUBSIDIARIES

NOTE 10 - EMPLOYEE BENEFIT PLANS (CONTINUED) the plan, employees may elect to contribute up to 15% of their annual compensation to the plan, subject to certain limitations. The Board of Directors may elect to declare a discretionary matching contribution to the Plan of 50% of all contributions made up to 6% of each employee's salary. No matching contributions were made by the Company for 1997 or 1998.

NOTE 11 - COMMITMENTS AND CONTINGENCIES

    Lawsuits and claims are filed from time to time in the ordinary course of business. For all outstanding claims, management, in consultation with legal counsel, is of the opinion that the outcome of such matters will not have a material effect on the financial position of the Company.

NOTE 12 - SUBSEQUENT EVENT

    In January 1999, 100% of Company's shares were acquired by DeCrane Aircraft Holdings, Inc. for a purchase price of $41.5 million (including the assumption of debt), subject to adjustments for changes to its net working capital, and reserves for certain environmental and other indemnities made by the Company's shareholders.

                        INDEPENDENT ACCOUNTANTS' REPORT

To the Board of Directors of
PPI Holdings, Inc.
Wichita, Kansas

    We have audited the accompanying consolidated balance sheets of PPI Holdings, Inc. and Subsidiary as of December 31, 1997 and 1998, and the related consolidated statements of income, stockholders' equity, and cash flows for the period from June 12, 1997 to December 31, 1997 and the year ended December 31, 1998. We have also audited the statements of income, stockholders' equity, and cash flows of Precision Pattern, Inc. (the predecessor to PPI Holdings, Inc.) for the year ended December 31, 1996 and the period from January 1, 1997 to June 11, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of PPI Holdings, Inc. and Subsidiary as of December 31, 1997 and 1998, the results of its operations and its cash flows for the period from June 12, 1997 to December 31, 1997 and the year ended December 31, 1998, and the results of operations and cash flows of Precision Pattern Inc. for the year ended December 31, 1996 and the period from January 1, 1997 to June 11, 1997 in conformity with generally accepted accounting principles.

BAIRD, KURTZ & DOBSON

Wichita, Kansas
January 28, 1999

                       PPI HOLDINGS, INC. AND SUBSIDIARY
                          CONSOLIDATED BALANCE SHEETS
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                                                  DECEMBER 31,
                                                                                              --------------------
                                                                                                1997       1998
                                                                                              ---------  ---------
                                                                                                  (SUCCESSOR)
ASSETS
Current assets
  Cash......................................................................................  $     193  $   1,872
  Accounts receivable, less allowance for doubtful accounts of $54 and $340 for 1997 and
    1998, respectively......................................................................      4,847      6,230
  Inventories...............................................................................      3,203      4,719
  Deposits..................................................................................        284        235
  Prepaid expenses and other................................................................         28         12
                                                                                              ---------  ---------
    Total current assets....................................................................      8,555     13,068
                                                                                              ---------  ---------
Property and equipment, net.................................................................      1,065      1,184
Goodwill net of accumulated amortization of $69 and $393 for 1997 and 1998, respectively....      6,332      6,008
Other intangible assets, net of accumulated amortization of $28 and $77 for 1997 and 1998,
  respectively..............................................................................        219        170
                                                                                              ---------  ---------
      Total assets..........................................................................  $  16,171  $  20,430
                                                                                              ---------  ---------
                                                                                              ---------  ---------
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
  Accounts payable..........................................................................  $   1,032  $   1,157
  Revolving credit agreement................................................................        626     --
  Current maturities of long-term debt......................................................      1,050      1,500
  Accrued warranties........................................................................        300        300
  Accrued profit sharing....................................................................        348        587
  Accrued employee compensation.............................................................        360        271
  Other accrued liabilities.................................................................        381        445
                                                                                              ---------  ---------
    Total current liabilities...............................................................      4,097      4,260
                                                                                              ---------  ---------

Long-term debt..............................................................................      8,850      6,050
                                                                                              ---------  ---------

Stockholders' equity
  Common stock, $1 stated value; authorized 10,000,000 shares; issued and outstanding
    1,000,000 shares........................................................................      1,000      1,000
  Retained earnings.........................................................................      2,224      9,120
                                                                                              ---------  ---------
    Total stockholders' equity..............................................................      3,224     10,120
                                                                                              ---------  ---------
      Total liabilities and stockholders' equity............................................  $  16,171  $  20,430
                                                                                              ---------  ---------
                                                                                              ---------  ---------

   The accompanying notes are an integral part of the consolidated financial statements

                       PPI HOLDINGS, INC. AND SUBSIDIARY

                       CONSOLIDATED STATEMENTS OF INCOME
                                 (IN THOUSANDS)

                                            YEAR ENDED    PERIOD FROM   PERIOD FROM  YEAR ENDED
                                             DECEMBER     JANUARY 1,     JUNE 12,     DECEMBER
                                             31, 1996    1997 TO JUNE     1997 TO     31, 1998
                                            -----------    11, 1997      DECEMBER    -----------
                                                         -------------   31, 1997
                                            (PREDECESSOR)               -----------  (SUCCESSOR)
                                                         (PREDECESSOR)
                                                                        (SUCCESSOR)
Net sales.................................   $  17,665     $  10,400     $  15,102    $  37,714

Cost of goods sold
  Direct material.........................       4,942         2,837         3,541        7,353
  Direct labor............................       4,125         2,403         3,283        7,534
  Manufacturing expenses..................       4,645         2,059         3,407        7,742
  Outside processing......................         546           376           912        1,747
                                            -----------  -------------  -----------  -----------
                                                14,258         7,675        11,143       24,376
                                            -----------  -------------  -----------  -----------

Gross profit..............................       3,407         2,725         3,959       13,338
                                            -----------  -------------  -----------  -----------

Operating expenses
  General and administrative..............       1,446           667           821        2,102
  Engineering.............................         322           140           226          489
  Bad debt provision......................          75        --            --           --
                                            -----------  -------------  -----------  -----------

Income from operations....................       1,564         1,918         2,912       10,747
                                            -----------  -------------  -----------  -----------

Other income (expense)
  Interest income.........................          94            50            10       --
  Interest expense........................      --            --              (732)      (1,051)
  Other revenue...........................           8        --                39           14
  Gain on sale of asset...................          42        --                 1       --
  Other income (expense)..................         (13)            8            (6)         (19)
                                            -----------  -------------  -----------  -----------
                                                   131            58          (688)      (1,056)
                                            -----------  -------------  -----------  -----------

Net income................................   $   1,695     $   1,976     $   2,224    $   9,691
                                            -----------  -------------  -----------  -----------
                                            -----------  -------------  -----------  -----------

   The accompanying notes are an integral part of the consolidated financial statements.

                       PPI HOLDINGS, INC. AND SUBSIDIARY
                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                        (IN THOUSANDS EXCEPT SHARE DATA)

                                                                                      ADDITIONAL
                                                                          COMMON        PAID-IN      RETAINED
                                                                           STOCK        CAPITAL      EARNINGS      TOTAL
                                                                        -----------  -------------  -----------  ---------
PREDECESSOR:
Balance, December 31, 1995............................................   $      40     $       1     $   7,311   $   7,352

Net income............................................................      --            --             1,695       1,695

Dividend on common stock
  $220 per share......................................................      --            --              (880)       (880)
                                                                        -----------        -----    -----------  ---------
Balance, December 31, 1996............................................          40             1         8,126       8,167

Net Income............................................................      --            --             1,976       1,976

Dividend on common stock
  $862.50 per share...................................................      --            --            (3,450)     (3,450)
                                                                        -----------        -----    -----------  ---------
Balance, June 11, 1997................................................   $      40     $       1     $   6,652   $   6,693
                                                                        -----------        -----    -----------  ---------
                                                                        -----------        -----    -----------  ---------
--------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------


                                                                                      ADDITIONAL
                                                                          COMMON        PAID-IN      RETAINED
                                                                           STOCK        CAPITAL      EARNINGS      TOTAL
                                                                        -----------  -------------  -----------  ---------
SUCCESSOR:
Balance, June 12, 1997................................................   $   1,000        --         $  --       $   1,000

Net income............................................................      --            --             2,224       2,224
                                                                        -----------        -----    -----------  ---------
Balance, December 31, 1997............................................       1,000        --             2,224       3,224

Net income............................................................      --            --             9,691       9,691

Dividends on common stock $2.80 per share.............................      --            --            (2,795)     (2,795)
                                                                        -----------        -----    -----------  ---------

Balance, December 31, 1998............................................   $   1,000        --         $   9,120   $  10,120
                                                                        -----------        -----    -----------  ---------
                                                                        -----------        -----    -----------  ---------

   The accompanying notes are an integral part of the consolidated financial statements.

                       PPI HOLDINGS, INC. AND SUBSIDIARY
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                        YEAR ENDED      PERIOD FROM     PERIOD FROM      YEAR ENDED
                                       DECEMBER 31,     JANUARY 1,     JUNE 12, 1997    DECEMBER 31,
                                           1996           1997 TO           TO              1998
                                      ---------------  JUNE 11, 1997   DECEMBER 31,    ---------------
                                                       -------------       1997
                                       (PREDECESSOR)                  ---------------    (SUCCESSOR)
                                                       (PREDECESSOR)
                                                                        (SUCCESSOR)
Cash flows from operating activities
  Net income........................     $   1,695       $   1,976       $   2,224        $   9,691
  Items not requiring (providing)
    cash:
    Depreciation and amortization...           181              79             304              633
    Gain on sale of property and
      equipment.....................           (42)         --                  (1)          --
  Changes in:
    Accounts receivable.............        (1,672)          1,048          (2,108)          (1,383)
    Inventories.....................          (318)            (43)           (133)          (1,515)
    Prepaid expenses and other......            35              51            (359)              65
    Accounts payable and accrued
      expenses......................            94            (158)          1,020              338
                                           -------     -------------       -------          -------
      Net cash provided by (used in)
        operating activities........           (27)          2,953             947            7,829
                                           -------     -------------       -------          -------

Cash flows from investing activities
  Purchase of property and
    equipment.......................          (151)           (251)            (96)            (379)
  Proceeds from sale of property and
    equipment.......................           298          --                  17           --
  Payments for organizational
    costs...........................        --              --                (247)          --
  Purchase of subsidiary............        --              --              (8,954)          --
                                           -------     -------------       -------          -------
      Net cash provided by (used in)
        investing activities........           147            (251)         (9,280)            (379)
                                           -------     -------------       -------          -------

Cash flows from financing activities
  Net borrowings under revolving
    credit agreement................        --              --                 626             (626)
  Proceeds from issuance of
    long-term debt..................        --              --               7,500            3,000
  Principal payments on long-term
    debt............................        --              --                (600)          (5,350)
  Dividends paid....................          (880)         (3,450)         --               (2,795)
                                           -------     -------------       -------          -------
      Net cash provided by (used in)
        financing activities........          (880)         (3,450)          7,526           (5,771)
                                           -------     -------------       -------          -------

Increase (decrease) in cash.........          (760)           (748)           (807)           1,679

Cash, beginning of period...........         2,727           1,967           1,000              193
                                           -------     -------------       -------          -------

Cash, end of period.................     $   1,967       $   1,219       $     193        $   1,872
                                           -------     -------------       -------          -------
                                           -------     -------------       -------          -------

   The accompanying notes are an integral part of the consolidated financial statements.

                       PPI HOLDINGS, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF OPERATIONS

    PPI Holdings, Inc. was incorporated under Kansas law on February 14, 1997, and serves as the holding company for Precision Pattern, Inc. The Company began operation on June 12, 1997, with the purchase of Precision Pattern, Inc. (Note
2)

    The Company's revenues are predominately earned from sales of aircraft interior components to aircraft manufacturers in Kansas. The Company extends unsecured credit to customers, with credit extended to one customer exceeding 59% and 71% of accounts receivable at December 31, 1997 and 1998 respectively. Over 97% of year end receivables are concentrated among three customers at December 31, 1997 and 1998.

PRINCIPALS OF CONSOLIDATION

    As a result of the business combination (Note 2) on June 11, 1997, the Company has presented its financial position, results of operations, changes in stockholders' equity and cash flows on a predecessor/ successor basis.

    PPI Holdings, Inc. is a holding company, which has no material operations or assets separate from its investment in Precision Pattern, Inc. The consolidated financial statements as of December 31, 1997 and 1998 and for the period from June 12, 1997 to December 31, 1997 and for the year ended December 31, 1998 include the accounts of PPI Holdings, Inc. and its subsidiary. The consolidated financial statements of the predecessor include the accounts of Precision Pattern, Inc. for the year ended December 31, 1996 and for the period from January 1, 1997 to June 11, 1997. All significant intercompany accounts and transactions have been eliminated.

USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

INVENTORY PRICING

    Inventories are stated at lower of average cost or market.

PROPERTY AND EQUIPMENT

    Property and equipment are recorded at cost. The assets are depreciated over their estimated useful lives using straight-line and accelerated methods.

INTANGIBLE ASSETS

    The Company is amortizing deferred charges consisting of loan costs, lease costs and a noncompete agreement utilizing the straight-line method over five to ten years. Goodwill is being amortized over twenty years also using the straight-line method.

WARRANTY OBLIGATIONS

    The Company generally provides its customers with a one to two year warranty from the date of purchase. Estimated warranty costs are accrued at the time of sale.

                       PPI HOLDINGS, INC. AND SUBSIDIARY

NOTE 1 - NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
INCOME TAXES

    The Company elected to have its income taxed as an S corporation under provisions of the Internal Revenue Code; therefore, taxable income or loss is reported to the individual stockholders for inclusion in their tax returns, and no provision for Federal and state income tax is included in these statements.

BUY/SELL AGREEMENT

    On April 21, 1997, the Company and its shareholders entered into a buy/sell agreement which restricts any sale or other transfer of shares of the Company. The purpose of the agreement is to insure that all the shares of stock shall be offered for sale to the Company and the other shareholders before disposition of such shares to any other person or entity.

NOTE 2 - BUSINESS COMBINATION

    On June 11, 1997, PPI Holdings, Inc. acquired 100% of the outstanding stock of Precision Pattern, Inc. which consisted of 4,000 shares for $13,172,706 in cash. This transaction was accounted for using the purchase method by recording the assets and liabilities of the acquiree at their estimated market values at the acquisition date. PPI Holdings, Inc. is owned by several members of the Company's management. As part of the purchase transaction, Precision Pattern, Inc. borrowed funds from a bank to fund the acquisition.

NOTE 3 - INVENTORIES

    Inventories at December 31, 1997 and 1998, were as follows (amounts in thousands):

                                                                        1997          1998
                                                                    ------------  ------------
Raw material......................................................  $      2,268  $      3,205
Work in process...................................................         1,535         2,114
                                                                    ------------  ------------
                                                                           3,803         5,319
Less reserve for obsolesce........................................           600           600
                                                                    ------------  ------------
                                                                    $      3,203  $      4,719
                                                                    ------------  ------------
                                                                    ------------  ------------

NOTE 4 - PROPERTY AND EQUIPMENT

    Property and equipment at December 31, 1997 and 1998, were as follows (amounts in thousands):

                                                                               1997       1998
                                                                             ---------  ---------
Leasehold improvements.....................................................  $   1,065  $     563
Machinery and equipment....................................................      1,535        612
Furniture and fixtures.....................................................        827        343
Vehicles...................................................................        138         16
                                                                             ---------  ---------
                                                                                 3,565      1,534
Less accumulated depreciation..............................................      2,500        350
                                                                             ---------  ---------
                                                                             $   1,065  $   1,184
                                                                             ---------  ---------
                                                                             ---------  ---------

                       PPI HOLDINGS, INC. AND SUBSIDIARY

NOTE 5 - PROFIT SHARING PLAN

    The Company has a profit sharing plan covering substantially all employees. The Company's contribution to the Plan is 6% of the compensation of all participants under the Plan determined for the Company's taxable year for which it makes the contribution. The Company must have current or accumulated net profits exceeding 5% of the net sales in order to make the contributions. Participant's interest is vested over a period of three to seven years of service. The Company expensed contributions for the year ended December 31, 1996, the periods from January 1, 1997 to June 11, 1997, June 12, 1997 to December 31, 1997 and the year ended December 31, 1998, in the amount of $283,500, $141,352, $347,620 and $587,036 , respectively. Employees also have the option to make elective deferrals to the Plan up to the limits set by the Internal Revenue Service.

NOTE 6 - REVOLVING CREDIT AGREEMENT

    At December 31, 1997 and 1998, the Company had $0 and $625,821 outstanding borrowings under a $5,000,000 revolving credit agreement. The agreement is secured by goods, equipment, accounts, inventory, instruments, documents, chattel paper, general intangibles and other personal property of the Company. Interest is calculated at prime rate plus various amounts up to 3/4% and is payable monthly. Payments on principal are made daily, as cash is available, from a lock box maintained by the lender. Final maturity is June 12, 2002.

                       PPI HOLDINGS, INC. AND SUBSIDIARY

NOTE 7 - LONG-TERM DEBT

                                                                               1997       1998
                                                                             ---------  ---------
                                                                                (IN THOUSANDS)
Note payable, bank; due June 12, 2002, payable in increasing quarterly installments including interest at prime rate plus various amounts up to
  1% secured by goods, equipment, accounts, inventory, instruments, documents, chattel paper, general intangibles and other personal property
  of the Company and its subsidiary........................................  $   6,900  $   4,550

Note payable, bank; payable in quarterly installments of $100,000 with the balance due June 12, 2002. The note bears interest at prime plus 1% and is secured by goods, equipment, accounts, inventory, instruments, documents, chattel paper, general intangibles and other personal property
  of the Company and its subsidiary........................................     --          3,000

Note payable, other; due September 12, 2010, payable in quarterly installments of $150,000 beginning on September 12, 2005. Interest is accrued on the unpaid portion of the note at 15% and is payable in bi-annual installments. None of the Company's assets are pledged as collateral on this note and it is subordinate to the bank note. As part of the purchase and note agreement, dividends are restricted to amounts necessary to cover income taxes of the shareholders on income from the
  Company. This restriction ended when the note was retired in 1998........      3,000     --
                                                                             ---------  ---------
                                                                                 9,900      7,550
Less current maturities....................................................      1,050      1,500
                                                                             ---------  ---------
                                                                             $   8,850  $   6,050
                                                                             ---------  ---------
                                                                             ---------  ---------

Aggregate annual maturities of long-term debt at December 31, 1998 are (amounts in thousands):

1999................................................................  $   1,500
2000................................................................      1,550
2001................................................................      1,600
2002................................................................      2,900
                                                                      ---------
                                                                          7,550
Less current maturities.............................................      1,500
                                                                      ---------
Noncurrent portion..................................................  $   6,050
                                                                      ---------
                                                                      ---------

                       PPI HOLDINGS, INC. AND SUBSIDIARY

NOTE 8 - SIGNIFICANT ESTIMATES AND CONCENTRATION

    Generally accepted accounting principles require disclosure of certain significant estimates and current vulnerabilities due to certain concentrations. Those matters include the following:

ALLOWANCE FOR DOUBTFUL ACCOUNTS

    An allowance for doubtful accounts has been established based on management's estimate of the uncollectible portion. However, actual losses may be materially different than the estimated amount.

RESERVE FOR OBSOLETE INVENTORY

    The Company owns a significant amount of raw materials which were not used in production during the year. A reserve for obsolete inventory has been established for the estimated amount that is obsolete; however, actual losses may be materially different than the estimated amount.

ACCRUED WARRANTIES

    Each year, the Company does a significant amount of rework related to the satisfaction of warranties. An amount has been included in accrued expenses for estimated warranty expense related to current year sales; however, the actual expenses to be incurred may be materially different than the estimated amounts which have been accrued.

MAJOR CUSTOMERS

    The Company sold approximately 49% and 35% in 1996, 56% and 35% from January 1, 1997 to June 11, 1997, 56% and 35% from June 12, 1997 to December 31, 1997 and 66% and 30% in 1998 of its primary product to two customers. There are a limited number of buyers of the Company's products.

NOTE 9 - RELATED PARTY TRANSACTIONS

    The Company rents its business facility from a property rental company which is owned, in part, by one of the shareholders of the Company. For the year ended December 31, 1996, the periods from January 1, 1997 to June 11, 1997, June 12, 1997 to December 31, 1997 and the year ended December 31, 1998, the Company made payments totaling $250,000, $139,088, $174,950, and $355,500, respectively, for rent to the related rental company.

NOTE 10 - ADDITIONAL CASH FLOW INFORMATION

                                                                         1997         1998
                                                                      ----------  ------------
                                                                           (IN THOUSANDS)
ADDITIONAL CASH PAYMENT INFORMATION
  Interest paid.....................................................  $      669  $        987
ADDITIONAL INVESTING AND FINANCING ACTIVITIES
  Long-term debt incurred for purchase of subsidiary................  $    3,000  $    --

NOTE 11 - YEAR 2000 ISSUE

    Like all entities, the Company is exposed to risks associated with the Year 2000 Issue, which affects computer software and hardware; transactions with customers, vendors and other entities; and equipment dependent on microchips. The Company has begun but not yet completed the process of identifying and remediating potential Year 2000 problems. It is not possible for any entity to guarantee the results of its own remediation efforts or to accurately predict the impact of the Year 2000 Issue on third parties with

                       PPI HOLDINGS, INC. AND SUBSIDIARY

NOTE 11 - YEAR 2000 ISSUE (CONTINUED)
which the Company does business. If remediation efforts of the Company or third parties with which it does business are not successful, the Year 2000 problem could have negative effects on the Company's financial condition and results of operations in the near term.

NOTE 12 - SUBSEQUENT EVENT

    In March 1999, the shareholders of the Company signed a definitive agreement to sell all of the outstanding stock of the Company. The shareholders expect to complete the sale during the second quarter of 1999.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

    YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR TO WHICH WE HAVE REFERRED YOU. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. WE ARE NOT MAKING AN OFFER OF THESE SECURITIES IN ANY STATE WHERE THE OFFER IS NOT PERMITTED. YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THOSE DOCUMENTS.

                     DEALER PROSPECTUS DELIVERY OBLIGATION

    UNTIL             , ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE
SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                            ------------------------

                               TABLE OF CONTENTS


                                                                            PAGE
                                                                            ----
Summary...................................................................     2
Summary Pro Forma Consolidated Financial Data.............................     5
Summary Historical Consolidated Financial Data............................     7
Risk Factors..............................................................     9
Recent Developments.......................................................    15
Use of Proceeds...........................................................    17
Capitalization............................................................    18
Dividend Policy...........................................................    19
Unaudited Pro Forma Consolidated Financial Data...........................    20
Selected Consolidated Financial Data......................................    28
Management's Discussion and Analysis of Financial Condition and Results of
  Operations..............................................................    30
Business..................................................................    39
Management................................................................    55
Security Ownership of Significant Beneficial Owners and Management........    61
Related Party Transactions................................................    63
Description of Warrants...................................................    65
Description of Capital Stock of Holdings..................................    68
Federal Income Tax Consequences...........................................    71
Plan of Distribution......................................................    74
Legal Matters.............................................................    75
Experts...................................................................    75
Index to Financial Statements.............................................   F-1


                              DeCrane Holdings Co.

                         COMMON STOCK, $0.01 PAR VALUE
                       WARRANTS TO PURCHASE COMMON STOCK

                             ---------------------

                                   PROSPECTUS

                             ---------------------

                                         , 1999

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    The following is an itemization of all estimated expenses we have incurred or expect to incur in connection with the exchange offer for and registration of the warrants.

ITEM                                                                             AMOUNT
---------------------------------------------------------------  ---------------------------------------
SEC Registration Fee...........................................  $                                 1,023
Printing and Engraving Costs...................................
Transfer Agent Fees............................................
Legal Fees and Expenses........................................
Accounting Fees and Expenses...................................
Miscellaneous..................................................
  Total........................................................

    All amounts are estimated except for the SEC registration fee.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    The Certificate of Incorporation of DeCrane Holdings contains a provision eliminating or limiting director liability to the company and its stockholders for monetary damages arising from acts or omissions in the director's capacity as a director. Those provisions may not, however, eliminate or limit the personal liability of a director: (1) for any breach of such director's duty of loyalty to the company or its stockholders; (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3) under the Delaware statutory provision making directors personally liable, under a negligence standard, for unlawful dividends or unlawful stock purchases or redemptions; or (4) for any transaction from which the director derived an improper personal benefit. As a result of this provision, the ability of DeCrane Holdings, or a stockholder thereof, to successfully prosecute an action against a director for breach of his duty of care is limited. However, the provision does not affect the availability of equitable remedies such as an injunction or recision based upon a director's breach of his duty of care. The SEC has taken the position that the provision will have no effect on claims arising under the Federal securities laws.

    In addition, the Certificate of Incorporation and Bylaws for DeCrane Holdings provide for mandatory indemnification rights, subject to limited exceptions, to any director or executive officer of the company who (by reason of the fact that he or she is a director or officer) is involved in a legal proceeding of any nature. Such indemnification rights include reimbursement for expenses incurred by such director or officer in advance of the final disposition of such proceeding in accordance with the applicable corporate law.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

(1) As a part of the financing for DLJ acquisition of DeCrane Aircraft, DeCrane Holdings sold all of the shares of its common stock to DLJ Merchant Banking and several of its affiliates for $65.0 million in August 1998 on a private placement in reliance on Section 4(2) of the Securities Act.

(2) As a part of the financing for the DLJ acquisition of DeCrane Aircraft, DeCrane Holdings sold all of the shares of its Senior Redeemable Exchangeable Preferred Stock due 2009 to DLJ Merchant Banking and several of its affiliates for $34.0 million in August 1998 on a private placement in reliance on Section 4(2) of the Securities Act.

(3) DeCrane Holdings issued warrants for 155,000 shares of its common stock to the initial purchaser, Donaldson Lufkin & Jenrette Securities Corporation, and issued warrants for another 155,000 shares of its common stock to DLJ Merchant Banking and several of its affiliates, in October 1998 as an inducement for the purchase of the $100.0 million of old notes by DeCrane Aircraft. The transactions did not generate any proceeds for DeCrane Holdings, in a private placement in reliance on Section 4(2) of the Securities Act. The old notes and warrants were paired in units, and were immediately resold by the initial purchaser in transactions not involving a public offering.

(4) DeCrane Holdings sold 20,098 newly-issued shares of common stock for $462,222 and 2,418 shares of newly-issued Senior Redeemable Exchangeable Preferred Stock due 2009 for $241,778 to Dr. Robert Hermann, Dr. Paul Kaminski and four other members of Global Technology Partners, LLC in December, 1998, in reliance on Section 4(2) of the Securities Act. DeCrane Aircraft loaned half of the aggregate $704,000 purchase price to the six purchasers.


(5) DeCrane Holdings issued and sold 543,478 shares of its common stock to DLJ Merchant Banking Partners II, L.P. and its affiliates on April 23, 1999 for a purchase price of $23 per share. The issuance of such securities was exempt from registration under Section 4(2) of the Securities Act.


ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

    (A) EXHIBITS

  EXHIBIT
  NUMBER                                                  DESCRIPTION
-----------  ------------------------------------------------------------------------------------------------------
     3.1.1   Bylaws of DeCrane Holdings Co. (formerly Delight Holdings Co.)*
     3.1.2   Certificate of Incorporation of DeCrane Holdings Co. (formerly Delight Holdings Co.)*
     3.2.1   Certificate of Incorporation of DeCrane Aircraft Holdings, Inc. (successor by merger to Delight
             Acquisition Co. and DAHX, Inc.)*
     3.2.2   Bylaws of DeCrane Aircraft Holdings, Inc. (successor by merger to Delight Acquisition Co. and DAHX,
             Inc.)*
     3.3.1   Certificate of Incorporation of Aerospace Display Systems, Inc. (formerly ADS Acquisition Inc.)*
     3.3.2   Bylaws of Aerospace Display Systems, Inc.*
     3.4.1   Articles of Incorporation of Audio International, Inc.*
     3.4.2   Amended & Restated Bylaws of Audio International, Inc.*
     3.5.1   Articles of Incorporation of Avtech Corporation*
     3.5.2   Bylaws of Avtech Corporation*
     3.6.1   Articles of Incorporation of Cory Components*
     3.6.2   Bylaws of Cory Components, Inc.*
     3.7.1   Certificate of Incorporation of Dettmers Industries, Inc. (formerly DAHX Acquisition, Inc.)*
     3.7.2   Bylaws of Dettmers Industries, Inc.*
     3.8.1   Restated Articles of Incorporation of Elsinore Aerospace Services, Inc.*
     3.8.2   Bylaws of Elsinore Aerospace Services, Inc.*
     3.9.1   Certificate of Incorporation of Elsinore Engineering Inc. (formerly EE Acquisition, Inc.)*
     3.9.2   Bylaws of Elsinore Engineering Inc. (formerly EE Acquisition, Inc.)*
     3.10.1  Articles of Incorporation of Hollingsead International, Inc.*

  EXHIBIT
  NUMBER                                                  DESCRIPTION
-----------  ------------------------------------------------------------------------------------------------------
     3.10.2  Bylaws of Hollingsead International, Inc.*
     3.11.1  Articles of Incorporation of Tri-Star Electronics International, Inc.*
     3.11.2  Bylaws of Tri-Star Electronics International, Inc.*
     3.12.1  Articles of Incorporation of PATS, Inc.*
     3.12.2  Bylaws of PATS, Inc.*
     3.12.3  Amendment to Articles of PATS, Inc.*
     3.12.4  Amendment to Bylaws of PATS, Inc.*
     3.13.1  Articles of Incorporation of Flight Refueling, Inc.*
     3.13.2  Bylaws of Flight Refueling, Inc.*
     3.14.1  Articles of Incorporation of Patrick Aircraft Tank Systems, Inc.*
     3.14.2  Bylaws of Patrick Aircraft Tank Systems, Inc.*
     3.15.1  Articles of Incorporation of PATS Aircraft and Engineering Corporation*
     3.15.2  Bylaws of PATS Aircraft and Engineering Corporation*
     3.16.1  Articles of Incorporation of PATS Support, Inc.*
     3.16.2  Bylaws of PATS Support, Inc.*
     3.17.1  Articles of Incorporation of PPI Holdings, Inc.
     3.17.2  Bylaws of PPI Holdings, Inc.
     3.18.1  Articles of Incorporation of Precision Pattern, Inc.
     3.18.2  Bylaws of Precision Pattern, Inc.
     4.1     Indenture dated October 5, 1998 between DeCrane Aircraft and State Street Bank and Trust Co. as
             Trustee*
     4.1.1   Supplemental Indenture dated January 22, 1999 among PATS, Inc. and its subsidiaries, the other guarantors under the Indenture, and State Street Bank and Trust Co.*
     4.1.2   Draft Supplemental Indenture to be dated April 23, 1999 among PPI Holdings, Inc., Precision Pattern,
             Inc., the other guarantors under the Indenture, and State Street Bank and Trust Co.*
     4.3     DeCrane Holdings Co., Warrants to Purchase 155,000 Shares of Common Stock*
     4.4     Warrant Registration Rights Agreement--DeCrane Holdings Co.*
     4.5     Certificate of Designations, Preferences and Rights of 14% Senior Redeemable Exchangeable Preferred
             Stock Due 2008*
     5.1     Opinion of Spolin & Silverman LLP
     5.2     Opinion of special New York counsel+
    10.2     Amended & Restated Investors' Agreement dated as of October 2, 1998*
    10.5     Tax Sharing Agreement dated March 15, 1993 between the Company and several subsidiaries and
             Hollingsead International, Inc.*
    10.6     Employment Agreement dated July 17, 1998 between the Company and R. Jack DeCrane*
    10.7     401(k) Salary Reduction Non-Standardized Adoption Agreement dated April 30, 1992 between the Company and The Lincoln National Life Insurance Company*
    10.8     Form of Subscription Agreement for DeCrane Holdings Co. common and preferred stock by certain members of Global Technology Partners LLC*

  EXHIBIT
  NUMBER                                                  DESCRIPTION
-----------  ------------------------------------------------------------------------------------------------------
    10.10    Credit Agreement dated August 28, 1998 by and among DeCrane Aircraft Holdings, Inc. (successor by merger to DeCrane Finance Co.) and DLJ Capital Funding, Inc.*
    10.10.1  First Amendment to Credit Agreement dated January 22, 1999*
    10.10.2  Draft Amended and Restated Credit Agreement to be dated April 23, 1999*
    10.11    Lease between Botzler-Emery Associates Guilford Ten Limited Partnership and PATS, Inc.*
    10.12    Lease among Continental Development Corporation, Tri-Star Electronics International, Inc., and Cory
             Components, Inc. for real property in El Segundo, CA*
    10.13    Lease among Kilroy Realty, L.P., Kilroy Realty Corporation and Hollingsead International for real property in Garden Grove, California*
    10.14    Lease between Sussex County, MD and PATS, Inc.*
    10.15    General Terms Agreement dated July 5, 1995 between the Boeing Company and Cory Components, Number
             6-5752-0002*
    10.15.1  Special Business Provisions dated November 30, 1995 between the Boeing Company and Cory Components,
             Number 6-5752-0004*
    10.15.2  Purchase Agreement 9423JC4548 between Boeing Defense & Space- Irving Co. and Cory Components, January
             1, 1995 through December 31, 1999*
    10.16    Purchase Agreement dated as of October 1, 1998 between Matsushita Electronic Industrial Co., Ltd. and
             Cory Components Inc.*
    10.17    1998 General Terms Agreement between the Boeing Company and Tri-Star Electronics International, Inc.
             dated July 1, 1998, number BCA-6-5632-0032*
    10.17.1  Special business provisions between the Boeing Company and Tri-Star Electronics International, Inc.
             dated July 1, 1998, number STD-6-5632-0097*
    10.18    General Terms Agreement between Boeing Company and PATS, Inc. dated February 17, 1998*
    10.18.1  Special business provisions between the Boeing Company and PATS, Inc. dated February 17, 1998*
    10.18.2  Letter Agreement dated January 15, 1999 between The Boeing Company and DeCrane Aircraft Holdings,
             Inc.*
    10.19    Management Incentive Plans adopted April 1999
    12.2     DeCrane Holdings Co. Earnings to Fixed Charges Ratio*
    21.1     List of Subsidiaries of Registrant*
    23.1     Consent of PricewaterhouseCoopers LLP
    23.2     Consent of Baird, Kurtz & Dobson
    23.3     Consent of Spolin & Silverman LLP (included in Exhibit 5.1)
    23.4     Consent of special New York counsel (included in Exhibit 5.2)
    24       Power of Attorney
    27       Financial Data Schedule*


------------------------

*   Previously filed.


+   To be filed by amendment.


    (B) FINANCIAL STATEMENT SCHEDULE:

Schedule II--Valuation and Qualifying Accounts

    All other schedules are omitted because they are not applicable or the required information is shown in the financial statements or notes thereto.

ITEM 17. UNDERTAKINGS

    The undersigned registrant hereby undertakes:

    - To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

       - To include any prospectus required by section 10(a)(3) of the Securities Act;

       - To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

       Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

       - To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    - For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

    - That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.


    - To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.



    - To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.



    - In any registration hereunder of offered securities for sale in an underwritten offering, to provide to the underwriter at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

    - Insofar as indemnification for liabilities arising under the Securities Act, may be permitted to directors, officers and controlling persons of each registrant pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. If a claim for indemnification against such liabilities is asserted by such director, officer or controlling person in connection with the securities being registered (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of a registrant in the successful defense of any action, suit or proceeding), that registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


    This registration statement, pursuant to the requirements of the Securities Act of 1933, as amended, has been signed on its behalf by the undersigned, thereunto duly authorized, in the State of New York, on this 6th day of May, 1999.


                                DECRANE HOLDINGS CO.

                                By:             /s/ TIMOTHY J. WHITE
                                     -----------------------------------------
                                                  Timothy J. White
                                                 VICE PRESIDENT AND
                                                     SECRETARY

                               POWER OF ATTORNEY

    Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities and on the dates indicated.


          SIGNATURE                      CAPACITY                  DATE
------------------------------  --------------------------  -------------------

                                Chairman of the Board of
              *                   Directors, President and
------------------------------    Treasurer (principal          May 6, 1999
        Thompson Dean             accounting officer)

     /s/ R. JACK DECRANE
------------------------------  Director                        May 6, 1999
       R. Jack DeCrane

              *
------------------------------  Director                        May 6, 1999
      John F. Fort, III

              *
------------------------------  Director                        May 6, 1999
    Dr. Robert J. Hermann

              *
------------------------------  Director                        May 6, 1999
      Dr. Paul Kaminski

              *
------------------------------  Director                        May 6, 1999
        Susan Schnabel

              *
------------------------------  Vice President, Secretary       May 6, 1999
       Timothy J. White           & Director



                  /s/ R. JACK DECRANE
         --------------------------------------
                    R. Jack DeCrane                                                  May 6, 1999
  *By:              ATTORNEY-IN-FACT

                                                                     SCHEDULE II

                       VALUATION AND QUALIFYING ACCOUNTS
                                 (IN THOUSANDS)

                                              BALANCE AT   CHARGED TO                                BALANCE AT
                                             BEGINNING OF   COST AND      CHARGED TO                   END OF
CLASSIFICATION                                  PERIOD      EXPENSES    OTHER ACCOUNTS  DEDUCTIONS     PERIOD
-------------------------------------------  ------------  -----------  --------------  -----------  -----------
DECRANE AIRCRAFT HOLDINGS, INC.
  (PREDECESSOR)
YEAR ENDED DECEMBER 31, 1996
Allowance for doubtful accounts............   $      259   $        68   $         71(A)  $      19  $       379
Reserve for excess, slow moving and
  potentially obsolete material............   $    1,154   $     1,055        --         $     116   $     2,093

YEAR ENDED DECEMBER 31, 1997
Allowance for doubtful accounts............   $      379   $       111   $        174(B)  $     177  $       487
Reserve for excess, slow moving and
  potentially obsolete material............   $    2,093   $     1,374   $         59(B)  $     162  $     3,364

EIGHT MONTHS ENDED AUGUST 31, 1998
Allowance for doubtful accounts............   $      487   $       384   $         32(B)  $     376  $       527
Reserve for excess, slow moving and
  potentially obsolete material............   $    3,364   $       760   $      2,056(B)  $     311  $     5,869

DECRANE HOLDINGS CO.
FOUR MONTHS ENDED DECEMBER 31, 1998
Allowance for doubtful accounts............   $      527(B) $       243       --         $     189   $       581
Reserve for excess, slow moving and
  potentially obsolete material............   $    5,869(B) $       285       --         $     452   $     5,702

--------------------------

(A)        Comprised of the following:
           Effect of foreign currency translation                 $      (4)
           Recovery of amounts previously written off                    20
           Attributable to companies acquired                            55
                                                                  ---------
                                                                  $      71
                                                                  ---------
                                                                  ---------

(B)        Attributable to companies acquired. Reflects
             historical amounts used to determine the fair values of net assets acquired.

                                      S-1